As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-259180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Healthcare Triangle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-3559776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

(925) 270-4812

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Suresh Venkatachari

Chief Executive Officer

Healthcare Triangle, Inc.

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

(925) 270-4812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq.	Joseph M. Lucosky, Esq.
Jeffrey P. Wofford, Esq.	Seth A. Brookman, Esq.
Carmel, Milazzo & Feil LLP	Lucosky Brookman LLP
55 West 39th Street, 18th Floor	101 Wood Avenue South
New York, New York 10018	Woodbridge, New Jersey 08830
Telephone: (212) 658-0458	Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.00001 par value per share (3)(4)	$46,000,000	$5,018.60
Warrants to purchase Common Stock to be issued to the Underwriter (4)(5)
Common Stock issuable upon exercise of Warrants (3)(4)	$4,048,000	$441.64
Total	$50,048,000	$5,460.24	(6)

(1)	Includes additional shares (15% of the shares being sold in this offering) that the underwriters have the option to purchase pursuant to their over-allotment option that may be exercised over a 45 day period.
(2)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time be issued or become issuable because of stock splits, stock dividends and similar transactions.
(4)	We have agreed to issue to the representative of the several underwriters, who we refer to as the representative, warrants to purchase the number of shares of common stock in the aggregate equal to eight percent (8%) of the shares of common stock to be issued and sold in this offering (excluding shares of common stock sold to cover over-allotments, if any). The warrants are exercisable for a price per share equal to 110% of the public offering price.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 10, 2021

PRELIMINARY PROSPECTUS

HEALTHCARE TRIANGLE, INC.

8,000,000 Shares of Common Stock

This is an initial public offering of 8,000,000 shares of Healthcare Triangle, Inc., or the Company, common stock, $0.00001 par value. Upon completion of this offering, our parent company, SecureKloud Technologies, Inc., will own approximately 67.6% of our outstanding common stock (approximately 65.5% if the underwriters exercise their over-allotment option in full). For additional information regarding the shareholdings of our parent, see “Principal Stockholders.” Upon completion of this offering, we will be a “controlled company” as such term is defined under the listing rules of The Nasdaq Stock Market LLC.

Prior to this offering, there has been no public market for our common stock. The public offering price of the shares in this offering is assumed to be $5.00, the midpoint of an estimated price range of $4.50 to $5.50. We have been approved for listing on the Nasdaq Capital Market under the symbol “HCTI,” however, no assurance can be given that a trading market will develop for our common stock.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 19 of this prospectus as well as any other risk factors and other information contained in any other document that may be incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements. Please read “Prospectus Summary — Implications of Being an Emerging Growth Company.”

		Total		Per Share
Initial public offering price	$		$
Underwriting discounts and commissions (1)(2)	$		$
Proceeds, before expenses, to us	$		$

(1) Represents underwriting discount and commissions equal to eight percent (8%) per share (or $       per share), which is the underwriting discount we have agreed to pay on all investors in this offering introduced by the underwriters in this offering.

(2) Does not include an accountable expense allowance of up to $110,000 from the gross proceeds of this offering payable to EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters. See “Underwriting” beginning on page 96 of this prospectus for a description of all compensation payable to the underwriters.

We have granted the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 1,200,000 shares of common stock on the same terms as the other shares of common stock being purchased by the underwriters from us.

The underwriters expect to deliver the shares of common stock to purchasers on or about    , 2021.

Prospectus dated ___, 2021

EF HUTTON
division of Benchmark Investments, LLC

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Table of Contents

ABOUT THIS PROSPECTUS	4
MARKET DATA	4
PROSPECTUS SUMMARY	5
RISK FACTORS	19
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	40
USE OF PROCEEDS	41
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	41
CAPITALIZATION	42
DILUTION	43
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	44
BUSINESS	68
MANAGEMENT	82
EXECUTIVE COMPENSATION	89
PRINCIPAL STOCKHOLDERS	89
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	90
DESCRIPTION OF SECURITIES	90
UNDERWRITING	96
EXPERTS	100
LEGAL MATTERS	100
WHERE YOU CAN FIND MORE INFORMATION	100
INDEX TO FINANCIAL STATEMENTS	F-2

Until , 2021 (25 days after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise:

•	all references to the “Company,” “HTI,” the “registrant” (whether capitalized or not), “we,” “our,” or “us” in this prospectus mean Healthcare Triangle, Inc.;

•	assumes an initial public offering price of our common stock of $5.00 per share, the midpoint of the estimated range of $4.50 to $5.50;

•	“AI” means artificial intelligence;

•	DevOps is a set of practices that combines software development (Dev) and IT operations (Ops);

•	“EHR” means electronic health records;

•	“HCLS” means Healthcare and Life Sciences;

•	“ML” means machine learning;

•	“year” or “fiscal year” means the year ending December 31st; and

•	all dollar or $ references, when used in this prospectus, refer to United States dollars.

Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus, or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We use our trademarks and trade names, such as Healthcare Triangle, Inc. in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies, and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information are not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This prospectus summary highlights information contained in greater detail elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus, and the information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Company Overview

We are a Healthcare information technology company focused on advancing innovative industry-transforming solutions in the sectors of cloud services, data science, and professional and managed services for the Healthcare and Life Sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services , and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

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 We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HTI an attractive service provider for healthcare and Life Sciences companies:

•   Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and Life Sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

•   Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

•   Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

•   Engagement and Flexibility: HTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

•   Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

•   Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

•   Partnership with Industry Leaders: our established relationships with healthcare and Life Sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and Epic Systems while engaging with our customers for overall success.

.Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our Life Sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

The majority of our revenue is generated by our full-time employees who provide software services and Managed Services and Support to our clients. Our software services include strategic advisory, implementation and development services and Managed Services and Support include post implementation support and cloud hosting. Our CloudEz, DataEz and Readabl.AI platforms are offered on a solution delivery model. CloudEz and DataEz became commercially available since the first quarter of 2019 and Readabl.AI from the last quarter of 2020. In fiscal years ended December 31, 2020 and 2019 we generated revenues from CloudEz, DataEz and Readabl.AI on a platform solution delivery model of $3,247,114 and $2,140,212, respectively, which accounted for 10.4% and 7.4% of our total revenues, respectively. We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings are expected to become commercially available in the third quarter of 2021.

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Background

We are a wholly-owned subsidiary of SecureKloud Technologies, Inc., f/k/a 8K Miles Software Services, Inc. (the “Parent”). Our Parent is 65.2% owned by SecureKloud Technologies Ltd., an Indian company that is publicly traded in India. Mr. Suresh Venkatachari, our Chairman and Chief Executive Officer, is a 37% shareholder, a director, and the Chief Executive Officer of SecureKloud Technologies, Ltd. Mr. Suresh Venkatachari, also serves as the Chief Executive Officer of SecureKloud Technologies, Inc.

We were originally formed as a Nevada corporation on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the HCLS industry. In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent transferred to us its Life Sciences business in exchange for 25,500,000 shares of our common stock, and on May 8, 2020, we acquired Cornerstone Advisors Group from our Parent in exchange for the assumption of certain liabilities of the Parent and the issuance of a $7,000,000 promissory note.

We are led by a diverse, global, and talented team of data scientists, thought leaders, software developers, and subject matter experts who seek to understand our customers’ challenges and are dedicated to tackling these challenges. As of January 31, 2021, we had a total of 69 full-time employees, 135 independent contractors, including 67 certified cloud experts, 16 Epic Certified EHR experts, and 14 Medical Information Technology, Inc. (“MEDITECH”) Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access.

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The Company, along with the Parent, is a born-on-the-cloud Premier Partner of AWS and an audited next generation MSP. We are a leading partner of Google Cloud and a Gold Cloud Partner of Microsoft Azure Cloud. HTI, along with the Parent, is currently one of the top tier Healthcare and Life Sciences competency partners of AWS among more than 70,000 partners in their overall ecosystem. The Company is also recognized as one of the top eight partners of Google Cloud Healthcare Interoperability Readiness Program. The Company has also established partnerships with Medical Information Technology, Inc. MEDITECH, Epic Systems, Splunk Inc., Snowflake Inc., Looker Inc. (acquired by Google), and other technology companies. Our Parent was rated in 2021 by Solutions Review, an independent online magazine, as one of the 22 best AWS-managed services providers (1). The Company has several Fortune 500 clients in the Life Sciences industries and works with many hospitals. In fiscal years 2020 and 2019 we generated revenues of $22,403,552 and $13,302,713, respectively, from Fortune 500 clients, which accounted for 71% and 46% of our total revenues, respectively. We conduct our business directly with hospitals and other healthcare providers. Our Healthcare IT services include systems selection, EHR implementation, post-implementation support to manage EHRs, legacy support, optimization, training, and creation of efficient EHR systems, and improvement of clinical outcomes for hospitals.

Market

Our target markets are healthcare delivery organizations (e.g., hospitals, clinics, physician practices, and other healthcare providers) and Life Sciences organizations (e.g., pharmaceutical and biotech companies). These target markets are large and rapidly expanding, and the opportunity before us is substantial as data increasingly becomes more critical to successful clinical quality improvement and outcomes, financial performance, drug discoveries, and the ever-important need to ensure a positive patient and consumer experience.

The US healthcare cloud transformation services market will grow to $30B by 2027 with 17.4% CAGR as per Absolution Market Insights (2). Bloomberg business report estimates that the global market for healthcare data science and analytics will be $40B by 2025 with a CAGR of 23.5%(3). The US healthcare IT services market is estimated to be $149B by 2025 with a CAGR 11.7% as per Allied Market Research (4). The medical document management market is estimated to be $555M by 2025 and it was $292M in 2020 as per Market Data Forecast (5).

Based on the above market data on cloud transformation, healthcare data science and analytics, healthcare IT services and medical document management, we believe CloudEz, DataEz and Readabl.AI platforms have significant market opportunity. As COVID-19 and technological advancements accelerate a rapid shift toward digital health, healthcare technology companies like HTI will help to transform the Healthcare and Life Sciences industry and pave the way for sizeable market opportunities.

We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

Challenges enterprises face with their business transformation

We believe that many Chief Information Officers (“CIO”) are being swept over by a stream of digital opportunities. They cannot respond in a timely manner, which threatens the success of the business and the credibility of their IT organization. There is a perception that IT is a bottleneck, and this perception has led to the proliferation of “Shadow IT” in organizations. In response to these challenges, we believe that many CIOs have a second mode of IT operations that is more agile. Driving this transformation results in the growing adoption of cloud technology to increase value across all lines of business.

We believe our CloudEz proprietary software platform addresses these business transformation challenges with a fully managed, secure, and compliant cloud platform that provides regulated organizations with a framework that guides them through the complex process of transitioning to the cloud irrespective of a public, private, or hybrid model. CloudEz considers all the resources, processes, and tools needed to effectively deploy, manage and optimize our customers’ choice of cloud infrastructure and helps them to move from a capex to an opex model, thereby saving costs.

Challenges associated with increasing complexity of healthcare data

Across the healthcare landscape, a significant amount of data is being created every day, driven by patient care, payment systems, regulatory compliance, and recordkeeping. This includes information within patient health records, clinical trials, pharmacy benefit programs, imaging systems, sensors, and monitoring platforms, laboratory results, patient-reported information, hospital, and physician performance programs, and billing and payment processing.

The U.S. Healthcare system has invested billions of dollars to collect vast amounts of detailed information in digital format. Examples of major areas of investment include electronic transactional systems that digitize clinical information (e.g., EHR systems, pharmacy, laboratory, imaging, patient satisfaction, and healthcare information exchanges), financial information (e.g., general ledger, costing, and billing), and operational information (e.g., supply chain, human resources, time and attendance, IT support, and patient engagement). Wearables and sensors drive personalized health data for continuous monitoring of patients through daily activity logs, biometric sensors, fall sensors, social activity sensors, etc. These wearables and sensors result in a proliferation of healthcare data that also includes socioeconomic, genomic, and remote patient monitoring information. Collecting, storing, and using healthcare data is complicated by the breadth and depth of disparate sources, the multitude of formats, and increasing regulatory requirements.

(1) See https://solutionsreview.com/cloud-platforms/best-aws-managed-service-providers/.

(2) https://www.absolutemarketsinsights.com/reports/healthcare-Cloud-Computing-Market--2019-2027-234

(3)https://www.bloomberg.com/press-releases/2020-04-16/healthcare-analytics-market-size-to-reach-usd-40-781- billion-by-2025-cagr-of-23-55-valuates-reports

(4) https://www.alliedmarketresearch.com/press-release/us-healthcare-it-market.html

(5) https://www.marketdataforecast.com/market-reports/medical-documents-management-market

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The data is also fast becoming vital for Life Sciences and pharmaceutical industries; however, traditional and current data platforms are not equipped to meet this surge or the analytic demands. Today, the data platform is expected to stay relevant for at least 15 years, be able to democratize the data, and still be secure and compliant. Data and analytics in healthcare is transforming the way illnesses are identified and treated, improving quality of life and avoiding preventable deaths.

We believe our DataEz platform addresses these challenges. DataEz is a cloud-based data pipeline platform that helps to enable personal healthcare data management, analytics, and data science capabilities for large Life Sciences, pharmaceutical, and healthcare organizations. It integrates with a larger variety of data sources to ingest, process, store, analyze, and gain insights from the data. By leveraging the real-world evidence data and the ability to diagnose through advanced predictive modeling, AI/ML makes the process simpler and less expensive. Life Sciences industries will require a secure, privacy-compliant, and future-proof data platform as a foundation for large-scale genomics collaborations and for efforts to re-analyze archived data, including privacy-protected data. This means most organizations will turn into data organizations and will aggressively leverage data as a core asset to drive innovation in their businesses.

Challenges due to lack of coordination and interoperability

The healthcare industry is fragmented and inefficient, with different legacy health insurers, hospital systems, provider groups, and pharmacy networks each possessing distinct incentive structures—some or all of which may diverge from consumers’ interests. Even as consumer demand for greater coordination grows, inflexible and disparate legacy technological systems present a significant barrier to meeting consumers’ wants and needs.

After decades of investing in EHR technology, the state of interoperability is insufficient and inhibits care coordination, health data exchange, clinical efficiency, and the quality of care provided to patients. Given that the EHR is the principal electronic interface used today at the point of care, the path to improved data-driven decision support will require integration between EHR systems and other data and analytics providers. Incidentally, the U.S. Healthcare system is in the midst of an “open data wave,” with an increasing focus on, and demand for, patient data interoperability. Additionally, recent laws and regulations, such as the 21st Century Cures Act, promote and prioritize interoperability and the free exchange of health information. The COVID-19 pandemic in 2020 has helped to pave the way for advancements in EHR interoperability and standardization. The federal government’s new regulations aim to help patients gain better control of their health data via smartphone apps, interoperability is expected to increase between providers, payers, and healthcare technology companies.

We believe our Healthcare Interoperability solutions and proprietary platforms drive resilient interoperable health infrastructure as a catalyst for delivering better care and reducing costs. We participate in Google Cloud’s Healthcare Interoperability Readiness Program, which aims to help free up patient data and make it more accessible across the continuum of care, as well as set up organizations for long-term success with more modern, interoperable API-first architectures. We help healthcare providers understand their current interoperability maturity levels and map out a stepwise journey to enable interoperability. For example, our Readabl.AI is a Google Cloud-based AI/ML platform to ingest documents, which provides OCR (optical character recognition) capabilities with Natural Language Processing where the patient information is extracted and matched/validated with healthcare providers’ EHR system via FHIR (Fast Healthcare Interoperability Resources) API.

Impact of, and response to, COVID-19 pandemic

Because of COVID-19, healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

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We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Our Technology and Services

We offer two proprietary software platforms, CloudEz and DataEz, for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. The platforms are composed of individual, proprietary technology toolsets and deep data assets that can be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. The platforms enable healthcare organizations to implement highly sophisticated value-based initiatives on a very large scale. At the core of value-based initiatives is the need to aggregate and analyze data, garner meaningful insight from the results, and use these insights to drive material change to outcomes and economics. The platforms address these needs through their major competencies: (i) large-scale data connectivity, integration, and validation capabilities, (ii) advanced predictive analytics and high-speed computing, (iii) toolsets to translate resulting insights into real-world impact, and (iv) purpose-built data visualization and reporting.

CloudEz Technology Platform

CloudEz is an enterprise multi-cloud transformation and management platform that enables customers to manage their cloud infrastructure across private, hybrid, and public cloud infrastructures from providers such as AWS, Microsoft Azure, and Google Cloud. CloudEz offers cloud services to highly regulated industries, including healthcare, Life Sciences, and pharma and biotech organizations, in their cloud transformation journey. It leverages a library of infrastructure and application code developed ‘in-house’ to deliver infrastructure services that are secure and compliant. CloudEz also delivers an automated infrastructure compliance framework that facilitates our customers in being continuously compliant with regulatory requirements.

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Implementing a secured cloud that requires continuous adherence of GxP / HIPAA compliance across a number of business units that individually span over a number of different vendors is the biggest challenge across all regulatory specific industries, such as pharma and healthcare. An automation framework that offers secure, continuous GxP / HIPAA compliance for pharmaceutical and healthcare businesses is required for faster deployment of business applications.

CloudEz platform has several security controls including identity & access management, cloud security & governance, data security, security information & event management, network and application security.

DataEz technology platform

Managing a data and data analytics platform is cumbersome with numerous moving components and current best practices that are prone to over-complication. The implemented architecture of some competing solutions is typically not scalable or does not allow workload flexibility. Reengineering such massive ecosystems is neither cost-effective nor practical for enterprises that want to focus on maintaining their market position. Additionally, and more importantly, when enterprise IT teams want to build their Data Lakes, centralized repository that store data, on the cloud, they must deal with overwhelming complexities – from choosing the right cloud provider that addresses their needs and ensures necessary government regulatory security and compliances are met to continuously managing a cost-effective infrastructure.

HTI brings together large-scale datasets, expansive connectivity, robust technology infrastructure, and industry-leading subject matter expertise. The capabilities of the HTI platforms enable both the efficient determination of highly meaningful insights and the reliable achievement of meaningful impact in the quality and economics of healthcare.

DataEz is a cloud-based data analytics and data science platform purpose-built for the data analytics and data science requirements of large Life Sciences/pharmaceutical and healthcare provider organizations. This platform enables our healthcare customers to ingest, securely analyze, and transform data from disparate sources to gain operational, financial, and clinical insights. DataEz is a fully secured and compliant platform that meets the regulatory requirements and we offer this as a solution and Software as a Service (SaaS) subscription model for Life Sciences and healthcare provider customers.

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Combinations of all proprietary technology toolsets are configured to quickly empower highly differentiated solutions for customer needs in a highly scalable fashion. The flexibility of the platform’s modular design enables customers to integrate the capabilities of the platform with their own internal capabilities or other third-party solutions. The platforms bring to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale. This enables healthcare organizations to aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, drive meaningful impact, and intuitively visualize data and information to inform business strategy and execution.

DataEz platform includes the advanced analytics capability for data scientists and analysts to rapidly spin up secure analytics workbenches. Analytics workbench enables agile analytics, by providing capabilities of data discovery, model building, model management, model consumption, visualization, and workflow management in an integrated platform to accelerate the data science life cycle using AI/ML algorithms as well as data analytics at scale.

DataEz Platform Architecture:

DataEz platform architecture is composed of various stages of data pipeline management including ingestion, quarantine, pre-curated, data curated, analytics/data warehouse, visualization/data warehouse and visualization/data science.

DataEz: Data Lake Management, Analytics & Data Science platform architecture diagram

Readabl.AI

Despite significant investments in electronic health records, paper-based unstructured data, such as faxes and clinical reports, remain the prevalent methods to share information about patients as they navigate the continuum of care. This reality has been particularly obvious during the COVID 19 pandemic. The NY Times recently highlighted that the fax machine continues to be a primary data communication tool in the fight against the virus.

healthcare organizations demand an advanced automation solution to easily convert paper-based unstructured data into meaningful information for patient care. Readabl.AI uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports. Including Readabl.AI in customer organization’s workflow improves patient care and clinical efficiencies while maintaining security & confidentiality. Readabl.AI ensures that the necessary health information is available for patient care with reduced labor requirements and faster processing.

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Readabl.AI is offered as a solution on public cloud marketplaces such as Google Cloud Marketplace and will be commercially available on a Software-as-a-Service subscription model in the near future.

Cloud IT Services

Cloud IT is a service offering that we provide that incorporates several of our existing technological platforms. Below are several of the benefits of our Cloud IT service:

  • Multi-Cloud Advisory: Our certified public cloud architects and engineers are highly experienced and successful in providing end-to-end cloud advisory and deployment services. Our expert team of cloud certified professionals develops and deploys complex applications onto public, private, and hybrid clouds. In addition, we have a proven track record of migrating various IT infrastructures into cloud technologies, enabling healthcare organizations to attain their business goals. We help our customers analyze and identify suitable cloud options for their IT enterprise by clearly defining strategies of the cloud and the roadmap for its transformation. Our experts create secure, scalable, innovative, and robust cloud solutions that address the requirements of healthcare organizations by performing a detailed evaluation of technical compatibility and business objectives.

  • DevOps as a Service: Cloud DevOps, often also referred to as DevSecOps given the criticality of security of the cloud, is the IT methodology through which enterprises migrate and manage their platforms and solutions in a continuous fashion on the cloud. healthcare enterprise IT leadership can rely on HTI’s turnkey managed services, strategic advisory services, proven methodology, automation capabilities, and expertise to steadily migrate their IT assets to the cloud.

  • Cloud Security Operations Center (SOC): CloudEz comes with advanced AI/ML-enabled alerts and monitoring services over and across the enterprise cloud environment. By implementing automated BOTs, our operations center ensures our clients have a de-risked cloud environment by ensuring continuous security and regulatory compliance.

  • healthcare Cloud Backup and Disaster Recovery (BU/DR): Our cloud disaster recovery solution is a fully managed infrastructure solution that enables hospitals to host their DR instances on public cloud platforms such as AWS. Our solution specifically serves the MEDITECH market today. MEDITECH BU/DR solution will soon be available on AWS marketplace for healthcare customers.

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healthcare IT Services:

healthcare IT is a separate service we provide primarily to hospitals and healthcare centers. Our healthcare IT services are utilized by 100+ hospitals across the US. These services include EHR implementation and optimization, managed services, interoperability, data assessments and tools, and clinical and training consulting to improve clinical outcomes and the patient experience.

• EHR Implementation and Optimization: HTI is among one of the few MEDITECH READY-certified implementation partners for MEDITECH, a leading EHR system vendor. This READY certification from MEDITECH enables HTI to provide hospital clients with their EHR implementations. We have worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HTI is one of 15 partners (out of 200 total firms tracked by Epic Systems, Inc., a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

•   EHR Managed Services: Our end-to-end EHR managed services cover hospital-wide IT support including Tier 2/Tier 3 support, technical support, report writing, on-demand application support, Community Connect, and acquisition services. HTI addresses healthcare organizations’ growing frustrations, inefficiencies, and high provider turnover in the healthcare communities through training and support to prevent loss of additional clinical resources, downturns in patient service volume, and loss of significant revenue. HTI’s Epic team offers a monthly support plan that provides comprehensive flexibility. It gives “flex support” for clients, allowing for the division of necessary work hours across different Epic resources and applications. Since the pandemic started, more hospitals and health systems are slowly making the transition to cloud platforms to host their EHRs and information systems to offer real-time data insights and more storage solutions. HTI sees this as an opportunity to provide EHR-as-a-service capabilities in real-time for hospitals on public cloud platforms.

• Interoperability Assessments and Services: HTI is recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program. Our services enable health systems to understand their readiness to meet CURES act requirements and develop and execute a roadmap across technology platforms utilizing HL7’s (Health Level Seven International provides standards and solutions to empower global health data interoperability) and FHIR (Fast Healthcare Interoperability Resources) standards.

• Data Assessment and Toolsets: healthcare clients also approach us to build two-way data applications for quick and seamless communication with patients and to perform predictive analytics based on prior outcomes and readings from monitoring devices. We offer self-cataloging data lakes and automated data quality check solutions. These cutting-edge solutions consist of a public cloud-based data lake where the data from various devices and sensors are ingested and stored through automated provisioning, and a scalable dashboard that is capable of monitoring hundreds of thousands of patients at a time based on the cloud-stored data.

• Clinical and Training Consulting: HTI also provides clinical and operational consultants to healthcare organizations to support the improvement of their business, clinical, and patient outcomes and experience.

Recent Developments

Impact of and Response to COVID-19 Pandemic and Industry Opportunities. In December 2019, COVID-19 emerged and has since spread to many countries worldwide, including the United States. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The COVID-19 pandemic has resulted in authorities throughout the United States and the world implementing widespread measures attempting to contain the spread and impact of COVID-19, such as travel bans and restrictions, quarantines, shelter-in-place orders, the promotion of social distancing, and limitations on business activities. In response to these business disruptions, which include a transition to remote working, reducing certain of our discretionary expenditures and eliminating non-essential travel particularly with respect to COVID-19 impacted operation and complying with health and safety guidelines to protect employees, contractors, and customers. We have obtained necessary funding to manage our short-term working capital requirements. We have not altered any credit terms with our customers and the realization from the customers have generally been on time. We have been able to service our debt and other obligations on time. There has been no material impact on our operational liquidity and capital resources on account of COVID-19. The COVID-19 pandemic has presented a new challenge to humanity and significantly impacted multiple industries and markets. One of such effects was the accelerated transformation of the healthcare industry and the digitalization of healthcare businesses, which has accelerated the use and adoption of certain of our applications, including our platform and cloud services.

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As COVID-19 has slowed business activities, many companies are seeing lower revenue. With changed revenue streams and operating at less capacity, companies have to adjust and become more digital than planned and more quickly and with less money. healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Life Sciences industry at a rapid pace. Because of COVID-19, consumers have become more involved in—and financially responsible for—their own health care choices. As a result, consumers seek more personalization, convenience, and value. Consumer demand for new care delivery models—such as virtual, home, and mobile—has only accelerated due to the ongoing COVID-19 pandemic. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Reorganization; Asset Transfer. In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent and the Company entered into an Asset Transfer Agreement pursuant to which the Parent transferred to us its Life Sciences business in exchange for 25,500,000 shares of our common stock .

Acquisition of Cornerstone Advisors Group, LLC. On May 8, 2020, the Company and the Parent entered into an Equity Purchase Agreement pursuant to which, the Company acquired all of the equity of Cornerstone Advisors Group, LLC (“Cornerstone”) from the Parent in return for a $7,000,000 Promissory Note, which has been repaid in full through the assumption of a $4,000,000 debt to Cornerstone owed by the Parent (the “Cornerstone Debt”) and cash payments to the Parent. The Company has repaid the Cornerstone Debt in full.

Master Services Agreement. On January 1, 2020, the Company and the Parent entered into a Master Services Agreement, pursuant to which the Parent has agreed to develop software for the Company for fees negotiated in good faith that will be set forth in a separate statement of work for each software development project. The agreement has a two-year term, with automatic one-year renewals unless a party terminates at least 60 days prior to the end of the term.

Shared Services Agreement. On January 1, 2020, the Company and the Parent entered into a Shared Services Agreement, pursuant to which the Parent will provide ongoing services to the Company that include infrastructure development, sales support, recruitment and immigration support, project coordination, human resources and operation support and management/advisory services. Under the agreement, the Parent receives monthly compensation of $48,090. The term of the agreement is for two years and then continues on a month-to-month basis unless earlier terminated.

Sublease. On January 4, 2020, the Company and the Parent entered into a Rental Sub-Lease Agreement, pursuant to which the Company subleases 3,500 square feet of office space from the Parent for $8,500 per month. The term of the sublease is three years and renewable for two-year terms until cancelled by either party with 30 days’ notice.

Healthcare Triangle, Inc. 2020 Stock Incentive Plan.

On April 27, 2020, we adopted the Healthcare Triangle, Inc. 2020 Stock Incentive Plan (the “Plan”), which was approved by both our Board of Directors (the “Board”) and our stockholders. The Plan was amended on April 1, 2021 by our stockholders to increase the amount of common stock reserved under the Plan from 2,200,000 to 4,000,000 shares. All further references to the Plan included in this prospectus shall be references to the Plan, as amended. Under the Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000,000 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board at the date of grant. As of September 10, 2021, we have issued 1,131,500 incentive stock options to 62 employees under the Plan at an exercise price of $0.40. Out of these granted incentive stock options, 262,500 have vested, 37,500 vest over a one-year period and the remaining 831,500 vest over a four-year period. These stock options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

Convertible Promissory Notes. During the period commencing December 29, 2020, and ending on February 10, 2021, we entered into several securities purchase agreements with certain investors pursuant to which we issued 10% Convertible Promissory Notes in the aggregate principal amount of $4,244,940 (the “Convertible Notes”) and Common Stock Purchase Warrants (the “Warrants”). The terms of the Warrants are described below. Each Convertible Note accrues interest at a rate of 10% per annum, which is payable quarterly on the first day of January, April, July, and October, beginning on the first such date after the issuance of such Convertible Note and ends on the maturity date of such Convertible Note. The maturity date of the Convertible Notes is the earlier of nine months from their issuance date or the closing of the offering, subject to a three-month extension at the option of the Company; provided, however, if we exercise this option with respect to any Convertible Note, the outstanding principal amount of such Convertible Note will increase by 30% and the interest rate thereon will increase to 15% per annum. The Convertible Notes are convertible in whole or in part, at the option of the holder during the seven-day period immediately prior to the closing of this offering. The total number of shares that any Convertible Note may be converted into is calculated by dividing (x) the outstanding principal amount of such Convertible Note plus any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon by (y) a conversion price equal to 60% of the offering price of the common stock in this offering. There are 1,414,980 shares of our common stock underlying the Convertible Notes. For a more detailed description of the Convertible Notes see “Description of Securities—Convertible Notes.”

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Common Stock Warrants. We have issued Warrants as described above, each of which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to 120% of the conversion price of such Convertible Note (i.e., 72% of the offering price per share in this offering). Upon the occurrence of an event of default that is a payment default under the Convertible Notes, the number of shares of common stock underlying each Warrant will increase to 75% of the number of shares that Convertible Note issued with such Warrant is convertible into. Each Warrant expires on the second anniversary of its issuance. The aggregate amount of shares of our common stock underlying the Warrants is currently 707,490, and if an Event of Default, the number of shares of our common stock underlying the Warrants would be increased to 1,061,235. For a more detailed description of the Warrants see “Description of Securities—Common Stock Warrants.”

Series A Super Voting Preferred Stock. In July 2021, we issued 6,000 shares of our Series A Super Voting Preferred Stock to our founder and Chief Executive Officer, Mr. Suresh Venkatachari pursuant to the terms of his employment agreement. The Series A Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to dividends, any liquidation preference, conversion or redemption rights.

Corporate Information

We were originally incorporated in Nevada on October 29, 2019, and subsequently converted into a Delaware corporation on April 27, 2020. Our principal executive office is located at 4309 Hacienda Dr., Suite 150, Pleasanton, CA 94588. Our telephone number is (925) 270-4812. Our website address is https://www.healthcaretriangle.com/. Information contained in, or that can be accessed through, our website does not constitute part of this prospectus, and inclusions of our website address in this prospectus are inactive textual references only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies. Accordingly, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

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Summary Risk Factors

The below is a summary of principal risks to our business and risks associated with this offering. It is only a summary. You should read the more detailed discussion of risks set forth below and elsewhere in this prospectus for a more complete discussion of the risks listed below and other risks.

• We operate in a highly competitive industry, and if we are not able to compete effectively, our business and results of operations will be harmed.

• Since we are focused on healthcare and Life Sciences industries factors that adversely affect these industries could also adversely affect us.

  • We may be unable to successfully execute our growth initiatives, business strategies, or operating plans.

  • If we fail to effectively manage our growth and organizational change, our business and results of operations could be harmed.

  • If security measures in connection with our platforms and services are breached or unauthorized access to patient’s or client’s data is otherwise obtained, our solutions may be perceived as not being secure, clients may reduce the use of or stop using our software solutions, and we may incur significant liabilities.

  • If we do not continue to innovate and provide services that are useful to customers and users, we may not remain competitive, and our revenue and results of operations could suffer.

  • The recent global pandemic of COVID-19 could harm our business, results of operations, and financial condition.

  • We rely on third-party providers for web services/cloud services, computing infrastructure, databases and other technology-related services needed to deliver our cloud solutions. Therefore, a change of contractual relationship with such third-party providers or disruption of the services provided by them could adversely affect our business and subject us to liability.

  • Under the shared security model for the cloud, we rely on third-party providers for satisfying the compliance requirements including HIPAA, BAA, SOC-2 and ISO related standards at the cloud computing infrastructure level or the technology services required to deliver our cloud solutions.

  • Our business success depends on our ability to properly utilize and protect our intellectual property and non-infringement of intellectual property of third parties, both in the U.S. and in the countries, we plan to expand to.

  • We are an “emerging growth company” and as such, we are subject to exemptions from certain disclosure requirements.

  • There may be a significant dilution and loss of value of our Common Stock as a result of certain outstanding promissory notes and warrants convertible into our common stock.

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 19 of this prospectus.

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SUMMARY OF THE OFFERING

Common Stock offered by us:	8,000,000 shares

Common Stock outstanding prior to the offering (1):	29,738,750 shares

Common Stock to be outstanding after the offering (2):	38,938,750 shares if the underwriters exercise their option to purchase additional shares in full.

Over-allotment option of Common Stock offered by us:	The underwriters have a 45-day option to purchase up to 1,200,000 additional shares.

Initial public offering price:	We estimate that the initial public offering price for the shares will be $5.00, the midpoint between an estimated range of $4.50 and $5.50.

Use of Proceeds:	We currently intend to use the net proceeds from this offering for acquisitions (although we have no current plans, arrangements or agreements for any acquisitions), Convertible Note repayment, Working Capital and for general corporate purposes. See the section of this prospectus titled “Use of Proceeds” beginning on page 40.

Proposed Listing:	Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “HCTI.”

Underwriters’ warrants:	Upon the closing of this offering, we have agreed to issue to EF Hutton, a division of Benchmark Investments, LLC, as representative of the underwriters, warrants, to purchase that number of shares of our common stock equal to eight percent (8%) of the aggregate number of shares of our common stock sold in this offering that will expire on the fifth anniversary of the closing date of this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements:	Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any of our securities for 180 days following the closing of this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk Factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 19 of this prospectus before deciding whether or not to invest in shares of our common stock.

Transfer Agent:	VStock Transfer, LLC.

(1) As of September 10, 2021

(2) Does not include 1,414,980 shares of our common stock issuable upon conversion of our Convertible Notes; or 707,490 shares of our common stock issuable upon exercise of our Warrants.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Company

Competition with companies that have greater financial, technical, and marketing resources than we have could result in a loss of clients and/or a lowering of prices for our products, causing a decrease in our revenues and/or market share.

There are a number of companies that are our principal and secondary competitors and offer products and systems that are comparable to our solutions and address the markets we serve. The principal competitive factors in our markets include product features, performance, and support, product scalability and flexibility, ease of deployment and use, the total cost of ownership, and time to value. Some of our current and potential competitors have advantages over us, such as longer operating histories, significantly greater financial, technical, marketing, or other resources, a stronger brand and business user recognition, larger intellectual property portfolios, and broader global distribution and presence. Further, competitors may be able to offer products or functionality similar to ours at a more attractive price than we can by integrating or bundling their software products with their other product offerings. In addition, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on creating a learning system or solutions that could directly compete with one or more of our offerings. If companies move a greater proportion of their data and computational needs to the cloud, new competitors may emerge which offer services comparable to ours or that are better suited for cloud-based data, and the demand for one or more of our offerings may decrease. Smaller companies could also launch new products and services that we do not offer and that could gain market acceptance quickly. We may also face competition from providers of cloud management systems and database systems, and other segment-specific applications. Any of these companies, as well as other technology or healthcare companies, could decide at any time to specifically target hospitals and Life Sciences companies within our target market. A number of existing and potential competitors are more established than we are and have greater name recognition and financial, technical, and marketing resources. Products of our competitors may have better performance, lower prices, and broader market acceptance than our products. We expect increased competition that could cause us to lose clients, lower our prices to remain competitive, and, consequently, experience lower revenues, revenue growth, and profit margins, which would have a material adverse effect on our financial condition and business prospects.

We are dependent on the continued availability of third-party hosting and transmission services. Loss of contractual relationship with, operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation, or results of operations.

We currently serve the majority of our platform functions from third-party data center hosting facilities operated by Amazon Web Services, Google Cloud, and Microsoft Azure Cloud, and we primarily use shared servers in such facilities. We are dependent on these third parties to provide continuous power, cooling, Internet connectivity, and physical and technological security for our servers, and our operations depend, in part, on their ability to protect these facilities against any damage or interruption from natural disasters, such as earthquakes and hurricanes, power or telecommunication failures, criminal acts, and similar events. In the event that any of our third-party facilities arrangements is terminated, or if there is a lapse of service or damage to a facility, we could experience interruptions in our platforms as well as delays and additional expenses in arranging new facilities and services.

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Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platforms. Despite precautions taken at our data centers, the occurrence of spikes in usage volume, a natural disaster, such as earthquakes or hurricane, an act of terrorism, vandalism or sabotage, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in lengthy interruptions in the availability of our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability and cause us to issue credits, or cause customers to stop using our platforms, any of which could materially and adversely affect our business.

Our Parent’s control could prevent us from obtaining essential services at lower rates and if our Parent ceases to provide us with services our business could suffer.

Our Parent provides us with essential services, including software development, infrastructure development, sales support, recruitment and immigration support, project coordination, human resources and operation support and management/advisory services. Although we pay our Parent for these services at what we believe are market rates and were negotiated in good faith on an arms-length basis, if we became aware in the future of third parties that could provide such services on terms more favorable than the Parent, our Parent’s control over our Board and our Company could prevent us from obtaining these services on more favorable terms from such third parties or renegotiating the terms with our Parent. Also, if the Parent was no longer able to provide us these services, we may be forced to obtain them from third parties on terms that are less favorable. If we are prevented by the Parent in the future from paying third parties less for services currently provided by the Parent or if the Parent is unable to provide us services it now provides, such events could have a material adverse effect on our business and financial condition.

As a “controlled company” under the Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Rule 4350(c) of the Nasdaq Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq rules and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

A significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation, and results of operations.

Our business requires the storage, transmission, and utilization of data, including healthcare information, patient’s information, personal information, and other information that must be maintained on a confidential basis. These activities have made, and may in the future make, our clients and our products a target of cyber-attacks by third parties seeking unauthorized access to the data contained on our platforms. As a result of the types and volume of personal data on our systems, we believe that healthcare companies may be a target for such breaches and attacks.

In recent years, the frequency, severity, and sophistication of cyber-attacks, computer malware, viruses, social engineering, and other intentional misconduct by computer hackers have significantly increased, and government agencies and security experts have warned about the growing risks of hackers, cybercriminals, and other potential attackers targeting information technology systems. Such third parties could attempt to gain entry into our systems for the purpose of stealing data or disrupting the systems. In addition, our security measures may also be breached due to employee error, malfeasance, system errors, or vulnerabilities, including vulnerabilities of our vendors, suppliers, their products, or otherwise. Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords, or other information to gain access to the data contained on our platforms, including patient information.

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While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, particularly as techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until launched against a target, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of our or our customers’ data or other sensitive information. Any failure to prevent or mitigate security breaches and improper access to or disclosure of the data we maintain, including personal information, could result in litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention, and other liabilities and damage to our business.

We cannot be certain that advances in criminal capabilities, the discovery of new vulnerabilities in our systems, and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess.

We may incur significant costs in protecting against or remediating cyber-attacks. Any security breach could result in operational disruptions that impair our ability to meet our customers’ requirements, which could result in decreased revenue. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective customers to reject our products and services in the future, deterring data suppliers from supplying us data or customers from using our services, or changing consumer behavior adversely affecting our technology’s market coverage. Further, we could be forced to expend significant resources in response to a security breach, including those expended in notifying individuals and providing mitigating services, repairing system damage, increasing cybersecurity protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims or governmental inquiries and investigations, all of which could divert the attention of our management and key personnel away from our business operations.

Finally, while we provide guidance and specific requirements in some cases, we do not directly control any of our clients’ cybersecurity operations, or the amount of investment they place in guarding against cybersecurity threats. Accordingly, we are subject to any flaws in or breaches of their systems, which could materially impact our business, operating results, and financial results.

An inability to attract and retain highly skilled employees could adversely affect our business.

To execute our growth plan, we must attract and retain highly qualified employees skilled in both software engineering and healthcare industry regulations. Competition for these employees is intense, especially with respect to software engineers with high levels of experience in cloud-related services. COVID-19 pandemic catalyzed the demand for such professional’s savvy in the healthcare industry as well. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with the appropriate level of qualifications. Many of the companies with which we compete for experienced employees have greater resources than we have and may offer compensation packages that are perceived to be better than ours. Additionally, changes in our compensation structure may be negatively received by employees and result in attrition or cause difficulty in the recruiting process. If we fail to attract new employees or fail to retain and motivate our current employees, our business and future growth prospects could be adversely affected.

Defects or disruptions in our cloud software solutions could result in diminished demand for our platforms and services, a reduction in our revenues, and subject us to substantial liability.

We have from time to time found defects in our solutions, and new defects may be detected in the future. In addition, we have experienced, and may in the future experience, service disruptions, degradations, outages, and other performance problems. These types of problems may be caused by a variety of factors, including human or software errors, viruses, cyber-attacks, fraud, spikes in customer usage, problems associated with our third-party computing infrastructure and network providers, infrastructure changes, and denial of service issues. Service disruptions may result from errors we make in delivering, configuring, or hosting our solutions, or designing, installing, expanding, or maintaining our platform’s computing infrastructure. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It is also possible that such problems could result in losses of data.

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Since our customers use our platforms and services for important aspects of their business, any errors, defects, disruptions, service degradations, or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, our customers may delay or withhold payment to us, cancel their agreements with us, elect not to renew, or make service credit claims, warranty claims, or other claims against us, and we could lose future sales. The occurrence of any of these events could result in diminishing demand for our solutions, a reduction of our revenues, an increase in our bad debt expense or in collection cycles for accounts receivable, or could require us to incur the expense of litigation or substantial liability.

We have experienced rapid growth, and if we fail to manage our growth effectively, we may be unable to execute our business plan.

Since we were founded, we have experienced rapid growth and expansion of our operations. Our revenues, customer count, product and service offerings, countries of operation, facilities, and computing infrastructure needs have all increased significantly, and we expect them to increase in the future. We have also experienced rapid growth in our employee base. As we continue to grow, both organically and through acquisitions, we must effectively integrate, develop, and motivate an increasing number of employees (an increasing portion of whom are expected to work remotely due to the COVID-19 pandemic), while executing our growth plan and maintaining the beneficial aspects of our culture. Any failure to preserve our culture could negatively affect our future success, including our ability to attract and retain highly qualified employees and to achieve our business objectives.

Our rapid growth has placed, and will continue to place, a significant strain on our management capabilities, administrative and operational infrastructure, facilities, IT, and other resources. We anticipate that additional investments in our facilities and computing infrastructure will be required to scale our operations. To effectively manage growth, we must continue to: improve our key business applications, processes, and computing infrastructure; enhance information and communication systems; and ensure that our policies and procedures evolve to reflect our current operations and are appropriately communicated to and observed by employees (an increasing portion of whom are working and are expected to work remotely). These enhancements and improvements will require additional investments and allocation of valuable management and employee time and resources. Failure to effectively manage growth could result in difficulty or delays in deploying our solutions, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features, or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

Changes in our senior management team or other key personnel could have a negative effect on our ability to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team or other key personnel. In particular, our founder and Chief Executive Officer, Suresh Venkatachari, is critical to our vision, strategic direction, culture, products, and technology. We do not maintain key-man insurance for Mr. Venkatachari or any other member of our senior management team. Any leadership transitions can be inherently difficult to manage, and an unsuccessful transition may cause disruption to our business. In addition, change in the senior management team may create uncertainty among investors concerning our future direction and performance. Any disruption in our operations or uncertainty around our ability to execute could have an adverse effect on our business, financial condition, or results of operations.

We may be unable to successfully introduce new products or services or fail to keep pace with advances in technology.

The successful implementation of our business model depends on our ability to adapt to evolving technologies and increasingly aggressive industry standards and introduce new products and services accordingly. We cannot provide assurance that we will be able to introduce new products on schedule, or at all, or that such products will achieve market acceptance. Moreover, competitors may develop competitive products that could adversely affect our operating results. Any failure by us to introduce planned products or other new products or to introduce these products on schedule could have an adverse effect on our revenue growth and operating results.

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If we cannot adapt to changing technologies, our products and services may become obsolete and our business could suffer. Because the markets in which we operate are characterized by rapid technological change, we may be unable to anticipate changes in our current and potential clients’ or users’ requirements that could make our existing technology obsolete. Our success will depend, in part, on our ability to continue to enhance our existing products and services, develop new technology that addresses the increasingly sophisticated and varied needs of our prospective clients and users, license leading technologies and respond to technological advances and emerging industry standards and practices, all on a timely and cost-effective basis. The development of our proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our proprietary technology to evolving client or user requirements or emerging industry standards. Any of the foregoing could materially and adversely impact our business, financial condition, and operating results.

Our business depends in part on our ability to establish and maintain additional strategic relationships.

To be successful, we must continue to maintain our existing strategic relationships and establish additional strategic relationships with leaders in a number of the markets in which we operate. This is critical to our success because we believe that these relationships contribute towards our ability to:

•	extend the reach of our products and services to a larger number of participants in the Healthcare and Life Sciences industry;

•	develop and deploy new products and services;

•	further enhance our brand; and

•	generate additional revenue and cash flows.

Entering into strategic relationships is complicated because strategic partners may decide to compete with us in some or all of the markets in which we operate. In addition, we may not be able to maintain or establish relationships with key participants in the healthcare and Life Sciences industries if we conduct business with their competitors.

We depend, in part, on our strategic partners’ ability to generate increased acceptance and use of our products and services. If we lose any of these strategic relationships or fail to establish additional relationships, or if our strategic relationships fail to benefit us as expected, this could materially and adversely impact our business, financial condition, and operating results.

Our sales cycle can be lengthy and unpredictable, which may cause our revenue and operating results to fluctuate significantly.

Our sales cycle can be lengthy and unpredictable. Our sales efforts involve educating our customers about the use and benefits of our offerings and solutions, including the technical capabilities of our solutions and the potential cost savings and productivity gains achievable by deploying them. Additionally, many of our potential clients are typically already in long-term contracts with their current providers and face significant costs associated with transitioning to our offerings and solutions. As a result, potential customers typically undertake a significant evaluation process, which frequently involves not only our software platforms and component systems infrastructure and platforms but also their existing capabilities and solutions and can result in a lengthy sales cycle. We spend substantial time, effort, and money on our sales efforts without any assurance that our efforts will produce any sales. In addition, purchases of our platform as a service infrastructure are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing, and other delays. Many of our potential hospital clients have used all or a significant portion of their revenues to comply with federal mandates to adopt electronic medical records to maintain their Medicaid and Medicare reimbursement levels. In the event we are unable to manage our lengthy and unpredictable sales cycle, our business may be adversely affected.

Our revenues have historically been concentrated among our top customers, and the loss of any of these customers could reduce our revenues and adversely impact our operating results.

Historically, our revenue has been concentrated among a small number of customers. In the six months ended June 30, 2021, our top customer and our top five customers accounted for 52% and 84% of our revenue, respectively. In the fiscal year ended December 31, 2020, our top customer and our top five customers accounted for 57% and 79% of our revenue, respectively. As a result, the loss of one or more of these customers could materially reduce our revenue, harm our results of operations, and limit our growth.

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The pandemic caused by the spread of the COVID-19 could have an adverse impact on our financial condition and results of operations and other aspects of our business.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, governments, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours. We had to arrange work from home for its employees and incur additional administrative expenditures. This outbreak, as well as intensified measures undertaken to contain the spread of COVID-19, could decrease healthcare industry spending, adversely affect demand for our technology and services, cause one or more of our customers to file for bankruptcy protection or go out of business, cause one or more of our customers to fail to renew, terminate, or renegotiate their contracts, affect the ability of our sales team to travel to potential customers and the ability of our professional services teams to conduct in-person services and trainings, impact expected spending from new customers, negatively impact collections of accounts receivable, and harm our business, results of operations, and financial condition.

Risks Related to Our Intellectual Property and Our Platforms and Services

Protection of certain intellectual property may be difficult and costly, and our inability to protect our intellectual property could reduce the value of our products and services.

Our trademarks, trade secrets, copyrights, and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights, as well as to our products, services, and technologies. For instance, any of our current or future intellectual property rights may be challenged by others or invalidated through administrative process or litigation.

We have taken efforts to protect our proprietary rights, including a combination of license agreements, confidentiality policies and procedures, confidentiality provisions in employment agreements, confidentiality agreements with third parties, and technical security measures, as well as our reliance on copyright, trademark, trade secret, and unfair competition laws. These efforts may not be sufficient or effective. For example, the secrecy of our trade secrets or other confidential information could be compromised by our employees or by third parties, which could cause us to lose the competitive advantage resulting from those trade secrets or confidential information. Unauthorized third parties may try to copy or reverse engineer portions of our products or otherwise infringe upon, misappropriate or use our intellectual property. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. We may also conclude that, in some instances, the benefits of protecting our intellectual property rights may be outweighed by the expense.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. Open-source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. Further, some enterprises may be reluctant or unwilling to use cloud-based services, because they have concerns regarding the risks associated with the security and reliability, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of our services, then the market for these services may not expand as much or develop as quickly as we expect, either of which would adversely affect our business, financial condition, or operating results.

Legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain and still evolving. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and effective intellectual property protection may not be available in every country in which our products and services are distributed.

Any impairment of our intellectual property rights, or our failure to protect our intellectual property rights adequately, could give our competitors access to our technology and could materially and adversely impact our business and operating results. Any increase in the unauthorized use of our intellectual property could also divert the efforts of our technical and management personnel and resulting in significant additional expense to us, which could materially and adversely impact our operating results.

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Finally, in order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Negative publicity related to a decision by us to initiate such enforcement actions against a customer or former customer, regardless of its accuracy, may adversely impact our other customer relationships or prospective customer relationships, harm our brand and business, and could cause the market price of our common stock to decline. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and our business.

We may be liable for infringing the intellectual property rights of others.

Our competitors may develop similar intellectual property, duplicate our products and/or services, or design around any patents or other intellectual property rights we hold. Litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the patents, intellectual property, or other proprietary rights of third parties, which could be time-consuming and costly and have an adverse effect on our business and financial condition. Intellectual property infringement claims could be made against us and our ecosystem partners, especially as the number of our competitors grows. These claims, even if not meritorious, could be expensive and divert our attention from operating our company and result in a temporary inability to use the intellectual property subject to such claim. In addition, if we, our ecosystem partners, and/or customers become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and develop comparable non-infringing intellectual property, to obtain a license, or to cease providing the content or services that contain the infringing intellectual property. We may be unable to develop a non-infringing intellectual property or obtain a license on commercially reasonable terms, if at all.

We may not be able to protect our intellectual property rights throughout the world.

Third parties may attempt to commercialize competitive products or services in foreign countries where we do not have a trademark or copyright registration or where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations which we expect to expand.

Registration and enforcement of intellectual property rights to our platforms and services in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. The requirements for patentability may differ in certain countries, particularly developing countries. For example, Europe has a heightened requirement for patentability of software inventions. Thus, even in countries where we do pursue patent protection, there can be no assurance that any patents will issue with claims that cover our products. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States and in some cases may even force us to grant a compulsory license to competitors or other third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products concerning our healthcare technology into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and services and further, may export otherwise infringing products and services to territories where we have patent protection, but enforcement on infringing activities is inadequate. These products or services may compete with ours, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

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Our use of third-party open-source software could negatively affect our ability to offer our products and services through our platforms and subject us to possible litigation.

We have incorporated, and may in the future incorporate, third-party open-source software in our technologies. Open-source software is generally licensed by its authors or other third parties under open source licenses. From time to time, companies that use third-party open-source software have faced claims challenging the use of such open-source software and requesting compliance with the open-source software license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable open-source licensing terms. Some open-source software licenses require end-users who use, distribute or make available across a network software and services that include open-source software to offer to the public aspects of the technology that incorporates the open-source software for no cost, make publicly available source code (which in some circumstances could include valuable proprietary code) for modifications or derivative works created based upon incorporating or using the open-source software and/or to license such modifications or derivative works under the terms of the particular open source license. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release or license the source code of our proprietary software to the public. Additionally, if a third-party software provider has incorporated open-source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. While we use tools designed to help us monitor and comply with the licenses of third-party open-source software and protect our valuable proprietary source code, we may inadvertently use third-party open-source software in a manner that exposes us to claims of non-compliance with the terms of their licenses, including claims of intellectual property rights infringement or for breach of contract. Furthermore, there exists today an increasing number of types of open-source software licenses, almost none of which have been tested in courts of law to provide guidance of their proper legal interpretations, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open-source software. If we were to receive a claim of non-compliance with the terms of any of these open-source licenses, we may be required to publicly release certain portions of our proprietary source code, expend substantial time and resources to re-engineer some of our software, or pay damages, settlement fees or a royalty to use certain open-source software. Any of the foregoing could disrupt and harm our business.

In addition, the use of third-party open-source software typically exposes us to greater risks than the use of third-party commercial software because open-source licensors generally do not provide support, warranties, controls, indemnification, or other contractual protections regarding the functionality or origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Any of the foregoing could harm our business, financial condition, results of operations, and prospects and could help our competitors develop products and services that are similar to or better than ours.

Any failure to protect our intellectual property that is not registered could impair our business.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in any of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner may be precluded from seeking statutory damages or attorney’s fees in any United States enforcement action, and may be limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.

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We are subject to numerous privacy and data security laws and related contractual requirements and our failure to comply with those obligations could cause us significant harm.

In the normal course of our business, we collect, process, use and disclose information about individuals, including protected health information and other patient data, as well as information relating to health professionals and our employees. The collection, processing, use, disclosure, disposal, and protection of such information is highly regulated both in the United States and other jurisdictions, including but not limited to, under HIPAA, as amended by HITECH; U.S. state privacy, security, and breach notification and healthcare information laws; the European Union’s GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. These laws and regulations are complex and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. In addition, our collection, processing, use, disclosure, and protection of information are subject to related contractual requirements. Compliance with such laws and related contractual requirements may require changes to our collection, use, transfer, disclosure, or other processing of information about individuals, and may thereby increase compliance costs. Failure to comply with such laws and/or related contractual obligations could result in regulatory enforcement or claims against us for breach of contract, or may lead third parties to terminate their contracts with us and/or choose not to work with us in the future. Should this occur, there could be a material adverse effect on our reputation, business, financial condition, and results of operations.

These regulations often govern the use, handling, and disclosure of information about individuals, including medical information, and require the use of standard contracts, privacy and security standards, and other administrative simplification provisions. In relation to HIPAA, we do not consider our service offerings to generally cause us to be subject as a covered entity; however, in certain circumstances, we are subject to HIPAA as a business associate and may enter into business associate agreements.

Additionally, the Federal Trade Commission (the “FTC”) and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination, and security of information about individuals, including health-related information. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security, and access. Consumer protection laws require us to publish statements that describe how we handle information about individuals and choices individuals may have about the way we handle their information. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Furthermore, according to the FTC violating consumers’ privacy rights or failing to take appropriate steps to keep information about consumers secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act.

In addition, certain states have adopted robust privacy and security laws and regulations. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. For example, the CCPA, which took effect in 2020, imposes obligations and restrictions on businesses regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents, such as affording them the right to access and delete their personal information and to opt-out of certain sharing of personal information. Protected health information that is subject to HIPAA is excluded from the CCPA, however, the information we hold about individuals that is not subject to HIPAA would be subject to the CCPA. It is unclear how HIPAA and the other exceptions may be applied under the CCPA. The CCPA may increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

The GDPR became enforceable on May 25, 2018. The GDPR regulates our processing of personal data, and imposes stringent requirements. The GDPR includes sanctions for violations up to the greater of €20 million or 4.0% of worldwide gross annual revenue and applies to services providers such as us. In addition, from the beginning of 2021(when the transitional period following Brexit expires), we will have to comply with the GDPR and also the UK GDPR, with each regime having the ability to fine up to the greater of €20 million (£17 million) or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, for example how data transfers between EU member states and the United Kingdom will be treated and the role of the Information Commissioner’s Office following the end of the transitional period. These changes will lead to additional costs and increase our overall risk exposure.

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Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA to the United States, e.g., on July 16, 2020, the Court of Justice of the European Union (“CJEU”) invalidated the EU-US Privacy Shield Framework (“Privacy Shield”) under which personal data could be transferred from the EEA to U.S. entities who had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and a potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances; this has created uncertainty. At the moment we have not implemented any Privacy Shield procedures or certifications. We also currently rely on the standard contractual clauses to transfer personal data outside the EEA, including to the United States. It may subject us to a lawsuit of a European Union citizen, if we inadvertently process their personally-identifiable information.

The United States, the European Union, and other jurisdictions where we operate continue to issue new and enhance existing, privacy and data security protection regulations related to the collection, use, disclosure, disposal, and protection of information about individuals, including medical information. Privacy and data security laws are rapidly evolving both in the United States and internationally, and the future interpretation of those laws is somewhat uncertain. E.g., we do not know how E.U. regulators will interpret or enforce many aspects of the GDPR and some regulators may do so in an inconsistent manner. In the United States, privacy and data security is an area of emphasis for some but not all state regulators, and new legislation has been and likely will continue to be introduced at the state and/or federal level. For instance, there is a new act on the ballot in California, the California Privacy Rights Act, which may go into effect in 2023. Additional legislation or regulation might, among other things, require us to implement new security measures and processes or bring within the legislation or regulation de-identified health or other information about individuals, each of which may require substantial expenditures or limit our ability to offer some of our services.

Risks Related to Our Industry

Markets for our products and services are highly competitive and subject to rapid technological change, and we may be unable to compete effectively in these markets.

The market for healthcare solutions is intensely competitive and is characterized by rapidly evolving technology, solution standards, and users’ needs, and the frequent introduction of new products and services. There can be no assurance that we capture additional opportunities in such rapidly evolving markets. Some of our competitors may be more established, benefit from greater name, recognition and have substantially greater financial, technical, and marketing resources than us. Moreover, we expect that competition will continue to increase as a result of potential incentives provided by government programs and as a result of consolidation in both the IT and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively.

We compete on the basis of several factors, including:

•	breadth and depth of services, including our open architecture and the level of product integration across care settings;

•	integrated platform;

•	regulatory compliance;

•	reputation;

•	reliability, accuracy, and security;

•	client service;

•	the total cost of ownership;

•	innovation; and

•	industry acceptance, expertise, and experience.

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There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially and adversely impact our business, financial condition, and operating results.

Increased government involvement in healthcare could materially and adversely impact our business.

United States healthcare system reform at both the federal and state level could increase government involvement in healthcare, reconfigure reimbursement rates and otherwise change the business environment of our clients and the other entities with which we have a business relationship. We cannot predict whether or when future healthcare reform initiatives at the federal or state level or other initiatives affecting our business will be proposed, enacted, or implemented or what impact those initiatives may have on our business, financial condition, or operating results. Our clients and the other entities with which we have a business relationship could react to these initiatives and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services.

Consolidation in the healthcare industry could adversely impact our business, financial condition, and operating results.

Many healthcare industry organizations are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, the competition to provide products and services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will increase. These industry participants may try to use their market power to negotiate price reductions for our products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for our products. Such consolidation may also lead to integrated delivery systems requiring newly acquired physician practices to replace our products and services with those already in use in the larger enterprise. Any of these factors could materially and adversely impact our business, financial condition, and operating results.

We are subject to numerous regulatory requirements of the healthcare industry and is susceptible to a changing regulatory environment.

As a participant in the healthcare industry, our operations and relationships, and those of our clients, are regulated by a number of foreign, federal, state, and local governmental entities. The impact of such regulations on us, our products, and our services can be both direct and indirect. The direct impact is present to the extent we are ourselves subject to the pertinent laws and regulations. The indirect effect of such regulations can be experienced both in terms of the level of government reimbursement available to our clients and to the extent, our products must be capable of being used by our clients in a manner compliant with applicable laws and regulations. Furthermore, our efforts to expand into new markets internationally may subject us to numerous additional laws and regulations that may be potentially burdensome in compliance.

The ability of our clients to comply with laws and regulations while using our software platforms and solutions could affect the marketability of our products or our compliance with our client contracts, or even expose us to direct liability under the theory that we had assisted our clients in a violation of healthcare laws or regulations. Because our business relationships with doctors, hospitals, and Life Sciences clients are unique and the healthcare IT industry as a whole is to a certain extent, in its incipient stage, the application of many state and federal regulations to our business operations and to our clients may be uncertain.

Additionally, a tendency to impose additional regulation in the U.S. federal and state privacy and security laws (such as CCPA); fraud and abuse laws, including anti-kickback laws and limitations on physician referrals; numerous quality measurement programs being adopted by our clients; and laws related to distribution and marketing, including the off-label promotion of prescription drugs, which may be directly or indirectly applicable to our operations and relationships or the business practices of our clients. It is possible that a review of our business practices or those of our clients by courts or regulatory authorities could result in a determination that could adversely affect us.

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In addition, the healthcare regulatory environment may change in a way that restricts our existing operations or our growth. The healthcare industry generally and the EHR industry specifically are expected to continue to undergo significant legal and regulatory changes for the foreseeable future, which could have an adverse effect on our business, financial condition, and operating results. We cannot predict the effect of possible future enforcement, legislation, and regulation.

We may be directly and indirectly liable for its client’s non-compliance with laws and regulations addressing Electronic Health Records.

A number of relevant federal and state laws govern the use and content of EHRs, including fraud and abuse laws that may affect the approach to our technological solutions. We provide solutions and expert services in connection with EHR to a variety of healthcare providers. As a result, our platforms and services have to be designed in a manner that facilitates our clients’ compliance with applicable laws and regulations. We cannot predict the content or effect of possible changes to these laws or new federal and state laws that might govern these systems and services. Furthermore, we may be required to obtain pertinent certifications or permissions to meet industry standards that could adversely impact our business.

The Company and its products are subject to laws and regulations concerning privacy, information security, data protection, consumer protection, and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

In addition to healthcare-specific information protection requirements, we store sensitive information, including personal information about our employees, and our games involve the storage and transmission of customers’ personal information on equipment, networks, and corporate systems run by us or managed by third parties including Amazon, Apple, Facebook, Google, and Microsoft. We are subject to a number of laws, rules, and regulations requiring us to provide notification to players, investors, regulators, and other affected parties in the event of a security breach of certain personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws, including the European Union’s General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”), have increased and may increase in the future. Our corporate systems, third-party systems, and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to, or compromise the integrity of, our data, our employees’ data, our customers’ data or any third-party data we may possess. Any such security breach could require us to comply with various breach notification laws, may affect our ability to operate, and may expose us to litigation, remediation and investigation costs, increased costs for security measures, loss of revenue, damage to our reputation, and potential liability, each of which could be material.

Various government and consumer agencies have called for new regulation and changes in industry practices and are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. For example, the State of California’s passage of the CCPA, which went into effect on January 1, 2020, and created new privacy rights for consumers residing in the state. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act (“COPPA”) requires companies to obtain parental consent before collecting personal information from children under the age of 13. Compliance with GDPR, CCPA, COPPA, and similar legal requirements has required us to devote significant operational resources and incur significant expenses.

We strive to comply with all applicable laws, policies, legal obligations, and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations, or industry codes of conduct may be passed, or existing laws, policies, legal obligations, or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it costlier or more difficult for us to do so. Any failure or perceived failure by us to comply with our privacy policy and terms of service, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects. Additionally, if third parties we work with, such as players, vendors, or developers violate applicable laws or our policies, such violations may also put our clients’ and their patients’ information at risk and could, in turn, have an adverse effect on our business, financial condition, results of operations, reputation, or prospects.

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The Company and its products are subject to laws and regulations concerning healthcare provider’s practices and patients’ information protection. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

As part of the operation of our business, we, and our subcontractors may have access to, or our clients may provide to us, individually identifiable health information related to the treatment, payment, and operations of providers’ practices. In the United States, government and industry legislation and rulemaking, especially HIPAA, HITECH, and standards and requirements published by industry groups such as the Joint Commission require the use of standard transactions, standard identifiers, security other standards and requirements for the transmission of certain electronic health information. National standards and procedures underripe include the “Standards for Electronic Transactions and Code Sets” (the “Transaction Standards”); the “Security Standards” (the “Security Standards”); and the “Standards for Privacy of Individually Identifiable Health Information” (the “Privacy Standards”). The Transaction Standards require the use of specified data coding, formatting, and content in all specified “healthcare Transactions” conducted electronically. The Security Standards require the adoption of specified types of security measures for certain electronic health information, which is called Protected Health Information (“PHI”). The Privacy Standards grant a number of rights to individuals as to their PHI and restrict the use and disclosure of PHI by “Covered Entities,” defined as “health plans,” “healthcare providers,” and “healthcare clearinghouses.”

Any failure or perceived failure by us to comply with the aforementioned laws and regulations in connection with our products and services provided to our clients or used by third parties, or our related legal obligations, or any compromise of security that results in the unauthorized release or transfer protected information, may result in governmental enforcement actions, litigation, class action, or public statements against us by consumer advocacy groups or others and could cause our clients to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects.

The Company and its products are subject to laws and regulations concerning electronic prescribing standards and the adoption of controlled substance electronic prescribing. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

The use of our software by physicians to perform a variety of functions, including electronic prescribing, which refers to the electronic routing of prescriptions to pharmacies and the ensuing dispensation, is governed by state and federal law, including fraud and abuse laws. States have differing prescription format requirements, which we have programmed into our software. There is significant variation in the laws and regulations governing prescription activity, as federal law and the laws of many states permit the electronic transmission of certain controlled prescription orders, while the laws of several states neither specifically permit nor specifically prohibit the practice. Restrictions exist at the federal level on the use of electronic prescribing for controlled substances and certain other drugs, including a regulation enacted by the Drug Enforcement Association in mid-2010. However, some states (most notably New York) have passed complementary laws governing the use of electronic prescribing tools in the use of prescribing opioids and other controlled substances, and we expect this to continue to be addressed with regulations in other states. In addition, the HHS published its final “E-Prescribing and the Prescription Drug Program” regulations in 2005 (effective January 1, 2006), and final regulations governing the standards for electronic prescribing under Medicare Part D in 2008 (effective June 6, 2008) (the “ePrescribing Regulations”). These regulations are required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) and consist of detailed standards and requirements, in addition to the HIPAA Standard discussed above, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA’s Prescription Drug Benefit. Further, in 2016, Congress passed the Comprehensive Addiction and Recovery Act, which contained components related to Prescription Drug Monitoring Programs and other elements that relate to the use of our technologies. These standards are detailed and broad, and cover not only routing transactions between prescribers and pharmacies, but also electronic eligibility, formulary, and benefits inquiries. In general, regulations in this area can be burdensome and evolve regularly, meaning that any potential benefits to our clients from utilizing such solutions and services may be superseded by a newly-promulgated regulation that adversely affects our business model. Our efforts to provide solutions that enable our clients to comply with these regulations could be time consuming and expensive.

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Any failure or perceived failure by us to comply with the aforementioned laws and regulations in connection with our products and services provided to our clients or used by third parties, or our related legal obligations, or any compromise of security that results in the unauthorized release or transfer protected information, may result in governmental enforcement actions, litigation, class action, or public statements against us by consumer advocacy groups or others and could cause our clients to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation, or prospects.

We may be subject to liability as a result of a failure or a perceived failure to comply with laws and regulations governing approval and reimbursement of claims by healthcare industry payers.

Our software solutions allow to electronically transmits medical claims by physicians to patients’ payers for approval and reimbursement. In addition, our services include assistance in cloud processing and submission of medical claims by physicians to patients’ payers for approval and reimbursement. Federal law provides that it is both a civil and a criminal violation for any person to submit, or cause to be submitted, a claim to any payer, including, without limitation, Medicare, Medicaid, and all private health plans and managed care plans, seeking payment for any services or products that overbills or bills for items that have not been provided to the patient. We have in place policies and procedures that we believe assure that all claims that are transmitted by our system and through our services are accurate and complete, provided that the information given to us by our clients is also accurate and complete. If, however, we or our subcontractors do not follow those procedures and policies, or they are not sufficient to prevent inaccurate claims from being submitted, we could be subject to liability.

In the event our software platforms and solutions are found to be subject to FDA’s regulations and approval in connection with the certain types of medical devices our software integrates with, we may have to incur additional costs or be subjected to potential criminal and civil penalties in case of the actual or perceived failure of us to comply with such regulations.

Certain computer software products are regulated as medical devices under the Federal Food, Drug and Cosmetic Act. The 21st Century Cures Act, passed in December 2016, clarified the definition of a medical device to exclude health information technology such as Electronic Health Records; however, the legislation did leave the opportunity for that designation to be revisited if determined to be necessary by changing industry and technological dynamics. Accordingly, the Food and Drug Administration (the “FDA”) may become increasingly active in regulating computer software intended for use in healthcare settings. Depending on the product, we could be required to notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products or obtain FDA approval by demonstrating safety and effectiveness before marketing a product. Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness or substantial equivalence. If the FDA requires this data, we could be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA would approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug, and Cosmetic Act’s general controls. The FDA can impose extensive requirements governing pre- and post-market conditions such as approval, labeling, and manufacturing, as well as governing product design controls and quality assurance processes. Failure to comply with FDA requirements can result in criminal and civil fines and penalties, product seizure, injunction, and civil monetary policies—each of which could have an adverse effect on our business.

We may have to incur material expenses in order to accommodate its client’s interoperability requests dictated by interoperability standards of exchange of health information.

Our clients are concerned with and often require that our software solutions and health care devices be interoperable with other third-party health care information technology suppliers. With the passing of the MACRA in 2015, the U.S. Congress declared it a national objective to achieve widespread exchange of health information through interoperable certified EHR technology nationwide by December 31, 2018. The 21st Century Cures Act, which was passed and signed into law in December 2016, includes numerous provisions intended to encourage this nationwide interoperability.

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In February 2019, HHS’s Office of the National Coordinator for Health Information Technology (“ONC”) released a proposed rule titled, “21st Century Cures Act: Interoperability, Information Blocking, and the ONC Health IT Certification Program.” Following an extended public comment period, in March 2020 ONC released the final rule which implements the key interoperability provisions included in the Cures Act. Specifically, it calls on developers of certified EHRs and health IT products to adopt standardized application programming interfaces (“APIs”), which will help allow individuals to securely and easily access structured and unstructured EHI formats using smartphones and other mobile devices. This provision and others included in the rule create a lengthy list of new certification and maintenance of certification requirements that developers of EHRs and other health IT products have to meet in order to maintain approved federal government certification status. Although our current products do not require such certification, they may be required to be certified in future. Meeting and maintaining this certification status will require additional development costs.

The ONC rule also implements the information blocking provisions of the 21st Century Cures Act, including identifying reasonable and necessary activities that do not constitute information blocking. Under the 21st Century Cures Act, the U.S. Department of Health and Human Services (“HHS”) has the regulatory authority to investigate and assess civil monetary penalties of up to $1,000,000 against certified health IT developers found to be in violation of “information blocking.” This new oversight and authority to investigate claims of information blocking creates significant risks for us and our clients and could potentially create substantial new compliance costs.

Other regulatory provisions included in the ONC Cures Act final rule could create compliance costs and/or regulatory risks for us. Because these regulations are subject to future changes and/or significant enforcement discretion by federal agencies, the ultimate impact of these regulations is unknown.

There is significant uncertainty in the healthcare industry, both as a result of recently enacted legislation and changing government regulation, which may have a material adverse impact on the businesses of our hospital clients and ultimately on our business, financial condition, and results of operations.

The healthcare industry is subject to changing political, economic, and regulatory influences that may affect the procurement processes and operation of healthcare facilities, including our hospital clients. During the past decade, the healthcare industry has been subject to increased legislation and regulation of, among other things, reimbursement rates, payment programs, information technology programs, and certain capital expenditures (collectively, the “Health Reform Laws”). The Health Reform Laws contain various provisions that impact us and our clients. Some of these provisions have a positive impact, by expanding the use of electronic health records in certain federal programs, for example, while others, such as reductions in reimbursement for certain types of providers, have a negative impact due to fewer available resources. The continued increase in fraud and abuse penalties is expected to adversely affect participants in the healthcare sector, including us.

The activity related to the repeal, repair, and/or replacement of the Patient Protection and Affordable Care Act (“PPACA”), including any changes resulting from continued judicial and congressional challenges to certain aspects of the law, and the 2015 repeal of the Sustainable Growth Rate and replacement with the MACRA may have an impact on our business. The Affordable Care Act, passed in 2010, contained various provisions that have impacted us and our clients, and any replacement or adjustment of that law may change requirements related to our products or how our clients use them, as well as reimbursement available to our clients. These may have a positive impact by requiring the expanded use of EHRs and analytics tools to participate in certain federal programs, for example, while others, such as those mandating reductions in reimbursement for certain types of providers, may have a negative impact by reducing the resources available to purchase our products. Increases in fraud and abuse enforcement and penalties may also adversely affect participants in the healthcare sector, including us.

As existing regulations mature and become better defined, we anticipate that these regulations will continue to directly affect certain of our products and services, but we cannot fully predict the effect at this time. We have taken steps to modify our products, services, and internal practices as necessary to facilitate our compliance with the regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management’s attention and divert other company resources, and any non-compliance by us could result in civil and criminal penalties.

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We may not see the benefits from government funding programs initiated to accelerate the adoption and utilization of health information technology.

While government programs have been implemented to improve the efficiency and quality of the healthcare sector, including expenditures to stimulate business and accelerate the adoption and utilization of healthcare technology, we may not see the anticipated benefits of such programs. Under the ARRA, the PPACA, and the MACRA, significant government financial resources are being invested in healthcare, including financial incentives to healthcare providers who can demonstrate meaningful use of certified EHR technology since 2011. While we expect the ARRA, the PPACA, and the MACRA to continue to create sales opportunities over the next several years, we are unsure of the immediate or long-term impact of these government actions.

HITECH established the Medicare and Medicaid EHR Incentive Programs to provide incentive payments for eligible professionals, hospitals, and critical access hospitals as they adopt, implement, upgrade, or demonstrate meaningful use of certified EHR technology. HITECH, and subsequently MACRA, also authorized CMS to apply payment adjustments, or penalties, to Medicare eligible professionals and eligible hospitals that are not meaningful users under the Medicare EHR Incentive Program. Centers for Medicare & Medicaid Services (“CMS”),

Although we believe that our service offerings will meet the requirements of HITECH and MACRA to allow our clients to qualify for financial incentives and avoid financial penalties for implementing and using our services, there can be no guaranty that our clients will achieve meaningful use (or its equivalent under MACRA’s Merit Based Incentive Payment System, Promoting Interoperability) or actually receive such planned financial incentives for our services. We also cannot predict the speed at which healthcare providers will adopt electronic health record systems in response to these government incentives, whether healthcare providers will select our products and services, or whether healthcare providers will implement an electronic health record system at all. In addition, the financial incentives associated with the meaningful use program are tied to provider participation in Medicare and Medicaid, and we cannot predict whether providers will continue to participate in these programs. Any delay in the purchase and implementation of electronic health records systems by healthcare providers in response to government programs, or the failure of healthcare providers to purchase an electronic health record system, could have an adverse effect on our business, financial condition, and results of operations. It is also possible that additional regulations or government programs related to electronic health records, amendment or repeal of current healthcare laws and regulations, or the delay in regulatory implementation could require us to undertake additional efforts to meet meaningful use standards, materially impact our ability to compete in the evolving healthcare IT market, materially impact healthcare providers’ decisions to implement electronic health records systems or have other impacts that would be unfavorable to our business. The costs of achieving and maintaining certified electronic health record technology (“CEHRT”) are also significant and because the definition of CEHRT and its use requirements for clients are subject to regulatory changes, these programs and future regulatory changes to them could adversely impact our business.

We may be subject to false or fraudulent claim laws.

There are numerous federal and state laws that forbid the submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid the abuse of existing systems for such submission and payment. Any failure of our revenue cycle management services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development, and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation, or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

If the healthcare information technology market fails to continue to develop as quickly as expected, our business, financial condition, and operating results could be materially and adversely affected.

The electronic healthcare information market is rapidly evolving. A number of market entrants have introduced or developed products and services that are competitive with one or more components of the platforms and programmatic solutions we offer. We expect that additional companies will continue to enter this market, especially in response to recent legislative actions. In new and rapidly evolving industries, there is significant uncertainty and risk as to the demand for, and market acceptance of, recently introduced products and services. Because the markets for our products and services are new and evolving, we are not able to predict the size and growth rate of the markets with any certainty. If markets fail to develop, develop more slowly than expected, or become saturated with competitors, our business, financial condition, and operating results could be materially and adversely impacted.

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If the demand for cloud-based solutions declines, particularly in the Life Sciences industry, our revenues could decrease and our business could be adversely affected.

The continued expansion of the use of cloud-based solutions, particularly in the Life Sciences industry, depends on a number of factors, including the cost, performance, and perceived value associated with cloud-based solutions, as well as the ability of providers of cloud-based solutions to address and maintain security, privacy, and unique regulatory requirements or concerns. If we or other cloud-based solution providers experience security incidents, loss of customer data, disruptions in delivery, or other problems, the market for cloud-based solutions in the Life Sciences industry, including our solutions, may be adversely affected. If cloud-based solutions do not continue to achieve more widespread adoption in the Life Sciences industry, or there is a widespread reduction in demand for cloud-based solutions, our revenues could decrease and our business could be adversely affected.

Unfavorable conditions in our industry or the U.S. economy, or reductions in information technology spending, could limit our ability to grow our business and negatively affect our operating results.

Our operating results may vary based on the impact of changes in our industry or the United States economy on us or our clients. The revenue growth and potential profitability of our business depend on demand for the workforce and provide platforms and programmatic for healthcare providers. We sell our products and services to organizations whose businesses fluctuate based on general economic and business conditions. In addition, a portion of our revenue is attributable to the number of users of our products at each of our clients, which in turn is influenced by the employment and hiring patterns of our clients and potential clients. To the extent that economic uncertainty or weak economic conditions cause our clients and potential clients to freeze or reduce their headcount, demand for our products may be negatively affected. If economic conditions deteriorate, our clients and potential clients may elect to decrease their workforce development budgets for cloud-based platforms and programmatic solutions by deferring or reconsidering purchases, which would limit our ability to grow our business and negatively affect our operating results.

The market for our data analysis systems and software solutions is new and unproven and may not grow.

We believe our future success will depend in large part on establishing and growing a market for our systems infrastructure and that are able to provide operational intelligence, particularly designed to collect and index machine data. Our systems infrastructure is designed to address interoperability challenges across the healthcare continuum. It integrates big data with real-time resources and applies machine learning algorithms to inform and optimize treatment decisions. In order to grow our business, we intend to expand the functionality of our offering to increase its acceptance and use by the broader market. In particular, our systems infrastructure is targeted at those in the healthcare continuum that are transitioning from fee-for-service to a value-based reimbursement model. While we believe this to be the current trend in healthcare, this trend may not continue in the future. Our systems infrastructure is less effective with a traditional fee-for-service model and if there is a reversion in the industry towards fee-for-service, or a shift to another model, we would need to update our offerings and we may not be able to do so effectively or at all. It is difficult to predict client adoption and renewal rates, client demand for our software, the size and growth rate of the market for our solutions, the entry of competitive products, or the success of existing competitive products. Many of our potential clients may already be a party to existing agreements for competing offerings that may have lengthy terms or onerous termination provisions, and they may have already made substantial investments into those platforms which would result in high switching costs. Any expansion in our market depends on several factors, including the cost, performance, and perceived value associated with such operating system and software applications particularly considering the shifting market dynamics. Although we have experienced rapid adoption of our systems infrastructure and software solutions, the rate may slow or decline in the future, which would harm our business and operating results. In addition, while many large hospital systems and payers use our solutions, many of these entities use only certain of our offerings, and we may not be successful in driving broader adoption of our solutions among these existing users, which would limit our revenue growth.

If the market for our offerings does not achieve widespread adoption or there is a reduction in demand for our offerings in our market caused by a lack of customer acceptance, technological challenges, lack of accessible machine data, competing technologies and products, decreases in corporate spending, weakening economic conditions, or otherwise, it could result in reduced customer orders, early terminations, reduced renewal rates or decreased revenues, any of which would adversely affect our business operations and financial results. You should consider our business and prospects in light of the risks and difficulties we may encounter in this new and unproven market.

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Risks Related to this Offering and Ownership of Our Securities

There is no active public trading market for our common stock and we cannot assure you that an active trading market will develop in the near future.

Our common stock is not quoted in the over-the-counter markets and is not listed on any stock exchange and there is currently no active trading in our securities. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “HCTI.” We cannot assure you that an active trading market for our common stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

The public price of our common stock may be volatile, and could, following a sale decline significantly and rapidly.

The initial public offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in the offering, or at all. Following this Offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Our Parent owns approximately 87% of our common stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Our Parent owns approximately 87% of our common stock. After this offering, it is anticipated that our Parent will own or control 25,500,000 shares of our common stock, which will represent approximately 67.6% of the outstanding shares of our common stock after the closing of the offering (excluding any over-allotment shares). As a result, our Parent will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination, and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. Additionally, Suresh Venkatachari, our Chairman and Chief Executive Officer is also a significant shareholder, a director, and the Chief Executive Officer of SecureKloud Technologies Ltd, which owns 65.2% of our Parent. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares.

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We have recently issued convertible promissory notes with warrants that are convertible into and exercisable for our common stock and could cause substantial dilution to investors and a decline in our stock price.

We have recently issued the Convertible Notes and the Warrants that are currently convertible into 2,122,470 shares of our common stock at conversion and exercise prices that are 40% and 28% less than the offering price in this initial public offering. Furthermore, if an event of default that is a payment default under the Convertible Notes occurs, the number of shares of our common stock underlying the Warrants would be increased from 707,490 to 1,061,235. Additionally, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be lower than the price per share in this offering. If the holders of the Convertible Notes and Warrants decide to exercise their conversion and exercise rights in full or additional shares of common stock or securities that are convertible into or exchangeable for our common stock are issued in the future, you may experience substantial dilution and a decline in the value of your common stock, which could result in you suffering a loss.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules and plan to rely on exemptions from certain disclosure requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the SOX, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

You will incur immediate dilution in the net tangible book value of the shares you purchase in this offering.

The initial public offering price of our common stock is higher than the net tangible book value per share of outstanding common stock prior to completion of this offering. Based on our net tangible book value as of December 31, 2020, upon the issuance and sale of 8,000,000 shares of our common stock by us at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth under “About this Prospectus,” if you purchase our common stock in this offering, you will suffer immediate dilution of approximately $3.93 per share in net tangible book value. You may experience additional dilution upon future equity issuances or the exercise of stock options to purchase our common stock granted to our directors, officers, and employees under our current and future stock incentive plans. See “Dilution.”

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Our stock price may change significantly following this offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The trading price of our common stock is likely to be volatile. The stock market has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. We and the underwriters have negotiated to determine the initial public offering price. You may not be able to resell your shares at or above the initial public offering price due to a number of factors such as those listed in other portions of this “Risk Factors” section and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships, or capital commitments;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions;

•	additions or departures of key management personnel;

•	future sales of our common stock or other securities by us or our existing stockholders, or the perception of such future sales;

•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our stock;

•	changes in accounting principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, or responses to these events.

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The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Certificate of Incorporation and our Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our amended and restated certificate of incorporation and our Bylaws and individual indemnification agreements we have entered with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Our certificate of incorporation will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our amended and restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above

We believe these provisions benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees or agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

These broad market and industry fluctuations may materially adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock are low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations, and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors, subject to applicable laws, and dependent upon a number of factors, including our earnings, capital requirements, and overall financial conditions. In addition, our ability to pay dividends on our common stock is currently limited by the covenants of our Credit Facilities and may be further restricted by the terms of any future debt or preferred securities. Accordingly, your only opportunity to achieve a return on your investment in our Company may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions. These forward-looking statements are contained throughout this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe, are appropriate under the circumstances and at this time. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections contained herein are subject to and involve risks, uncertainties, and assumptions, and therefore you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, and therefore actual results might differ materially from those expressed in the forward-looking statements and projections. Factors that might materially affect such forward-looking statements and projections include:

•	Our ability to effectively operate our business segments;

•	Our ability to manage our research, development, expansion, growth, and operating expenses;

•	Changes or delays in government regulation relating to the healthcare and Life Sciences industries;

•	Our ability to evaluate and measure our business, prospects, and performance metrics;

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

•	Our ability to respond and adapt to changes in technology and customer behavior;

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

•	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations, and results of operations.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, and future financial performance.

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Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $35,800,000 (or approximately $41,800,000 proceeds if the underwriters’ option to purchase additional shares is exercised in full) from the sale of our common stock offered by us in this offering, based on the assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for acquisitions (although we have no current plans, arrangements or agreements for any acquisitions), Convertible Note repayment, Working Capital and for general corporate purposes.

The Convertible Notes bear interest at the rate of 10% per annum. $1.6 million of Convertible Notes is due on September 29, 2021; $1.7 of Convertible Notes is due on October 13, 2021 and $0.9 million of Convertible Notes is due on November 10, 2021. The Proceeds from the sale of the Convertible Notes was used for platform development and to pay salaries.

The Company’s management will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Acquisitions	$15,000,000
Convertible Note Repayment	$4,244,940
Working Capital and General corporate purposes	$16,555,060
Total	$35,800,000

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our common stock. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “HCTI.” For more information see the section “Risk Factors.”

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the probability of acceptance of this offering.

Holders

As of September 10, 2021, we have 29,738,750 shares of our common stock issued and outstanding and held by 19 stockholders of record.

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We also have outstanding:

•	convertible promissory notes in the aggregate principal amount of $4,244,940, convertible into 1,414,980 shares of our common stock;

•	Warrants exercisable into 707,490 shares our common stock in the aggregate.

•	Unvested incentive stock options to purchase 869,000 shares of our common stock have been issued under the Plan at an exercise price of $0.40 per share.

•	Unvested non-qualified stock options to purchase 602,000 shares of our common stock have been issued outside of the Plan at an exercise price of $0.40 per share.

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies, or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plan

On April 27, 2020, the Board and its stockholders adopted the Plan. The Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Under the Plan, there are 4,000,000 shares of Common Stock reserved for issuance.

The types of awards permitted under the Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board has the power to amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

As of September 10, 2021, the Company has granted 1,131,500 option awards under the Plan to 62 employees, in each case at an exercise price of $0.40 per share. As of December 31, 2020 the Company had not made any awards under the Plan.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of June 30, 2021. Such information is set forth on the following bases:

•	Actual; and

•	on a pro forma basis giving effect to the issuance of 340,000 shares of our common stock by us after June 30, 2021, but prior to the offering; and

•	on a pro forma, as adjusted basis giving effect to the sale of 8,000,000 shares of our common stock by us in this offering at an assumed initial public offering price of $5.00 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

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You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus. The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:

	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$1,549,972	$1,549,972	$37,349,973
Promissory Note	—
Convertible Notes	$4,244,940	$4,244,940	$4,244,940
Total liabilities including lease obligations - net of current portion	$4,244,940	$4,244,940	$4,244,940

Stockholders’ equity:
Common stock, $0.00001 par value, 100,000,000 shares authorized, 29, 398,750 shares outstanding actual, 29,738,750 shares proforma and 37,738,750 shares outstanding pro forma as adjusted	$294	$297	$377
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized
Series A Super Voting Preferred Stock, $0.00001 par value, 0 shares designated and 0 shares issued actual; 20,000 shares designated and 6,000 shares issued proforma and proforma as adjusted		$0.06	$0.06
Additional paid-in capital	$1,669,772	$1,805,769	$41,805,689
Accumulated (deficit)/Surplus	$2,774,680	$2,774,680	$2,774,680
Total stockholders’ equity	$4,444,746	$4,580,746	$44,580,746
Total capitalization	$8,689,686	$8,825,686	$48,825,686

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of our common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of June 30, 2021, was $4,444,746 or $0.15 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date. After giving effect to the sale of 8,000,000 shares in this offering at an assumed initial public offering price of $5.00 per share for net proceeds of approximately $$35,800,000 as if such offering and such share issuances had occurred on June 30, 2021, our as adjusted pro forma net tangible book value as of June 30, 2021, would have been $40,244,746 or approximately $1.07 per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $0.92 to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of $3.93 to new investors who purchase shares of our common stock in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per share	$5.00
Historical net tangible book value per share as of June 30, 2021	$0.15
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	$0.92
As adjusted pro forma net tangible book value (deficit) per share	$1.07
Dilution in net tangible book value per share to new investors	$3.93

After completion of this offering, our existing stockholders would own approximately 78.8% and our new investors would own approximately 21.2% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	29,738,750	78.8%	$4,444,746	10%	$0.15
New Investors	8,000,000	21.2%	$40,000,000	90%	$5.00
Total	37,738,750	100%	$44,444,746	100%	$5.15

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition, liquidity, and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with “Selected Consolidated Financial Data,” the condensed consolidated financial statements and the related notes thereto, and the consolidated financial statements and the related notes thereto all included elsewhere in this prospectus. The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity, and capital resources, and all other non-historical statements in this discussion are forward-looking statements and are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

Healthcare Triangle, Inc. is a leading healthcare information technology company focused on advancing innovative, industry-transforming solutions in the areas of cloud services, data science, professional and managed services for the Healthcare and Life Sciences industry.

The Company was formed on October 29, 2019, as a Nevada Corporation and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the Healthcare and Life Sciences (“HCLS”) industry. The business commenced on January 1, 2020, after the Parent transferred its s Life Sciences business to us. As of January 31, 2021, we had a total of 69 full time employees, 135 sub-contractors, including 67 certified cloud, 16 Epic Certified EHR experts and 14 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access. During the fiscal year ended December 31, 2020, we generated revenues of approximately $31.3 million when compared to revenue of $28.7 million for the year ended December 31,2019 from the sale of our products and services which represents an increase of $2.6 million amounting to 9.1% increase when compared to the previous year.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical, and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms, and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real-world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, IoT, security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by our intellectual property and delivered as a service, provide advanced analytics, data science applications, and data aggregation in these highly regulated environments in a more compliant, secure, and cost-effective manner to our customers.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include Electronic Health Records (EHR) and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve a return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

Our Business Model

The majority of our revenue is generated by our full-time employees who provide software services and Managed Services and Support to our clients in the Healthcare and Life Sciences industry. Our software services include strategic advisory, implementation and development services and Managed Services and Support include post implementation support and cloud hosting. Our CloudEz and DataEz platforms became commercially available to deploy under solution delivery model in 2019 and Readabl.AI platform from last quarter of 2020. While these platforms are commercially available, we continue to develop and upgrade them on a regular basis.

We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings are expected to become commercially available in the third quarter of 2021.

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Impacts of the COVID-19 Pandemic

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world and on our business. Measures to prevent its spread, including government-imposed restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions have had a significant effect on certain of our business operations. In response to these business disruptions, which include a transition to remote working, reducing certain of our discretionary expenditures and eliminating non-essential travel particularly with respect to COVID-19 impacted operation and complying with health and safety guidelines to protect employees, contractors, and customers.

The Company reported sequential growth in revenue in 2020; the healthcare revenue was lower in the second and third quarters of 2020 due to COVID-19 as many hospitals delayed investments in new projects or upgrade; however, the Company witnessed strong growth in Life Sciences revenue due to investments in research and development for drug discovery to address COVID-19 challenges and healthcare revenues have returned to pre-COVID-19 levels in the fourth quarter 2020. We have obtained necessary funding to manage our short-term working capital requirements. We have not altered any credit terms with our customers and the realization from the customers have generally been on time. We have been able to service our debt and other obligations on time. There has been no material impact on our operational liquidity and capital resources on account of COVID-19.

On May 5, 2020, we received a PPP loan pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) amounting to $1.5 million. The principal and interest on the PPP loans are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first six months.  The Company has been notified by its lender that the Company’s PPP loan will be forgiven in whole on account of fulfilling the eligibility criteria and therefore this amount has been recognized by us as other income.

Because of COVID-19, healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

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Key Factors of Success

We believe that our future growth, success, and performance are dependent on many factors, including those mentioned below. While these factors present significant opportunities for us, they also represent the challenges that we must successfully address in order to grow our business and improve our results of operations.

Investment in scaling the business

We need to continuously invest in research and development to build new solutions, sales, and marketing to promote our solutions to new and existing customers in various geographies, and other operational and administrative functions in systems, controls and governance to support our expected growth and our transition to a public company. We anticipate that our employee strength will increase because of these investments.

Adoption of our solutions by new and existing customers

We believe that our ability to increase our customer base will enable us to drive growth. Most of our customers initially deploy our solutions within a division or geography and may only initially deploy a limited set of our available solutions. Our future growth is dependent upon our existing customers’ continued success and renewals of our solutions agreements, deployment of our solutions to additional divisions or geographies and the purchase of subscriptions to additional solutions. Our growth is also dependent on the adoption of our solutions by new customers. Our customers are large organizations who typically have long procurement cycles which may lead to declines in the pace of our new customer additions.

Subscription services adoption

The key factor to our success in generating substantial recurring subscription revenues in future will be our ability to successfully market and persuade new customers to adopt our SaaS offerings. We are in the early stages of marketing our SaaS offerings such as DataEz, CloudEz and Readabl.AI, which are not yet commercially available, and do not yet have enough information about our competition or customer acceptance to determine whether or not recurring subscription revenue from these offerings will have a material impact on our revenue growth. Our SaaS offerings are expected to become available in the third quarter of 2021.

Mix of solutions and software services revenues.

Another factor to our success is the ability to sell our solutions to the existing software services customers. During the initial period of deployment by a customer, we generally provide a greater number of services including advisory, implementation and training. At the same time, many of our customers have historically purchased our solutions after the deployment. Hence, the proportion of total revenues for a customer associated with software services is relatively high during the initial deployment period. While our software services help our customers achieve measurable improvements and make them stickier, they have lower gross margins than solution-based revenue. Over time, we expect the revenues to shift towards recurring and subscription-based revenues.

Liquidity

The current ratio measures a company's ability to pay off its current liabilities (payable within one year) with its total current assets such as cash, accounts receivable, and inventories. The higher the ratio, the better the company's liquidity position.

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The Current ratio of the company based on the audited financial statement is 1.11 for 2020 this .83 for 2019, A good current ratio is between 1.2 to 2, which means that the business has 2 times more current assets than liabilities to covers its debts. A current ratio below 1 means that the company doesn't have enough liquid assets to cover its short-term liabilities.

The Company does not have inventory and hence the quick ratio is the same as current ratio.

Components of Results of Operations

Revenues

We provide our services and manage our business under these operating segments:

•	Software Services

•	Managed Services and Support

•	Platform Services

Software Services

The Company earns revenue primarily through the sale of software services that is generated from providing strategic advisory, implementation, and development services. The Company enters into Statement of Work (SOW) which provides for service obligations that need to be fulfilled as agreed with the customer. The majority of our software services arrangements are billed on a time and materials basis and revenues are recognized over time based on time incurred and contractually agreed upon rates. Certain software services revenues are billed on a fixed fee basis and revenues are typically recognized over time as the services are delivered based on time incurred and customer acceptance. We recognize revenue when we have the right to invoice the customer using the allowable practical expedient under ASC 606-10-55-18 since the right to invoice the customer corresponds with the performance obligations completed.

Managed Services and Support

Managed Services and Support include post implementation support and cloud hosting. Managed Services and Support are a distinct performance obligation. Revenue for Managed Services and Support is recognized ratably over the life of the contract.

Platform Services

Platform Services from CloudEz, DataEz and Readabl.AI are offered as a solution delivery model and will be offered as Software as a Service (SaaS) which is a subscription model. Our SaaS offerings are expected to become available in the third quarter of 2021.

The revenue from solutions delivery model contains a series of separately identifiable and distinct services that represent performance obligations that are satisfied over time. During the periods presented the company generated Platform revenue on solution delivery model only, which is non-recurring revenue.

Our SaaS agreements will be generally non-cancelable during the term, although customers typically will have the right to terminate their agreements for cause in the event of material breach.

SaaS revenues will be recognized ratably over the respective non-cancelable subscription term because of the continuous transfer of control to the customer. Our subscription arrangements will be considered service contracts, and the customer will not have the right to take possession of the software Segment wise revenue breakup.

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Cost of Revenue

Cost of revenue consists primarily of employee-related costs associated with the rendering of our services, including salaries, benefits and stock-based compensation expense, the cost of subcontractors, travel costs, cloud hosting charges and allocated overhead the cost of providing professional services is significantly higher as a percentage of the related revenues than for our subscription services due to the direct labor costs and costs of subcontractors.

Our business and operational models are designed to be highly scalable and leverage variable costs to support revenue-generating activities. While we may grow our headcount overtime to capitalize on our market opportunities, we believe our increased investment in automation, electronic health record integration capabilities, and economies of scale in our operating model, will position us to grow our platform solutions revenue at a greater rate than our cost of revenue.

Operating Expenses

Research and Development

Research and development expense (majorly our investment in innovation) consists primarily of employee-related expenses, including salaries, benefits, incentives, employment taxes, severance, and equity compensation costs for our software developers, engineers, analysts, project managers, and other employees engaged in the development and enhancement of our cloud-based platform applications. Research and development expenses also include certain third-party consulting fees. Our research and development expense excludes any depreciation and amortization.

We expect to continue our focus on developing new product offerings and enhancing our existing product offerings. As a result, we expect our research and development expense to increase in absolute dollars, although it may vary from period to period as a percentage of revenue.

Sales and Marketing

Sales and marketing expense consists primarily of employee-related expenses, including salaries, benefits, commissions, travel, discretionary incentive compensation, employment taxes, severance, and equity compensation costs for our employees engaged in sales, sales support, business development, and marketing. Sales and marketing expense also includes operating expenses for marketing programs, research, trade shows, and brand messages, and public relations costs.

We expect our sales and marketing expenses to continue to increase in absolute dollar terms as we strategically invest to expand our business, although it may vary from period to period as a percentage of total revenues.

General and Administrative

Our general and administrative expenses consist primarily of employee-related expenses including salaries, benefits, discretionary incentive compensation, employment taxes, severance, and stock-based compensation expenses , for employees who are responsible for management information systems, administration, human resources, finance, legal, and executive management. The general and administrative expenses also include occupancy expenses (including rent, utilities, and facilities maintenance), professional fees, consulting fees, insurance, travel, contingent consideration, transaction costs, integration costs, and other expenses. Our general and administrative expenses exclude depreciation and amortization.

In the nearest future, we expect our general and administrative expenses to continue to increase to support business growth. Over the long term, we expect general and administrative expenses to decrease as a percentage of revenue.

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Depreciation and Amortization Expenses

Our depreciation and amortization expense consists primarily of depreciation of fixed assets, amortization of Customer relationship and capitalized software development costs, and amortization of intangible assets. We expect our depreciation and amortization expense to increase as we expand our business organically and through acquisitions.

Other Income (Expense), Net

Other income (expense), net consists of finance cost and gains or losses on foreign currency.

Deferred revenues

Advanced billings to clients in excess of revenue earned are recorded as deferred revenue until the revenue recognition criteria are met.

Unbilled accounts receivable

Unbilled accounts receivable is a contract asset related to the delivery of our professional services for which the related billings will occur in a future period. Unbilled receivables are classified as accounts receivable on the consolidated balance sheet.

Although we believe that our approach to estimates and judgments regarding revenue recognition is reasonable, actual results could differ and we may be exposed to increases or decreases in revenue that could be material.

Provision for Income Taxes

Provision for income taxes consists of federal and state income taxes in the United States, including deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes.

Paycheck Protection Program

On May 5, 2020, we received a PPP loan pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) amounting to $1.5 million. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first six months.  The Company has utilized the proceeds for purposes in line with the terms of the PPP. The Company has received communication from the bank for forgiveness of the loan, in whole on account of fulfilling the criteria and hence this amount has been considered under other income.

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Results of Operations

The following tables set forth selected consolidated statements of operations data and such data as a percentage of total revenues for each of the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	% Sales	2020	% Sales	2021	% of Sales	2020	% of Sales
Revenue	$10,049,716	100%	$7,556,838	100%	$18,002,566	100%	$14,983,533	100%
Cost of Revenue (exclusive of depreciation /amortization)	6,704,389	67%	5,550,574	73%	12,477,043	69%	10,804,081	72%
Research & Development	813,402	8%	492,406	7%	1,570,682	9%	919,249	6%
Sales and Marketing	804,984	8%	260,588	3%	1,472,789	8%	626,836	4%
General and Administrative	1,048,068	10%	911,149	12%	2,308,447	13%	1,743,466	12%
Depreciation and Amortization	211,311	2%	201,770	3%	421,962	2%	402,703	3%
Other income ( PPP loan forgiveness)	—	0%	—	0%	—	0%	—	0%
Interest expense	164,122	2%	5,650	0%	259,215	1%	23,759	0%
Income tax expenses	734	0%	36,659	0%	3,817	0%	125,265	1%
Net income	$302,706	3%	$98,042	1%	($511,389)	(3%)	$338,173	2%

Three Months Ended June 30, 2021 and 2020

Revenue from operations

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Revenue	$10,049,716	$7,556,838	$2,492,878	33%

Revenue increased by $2.5 million, or 33% to $10 million for the quarter ended June 30, 2021, as compared to $7.5 million for the quarter ended June 30, 2020. Revenue from Managed Services and Support has increased more than the decrease in the revenue from Software Services which resulted in net increase in revenue. The Software Services are typically short-term engagements to provide software consulting and development services, which do not require continual third-party maintenance. Managed Services and Support such as IT cloud hosting and support call for services on a continuous basis and allow for strengthening of client relationships which can lead to additional engagements from the client. Therefore, the Company is determined to focus on increasing the Managed Services & Support and Platform Services revenue to enhance our relationship and long-term engagement with our customers. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of the operations.

Our top 5 customers accounted for 85% in quarter ended June 30, 2021 and 88% in during quarter ended June 30, 2020, respectively.

The following table has the breakdown of our revenues for the quarter ended June 30, 2021 and 2020 for each of our top 5 customers. Several of the top 5 customers in 2021 are not the same for 2020. However, F. Hoffmann-La Roche Ltd, a Swiss multinational healthcare company (“Customer 1”) and Customer 5 held those positions for both Quarter ended June 30, 2021 and 2020.

Top Five Customers Revenue for three months ended June 30, 2021 and 2020

2021

Customer	Amount	% of Revenue
Customer 1	$5,038,198	50%
Customer 2	1,450,000	14%
Customer 3	959,788	10%
Customer 4	651,345	6%
Customer 5	$471,208	5%

2020

Customer	Amount	% of Revenue
Customer 1	$4,895,761	65%
Customer 2	629,003	8%
Customer 3	492,648	7%
Customer 4	403,770	5%
Customer 5	$230,047	3%

Significance of Customer 1

We have been engaged by Customer since 2017 in their cloud transformation projects pursuant to an IT Master Procurement Agreement (“MSA”) effective as of May 1, 2017 between Customer 1 and the Parent. All of Parent’s rights and obligations under the MSA were transferred to us under the Asset Transfer Agreement. Initially we started with their cloud assessment and expanded to their cloud transformation journey. Our revenues are consistently growing with this customer as we continue to grow in our Managed Services and Support. While we are dependent on Customer 1 for a majority of our revenues, our revenues are from multiple projects within various divisions of Customer 1. In addition, we are continuously adding new customers and growing other existing customers to reduce our dependency on Customer 1.

Terms of Customer 1 Agreements

The MSA establishes the terms and conditions under which we supply Customer 1 with our services on each project, including, but not limited to, Customer 1’s intellectual property ownership rights, data privacy rights, representations and warranties and indemnification. The term of the MSA commences on the MSA Effective Date and continues until terminated by either party. Customer 1 may terminate the MSA for any reason with 30 days’ notice and we may terminate the MSA for cause with 30 days’ notice. The scope of work for each project and the compensation we receive is governed by a Statement of Work (“SOW”). Depending on the SOW, Customer 1 may terminate such SOW with either 30 days’ or 24 hour notice.

The summaries of the MSA and SOW are not complete descriptions of the provisions of the MSA and any particular SOW and are qualified in their entirety by reference to the MSA and form of SOW, each filed as an exhibit to the registration statement of which this prospectus is a part.

The following table provides details of Customer 1 revenue by operating segments:

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$723,330	$1,231,052	$(507,722)	(41%)
Managed Services and Support	4,314,868	3,077,371	1,237,497	40%
Platform Services	—	587,338	(587,338)	(100%)
Total Revenue	$5,038,198	$4,895,761	$142,437	3%

Revenue from Customer 1 increased by $0.1 million, or 3% to $5 million for the quarter ended June 30, 2021, as compared to $4.9 million for the quarter ended June 30, 2020. Software services revenue decreased by $0.5 million or 41% to $0.7 million for the quarter ended June 30, 2021, as compared to $1.2 million for the quarter ended June 30, 2020. Managed Services and Support revenue increased by $1.2 million, or 40% to $4.3 million for the quarter ended June 30, 2021, as compared to $3.1 million for the quarter ended June 30, 2020. Revenue from Platform Services decreased by $0.6 million, or 100% to $0 for the quarter ended June 30, 2021, as compared to $0.6 million for the quarter ended June 30, 2020.

Cost of Revenue (exclusive of depreciation /amortization)

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Cost of Revenue (exclusive of depreciation /amortization)	$6,704,389	$5,550,574	$1,153,815	21%

Cost of revenue, excluding depreciation and amortization increased by $1.1 million, or 21%, to $6.7 million for the quarter ended June 30, 2021, as compared to $5.6 million for the quarter ended June 30, 2020. The increase was primarily due to increase in Managed Services and Support cost for quarter ended June 30, 2021, as compared to the quarter ended June 30, 2020.

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Operating Expenses

Operating expenses increased by $1 million, or 54% to $2.9 million for the quarter ended June 30, 2021, as compared to $1.9 million for the quarter ended June 30, 2020, the increase is attributable primarily to investment in Platform Development, Sales and Marketing and General and Administrative expenses.

Research and Development

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Research & Development	$813,402	$492,406	$320,996	65%

Research & Development expenses increased by $0.3 million, or 65% to $0.8 million for the quarter ended June 30, 2021, as compared to $0.5 million for the quarter ended June 30, 2020, this is primarily due to higher investments in Platform Development.

Sales and Marketing

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Sales and Marketing	$804,984	$260,588	$544,396	209%

Sales and Marketing expenses increased by $0.5 million, or 209% to $0.8 million for the, the quarter ended June 30, 2021, as compared to $0.3 million for the quarter ended June 30, 2020, this is primarily due to additional investment in Sales and Marketing.

General and Administrative

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
General and Administrative	$1,048,068	$911,149	$136,919	15%

General and Administrative expenses increased by $0.1 million, or 15 % to $1 million for the quarter ended June 30, 2021, as compared to $0.9 million for the quarter ended June 30, 2020, this is primarily due to increase in stock-based compensation expenses.

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Depreciation and amortization

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Depreciation and amortization	$211,311	$201,770	$9,541	5%

Depreciation and amortization expenses increased by $0.01 million, or 5% to $0.2 million for the quarter ended June 30, 2021, as compared to $0.2 million for the quarter ended June 30, 2020.

Interest expense

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Interest expense	$164,122	$5,650	$158,472	2,805%

Interest expenses increased by $0.15 million, or 2805% to $0.16 million for the quarter ended June 30, 2021, as compared to $0.01 million for the quarter ended June 30, 2020, this is primarily due to interest on convertible note.

Provision for Income Taxes

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Income tax expense	$734	$36,659	$(35,925)	(98)%

Income tax expenses decreased by $0.03 million, or 98% to $0.01 million for the quarter ended June 30, 2021, as compared to $0.04 million for the quarter ended June 30, 2020, this is primarily due to higher income before tax for six months ended June 30, 2020.

Revenue, Cost of Revenue and operating profit by Operating Segment

We currently provide our services and manage our business under three operating segments which are Software Services, Managed Services and Support and Platform Services.

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$3,216,842	$3,343,455	$(126,613)	(4)%
Managed Services and Support	5,304,120	3,626,045	1,678,075	46%
Platform Services	1,528,754	587,338	941,416	160%
Total Revenue	$10,049,716	$7,556,838	$2,492,878	33%

Revenue from Software Services decreased by $.1 million, or 4% to $3.2 million for the quarter ended June 30, 2021, as compared to $3.3 million for the quarter ended June 30, 2020. We faced delays in closing deals in the Software Services segment as customers optimized the cost of supporting legacy systems during the pandemic. The total customers serviced during the quarter ended June 30, 2021, dropped to 26 from 32 for the quarter ended June 30, 2020. Revenue from Managed Services and Support increased by $1.7 million, or 46% to $5.3 million for the quarter ended June 30, 2021, as compared to $3.6 million for the quarter ended June 30, 2020. The growth in Managed Services and Support revenue reflected our existing customers’ continued adoption and acceleration in the demand for cloud technology. Revenue from Managed Services and Support include Cloud hosting revenue of $3.9 million and $1.7 million for the quarter ended June 30, 2021, and 2020, respectively. Revenue from Platform Services increased by $0.9 million, or 160% to $1.5 million for the quarter ended June 30, 2021, as compared to $0.6 million for the quarter ended June 30, 2020. Revenue from Platform Services increased due to increase in the number of customers to 3 for the quarters ended June 30, 2021 as compared to 1 for the quarter ended June 30, 2020.

Factors affecting revenues of Software Services, Managed Services and Support and Platform Services

Our strategy is to achieve meaningful long-term revenue growth through sales of Managed Services and Support and Platform Services to existing and new clients within our target market. In order to increase our cross-selling opportunity between our operating segments and realize long time revenue growth, our focus has shifted more towards Managed Services and Support and Platform Services which is of recurring nature when compared to Software Services segment which is of non-recurring nature. This also helps in retaining existing customers by leveraging our Managed Services and Support and Platform Services as a growth agent. This renewed focus on driving demand for subscription and platform-based model will help us in expanding our customer base and enhance customer retention which is a challenge for our existing Software Services segment. Software Services contracts are driven by Time and Material and on site employees delivering services at customers location. This has been impacted due to COVID-19 restrictions in employee’s travel.

Our CloudEz and DataEz platforms are getting more traction, and this led to increase in Managed Services and Support revenue. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of operations.

Cost of Revenue

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$2,298,394	$2,325,101	$(26,707)	(1)%
Managed Services and Support	3,864,781	2,694,491	1,170,290	43%
Platform Services	541,214	530,982	10,232	2%
Cost of Revenue (exclusive of depreciation /amortization)	$6,704,389	$5,550,574	$1,153,815	21%

Cost of Revenue from Software Services decreased by $0.03 million, or 1% to $2.2 million for the quarter ended June 30, 2021, as compared to $2.3 million for the quarter ended June 30, 2020. The drop in cost of Software Services is due to lower Software Services revenue. Cost of Revenue from Managed Services and Support increased by $1.1 million, or 43% to $3.8 million for the quarter ended June 30, 2021, as compared to $2.7 million for the quarter ended June 30, 2020. The increase is on account of increase in the Managed Services and Support revenue driven by higher adoption of cloud hosting. Cost of Revenue from Platform Services increased by $0.01 million, or 2% to $0.54 million for the quarter ended June 30, 2021, as compared to $0.53 million for the quarter ended June 30, 2020.

Segment operating profits by reportable segment were as follows:

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$521,275	$628,565	$(107,290)	(17)%
Managed Services and Support	1,439,339	931,555	507,784	55%
Platform Services	174,137	(436,050)	610,187	(140)%
Total segment operating profit	2,134,751	1,124,070	1,010,681	90%
Less: unallocated costs	1,667,189	983,719	683,471	69%
Income from operations	467,562	140,352	327,210	233%
Interest expense	164,122	5,650	158,472	2805%
Net income (loss) before income tax expenses	$303,440	$134,701	$168,739	125%

Operating profit from Software Services decreased by $0.1 million, or 17% to $0.5 million for the quarter ended June 30, 2021, as compared to $0.6 million for the quarter ended June 30, 2020, mainly due to reduction in the Software Services revenue. Operating profit from Managed Services and Support increased by $0.5 million, or 55% to $1.4 million for the quarter ended June 30, 2021, as compared to $0.9 million for the quarter ended June 30, 2020, mainly due to increase in revenue. Operating profit from Platform Services increased by $0.6 million, or 140% to $0.2 million for the quarter ended June 30, 2021, as compared to ($0.4) million for the quarter ended June 30, 2020 due to increase in revenue from Platform Services.

Six Months Ended June 30, 2021 and 2020

Revenue from operations

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Revenue	$18,002,566	$14,983,533	$3,019,033	20%

Revenue increased by $3 million, or 20% to $18 million for the six months ended June 30, 2021, as compared to $15 million for the six months ended June 30, 2020. Revenue from Managed Services and Support has increased more than the decrease in the revenue from Software Services which resulted in net increase in revenue. The Software Services are typically short-term engagements to provide software consulting and development services, which do not require continual third-party maintenance. Managed Services and Support such as IT cloud hosting and support call for services on a continuous basis and allow for strengthening of client relationships which can lead to additional engagements from the client. Therefore, the Company is determined to focus on increasing the Managed Services & Support and Platform Services revenue to enhance our relationship and long-term engagement with our customers. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of the operations.

Our top 5 customers accounted for 84% in six months ended June 30, 2021 and 78% in during six month ended June 30, 2020, respectively.

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The following table has the breakdown of our revenues for the six months ended June 30, 2021 and 2020 for each of our top 5 customers. Several of the top 5 customers in 2021 are not the same for 2020. However, Customer 1 and Customer 5 held those positions for both six months ended June 30, 2021 and 2020 .

Top Five Customers’ Revenue for six months ended June 30, 2021

Customer	Amount	% of Revenue
Customer 1	$9,290,614	52%
Customer 2	1,850,735	10%
Customer 3	1,799,010	10%
Customer 4	1,507,695	8%
Customer 5	$754,262	4%

Top Five Customers’ Revenue for six months ended June 30, 2020

Customer	Amount	% of Revenue
Customer 1	$8,464,113	56%
Customer 2	1,159,845	8%
Customer 3	1,001,928	7%
Customer 4	535,915	4%
Customer 5	$470,018	3%

The following table provides details of Customer 1 revenue by operating segments:

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$1,451,432	$1,602,679	$(151,247)	(9)%
Managed Services and Support	7,321,928	5,371,828	1,950,100	36%
Platform Services	517,254	1,489,606	(972,352)	(65)%
Total Revenue	$9,290,614	$8,464,113	$826,501	10%

Revenue from Customer 1 increased by $0.80 million, or 10% to $9.3 million for the six months ended June 30, 2021, as compared to $8.4 million for the six months ended June 30, 2020. Software Services revenue decreased by $0.1 million or 9% to $1.5 million for the six months ended June 30, 2021, as compared to $1.6 million for the six months ended June 30, 2020. Managed Services and Support revenue increased by $1.9 million, or 36% to $7.3 million for the six months ended June 30, 2021, as compared to $5.4 million for the six months ended June 30, 2020. Revenue from Platform Services decreased by $1 million, or 65% to $0.5 million for the six months ended June 30, 2021, as compared to $1.5 million for the six months ended June 30, 2020

Cost of Revenue (exclusive of depreciation /amortization)

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Cost of Revenue (exclusive of depreciation /amortization)	$12,477,043	$10,804,081	$1,672,962	15%

Cost of revenue, excluding depreciation and amortization increased by $1.7 million, or 15%, to $12.5 million for the six months ended June 30, 2021, as compared to $10.8 million for the six months ended June 30, 2020. The increase was primarily due to increase in Managed Services and Support cost for six months ended June 30, 2021, as compared to the six months ended June 30, 2020.

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Operating Expenses

Operating expenses increased by $2.1 million, or 56% to $5.8 million for the six months ended June 30, 2021, as compared to $3.7 million for the six months ended June 30, 2020, the increase is attributable primarily to investment in Platform Development, Sales and Marketing and General and Administrative expenses.

Research and Development

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Research & Development	$1,570,682	$919,249	$651,433	71%

Research & Development expenses increased by $0.7 million, or 71% to $1.6 million for the six months ended June 30, 2021, as compared to $0.9 million for the six months ended June 30, 2020, this is primarily due to higher investments in Platform Development.

Sales and Marketing

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Sales and Marketing	$1,472,789	$626,836	$845,953	135%

Sales and Marketing expenses increased by $0.9 million, or 135% to $1.5 million for the, the six months ended June 30, 2021, as compared to $0.6 million for the six months ended June 30, 2020, this is primarily due to additional investment in Sales and Marketing.

General and Administrative

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
General and Administrative	$2,308,447	$1,743,466	$564,981	32%

General and Administrative expenses increased by $0.6 million, or 32 % to $ 2.3 million for the six months ended June 30, 2021, as compared to $1.7 million for the six months ended June 30, 2020, this is primarily due to increase in stock-based compensation expenses.

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Depreciation and amortization

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Depreciation and amortization	$421,962	$402,703	$19,259	5%

Depreciation and amortization expenses increased by $0.01 million, or 5% to $0.4 million for the six months ended June 30, 2021, as compared to $0.4 million for the six months ended June 30, 2020.

Interest expense

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Interest expense	$259,215	$23,759	$235,456	991%

Interest expenses increased by $0.2 million, or 991% to $0.3 million for the six months ended June 30, 2021, as compared to $0.02 million for the six months ended June 30, 2020, this is primarily due to interest on convertible note.

Provision for Income Taxes

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Income tax expense	$3,817	$125,265	$(121,448)	(97)%

Income tax expenses decreased by $0.1 million, or 97% to $0.01 million for the six months ended June 30, 2021, as compared to $0.1 million for the six months ended June 30, 2020, this is primarily due to higher income before tax for six months ended June 30, 2020.

Revenue, Cost of Revenue and operating profit by Operating Segment

We currently provide our services and manage our business under three operating segments which are Software Services, Managed Services and Support and Platform Services.

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$5,941,423	$7,154,749	$(1,213,326)	(17)%
Managed Services and Support	9,530,409	6,339,178	3,191,231	50%
Platform Services	2,530,734	1,489,606	1,041,128	70%
Total Revenue	$18,002,566	$14,983,533	$3,019,033	20%

Revenue from Software Services decreased by $1.2 million, or 17% to $6 million for the six months ended June 30, 2021, as compared to $7.2 million for the six months ended June 30, 2020. We faced delays in closing deals in the Software Services segment as customers optimized the cost of supporting legacy systems during the pandemic. The total customers serviced during the six months ended June 30, 2021, reduced to 26 from 32 for the six months ended June 30, 2020. Revenue from Managed Services and Support increased by $3.2 million, or 50% to $9.5 million for the six months ended June 30, 2021, as compared to $6.3 million for the six months ended June 30, 2020. The growth in Managed Services and Support revenue reflected our existing customers’ continued adoption and acceleration in the demand for cloud technology. Revenue from Managed Services and Support include Cloud hosting revenue of $6.9 million and $4.6 million for the six months ended June 30, 2021, and 2020, respectively. Revenue from Platform Services increased by $1 million, or 70% to $2.5 million for the six months ended June 30, 2021, as compared to $1.5 million for the six months ended June 30, 2020. Revenue from Platform Services increased due to increase in the number of customers to 3 for the six months ended June 30, 2021 as compared to 1 for the six months ended June 30, 2020.

Factors affecting revenues of Software Services, Managed Services and Support and Platform Services

Our strategy is to achieve meaningful long-term revenue growth through sales of Managed Services and Support and Platform Services to existing and new clients within our target market. In order to increase our cross-selling opportunity between our operating segments and realize long time revenue growth, our focus has shifted more towards Managed Services and Support and Platform Services which is of recurring nature when compared to Software Services segment which is of non-recurring nature. This also helps in retaining existing customers by leveraging our Managed Services and Support and Platform Services as a growth agent. This renewed focus on driving demand for subscription and platform-based model will help us in expanding our customer base and enhance customer retention which is a challenge for our existing Software Services segment. Software Services contracts are driven by Time and Material and on site employees delivering services at customers location. This has been impacted due to COVID-19 restrictions in employee’s travel.

Our CloudEz and DataEz platforms are getting more traction, and this led to increase in Managed Services and Support revenue. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of the operations.

Cost of Revenue

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Cost of Software Services	$4,221,036	$5,021,140	$(800,104)	(16)%
Cost of Managed Services and Support	7,202,076	4,888,872	2,313,204	47%
Cost of Platform Services	1,053,931	894,069	159,862	18%
Total Cost of Revenue (exclusive of depreciation /amortization)	$12,477,043	$10,804,081	$1,672,962	15%

Cost of Revenue from Software Services decreased by $0.8 million, or 16% to $4.2 million for the six months ended June 30, 2021, as compared to $5 million for the six months ended June 30, 2020. The drop in cost of Software Services is due to lower Software Services revenue. Cost of Revenue from Managed Services and Support increased by $2.3 million, or 47% to $7.2 million for the six months ended June 30, 2021, as compared to $4.9 million for the six months ended June 30, 2020. The increase is on account of increase in the Managed Services and Support revenue driver by higher adoption of cloud hosting. Cost of Revenue from Platform Services increased by $0.1 million, or 18% to $1 million for the six months ended June 30, 2021, as compared to $0.9 million for the six months ended June 30, 2020.

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$988,927	$1,210,552	$(221,625)	(18)%
Managed Services and Support	2,328,333	1,450,306	878,027	61%
Platform Services	(93,879)	(323,712)	229,833	(71)%
Total segment operating profit	3,223,381	2,337,146	886,235	38%
Less: unallocated costs	3,471,738	1,849,948	1,621,790	88%
Income from operations	(248,357)	487,198	(735,553)	(151)%
Interest expense	259,215	23,759	235,456	991%
Net income (loss) before income tax expenses	$(507,572)	$463,438	$(971,010)	(210)%

Operating profit from Software Services decreased by $0.2 million, or 18% to $1 million for the six months ended June 30, 2021, as compared to $1.2 million for the six months ended June 30, 2020, mainly due to reduction in the Software Services revenue. Operating profit from Managed Services and Support increased by $0.9 million, or 61% to $ 2.3 million for the six months ended June 30, 2021, as compared to $1.45 million for the six months ended June 30, 2020, mainly due to increase in Managed Services and Support revenue . Operating loss from Platform Services decreased by $0.2 million, or 71% to $0.1 million for the six months ended June 30, 2021, as compared to $0.36 million for the six months ended June 30, 2020 due to increase in revenue from Platform Services.

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Fiscal 2020 and 2019

The following tables set forth selected consolidated statements of operations data and such data as a percentage of total revenues for each of the periods indicated:

	Fiscal Year Ended December 31,
	2020	% Sales	2019	% Sales
Revenue	$31,338,936	100%	$28,736,614	100%
Cost of Revenue (exclusive of depreciation /amortization)	22,753,067	72.6%	22,888,057	79.6%
Research & Development	1,743,079	5.6%	1,013,469	3.5%
Sales and Marketing	2,424,842	7.7%	687,600	2.4%
General and Administrative	2,438,042	7.8%	1,702,292	5.9%
Depreciation and Amortization	803,194	2.6%	776,132	2.7%
Other income ( PPP loan forgiveness)	(1,512,758)	(4.8)%	—	0.0%
Interest expense	78,646	0.3%	52,576	0.2%
Income tax expenses	257,381	0.8%	444,371	1.5%
Net income	$2,353,443	7.5%	$1,172,116	4.1%

Revenue from operations

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Revenue	$31,338,936	$28,736,614	$2,602,321	9%

Revenue increased by $2.6 million, or 9% to $31.3 million for the year ended December 31, 2020, referred to as fiscal 2020 as compared to $28.7 million for the year ended December 31 2019, referred to as fiscal 2019.The increase is attributable primarily to growth in the Life Sciences business during fiscal 2020, as compared to fiscal 2019. Our top 5 customers accounted for 79% in 2020 and 62% in 2019, respectively. Based on our experience we expect revenue growth from our current top 5 customers; however, we are adding new customers every year and we cannot determine with certainty whether or not the revenue of any of our top 5 customers will continue to be material to the company. The following table is the breakdown of our revenues in 2020 and 2019 for each of our top 5 customers. Several of the top 5 customers in 2020 are not the same for 2019. However, Customer 1 was our top customer for both years ended December 30, 2021, and 2020.

Top Five Customers’ Revenue for FY 2020

Customer	Amount	% of Revenue
Customer 1	$17,958,974	57%
Customer 2	2,383,250	8%
Customer 3	1,827,752	6%
Customer 4	1,520,067	5%
Customer 5	$1,033,142	3%

Top Five Customers’ Revenue for FY 2019

Customer	Amount	% of Revenue
Customer 1	$10,144,431	35%
Customer 2	3,294,041	11%
Customer 3	1,871,200	7%
Customer 4	1,381,744	5%
Customer 5	$1,237,090	4%

The following table provides details of Customer 1 revenue by operating segments:

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Software Services	$2,533,263	$3,512,451	$(979,188)	(28)%
Managed Services and Support	12,855,875	4,491,768	8,364,107	186%
Platform Services	2,569,835	2,140,212	429,623	20%
Total Revenue	$17,958,973	$10,144,431	$7,814,542	77%

Revenue from Customer 1 increased by $8 million, or 77% to $18 million for the year ended December 31, 2020, referred to as fiscal 2020 as compared to $10 million for the year ended December 31, 2019, referred to as fiscal 2019 Software Services revenue decreased by $1 million or 28% to $2.5 million for fiscal 2020, as compared to $3.5 million for fiscal 2019. Managed Services and Support revenue increased by $8.4 million, or 186% to $12.9 million for fiscal 2020, as compared to $4.5 million for fiscal 2019. Revenue from Platform Services increased by $0.4 million, or 20% to $2.5 million for fiscal, 2020, as compared to $2.1 million for fiscal 2019.

Cost of Revenue (exclusive of depreciation /amortization)

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Cost of Revenue (exclusive of depreciation /amortization)	$22,753,067	$22,888,057	$(134,990)	(1)%

Cost of revenue, excluding depreciation and amortization decreased by $0.1 million, or 1%, to $22.7 million for fiscal 2020, as compared to $22.8 million for fiscal 2019.

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Operating Expenses

Operating expenses increased by $3.2 million, or 77% to $7.4 million for the fiscal 2020 as compared to $4.2 million for the fiscal 2019. This increase is primarily due to investment in Platform Development and Sales and Marketing.

Research and Development

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Research & Development	$1,743,079	$1,013,469	$729,610	72%

Research & Development expenses increased by $0.7 million, or 72% to $1.7 million for the fiscal 2020 as compared to $1.0 million for the fiscal 2019. This is primarily due to additional investments in Platform development.

Sales and Marketing

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Sales and Marketing	$2,424,842	$687,600	$1,737,242	253%

Sales and Marketing expenses increased by $1.7 million, or 253% to $2.4 million for the fiscal 2020 as compared to $0.7 million for the fiscal 2019 . This is primarily due to additional investment in Sales and Marketing.

General and Administrative

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
General and Administrative	$2,438,042	$1,702,292	$735,750	43%

General and Administrative expenses increased by $0.7 million, or 43% to $2.4 million for fiscal 2020 as compared to $1.7 million for the fiscal 2019. This is primarily due to additional expenses in support function.

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Depreciation and amortization

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Depreciation and amortization	$803,194	$776,132	$27,062	3%

Depreciation and amortization expenses increased by $0.02 million, or 3% to $0.8 million for the fiscal 2020 as compared to $0.7 million for the fiscal 2019.

Other Income

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Other income (PPP loan forgiveness)	$1,512,758	$—	$1,512,758	100%

Other Income increased by $1.5 million, or 100% to $1.5 million for the fiscal 2020 as compared to $0.0 million for fiscal 2019. This is primarily due $1.5 million of Paycheck Protection Program received under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act or the Act).

Interest expense

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Interest expense	$78,646	$52,576	$26,070	50%

Interest expense increased by $0.02 million, or 50% to $0.07 million for the fiscal 2020 as compared to $0.05 million for the fiscal 2019.

Provision for Income Taxes

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Income tax expense	$257,381	$444,371	$186,990	(42)%

Income tax expense decreased by $0.2 million, or 42% to $0.3 million for the fiscal 2020 as compared to $0.4 million for the fiscal 2019 primarily due to lower income before tax.

Revenue, Cost of Revenue and operating profit by Operating Segment

We currently provide our services and manage our business under three operating segments which are Software Services, Managed Services and Support and Platform Services.

	Fiscal Year Ended		Changes
	December 31,
	2020	2019	Amount	%
Software Services	$12,892,078	$20,067,650	$(7,175,572)	(36)%
Managed Services and Support	15,199,744	6,528,752	8,670,992	133%
Platform Services	3,247,114	2,140,212	1,106,902	52%
Total	$31,338,936	$28,736,614	$2,602,322	9%

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Revenue from Software Services decreased by $7.2 million, or 36% to $12.9 million for the fiscal 2020, as compared to $20.1 million for the fiscal 2019. We faced delays in closing deals in the Software Services segment as customers optimized the cost of supporting legacy systems during the pandemic. The total customers serviced during fiscal 2020 reduced to 40 from 45 for fiscal 2019. Revenue from Managed Services and Support increased by $8.7 million, or 133% to $15.2 million for fiscal 2020, as compared to $6.5 million for fiscal 2019. The growth in Managed Services and Support revenue reflected our existing customers’ continued adoption and acceleration in the demand for cloud technology. Revenue from Managed Services and Support include Cloud hosting revenue of $11 million and $3.7 million for the fiscal 2020, and 2019, respectively. Revenue from Platform Services increased by $1.1 million, or 52% to $3.2 million for fiscal 2020, as compared to $2.1 million for fiscal 2019. Revenue from Platform Services increased due to increase in the revenue from existing customers.

Factors affecting revenues of Software Services, Managed Services and Support and Platform Services

Our strategy is to achieve meaningful long-term revenue growth through sales of Managed Services and Support and Platform Services to existing and new clients within our target market. In order to increase our cross-selling opportunity between our operating segments and realize long time revenue growth, our focus has shifted more towards Managed Services and Support and Platform Services which is of recurring nature when compared to Software Services segment which is of non-recurring nature. This also helps in retaining existing customers by leveraging our Managed Services and Support and Platform Services as a growth agent. This renewed focus on driving demand for subscription and platform-based model will help us in expanding our customer base and enhance customer retention which is a challenge for our existing Software Services segment. Software Services contracts are driven by Time and Material and on site employees delivering services at customers location. This has been impacted due to COVID-19 restrictions in employee’s travel.

Our CloudEz and DataEz platforms are getting more traction, and this led to increase in Managed Services and Support revenue. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of the operations.

Cost of Revenue

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Cost of Software Services	$9,724,004	$16,415,435	$(6,691,431)	(41)%
Cost of Managed Services and Support	11,724,623	5,164,455	6,560,168	127%
Cost of Platform Services	1,304,440	1,308,167	(3727)	0%
Total Cost of Revenue (exclusive of depreciation /amortization)	$22,753,067	$22,888,057	$(134,990)	(1)%

Cost of Revenue from Software Services decreased by $6.7 million, or 41% to $9.7 million for fiscal 2020, as compared to $16.4 million for fiscal 2019. The drop in cost of Software Services is due to lower Software Services revenue. Cost of Revenue from Managed Services and Support increased by $6.6 million, or 127% to $11.7 million for the for fiscal 2020, as compared to $5.1 million for fiscal 2019. The increase is on account of increase in the Managed Services and Support revenue driven by higher adoption of cloud hosting. Cost of Revenue from Platform Services increased by $0.01 million, or 0% to $1.3 million for the fiscal 2020, as compared to $1.3 million for fiscal 2019.

Operating Profit by Operating Segment

	Fiscal Year Ended December 31,		Changes
	2020	2019	Amount	%
Software Services	$1,277,775	$2,721,374	$(1,443,599)	(53)%
Managed Services and Support	3,475,122	1,364,297	2,110,825	155%
Platform Services	199,594	(181,424)	381,018	(210)%
Total segment operating profit	4,952,491	3,904,247	1,048,244	27%
Less: unallocated costs	2,263,021	2,235,184	27,837	1%
Income from operations	2,689,470	1,669,063	1,020,407	61%
Interest expense	78,646	52,576	26,070	50%
Net income (loss) before income tax expenses	$2,610,824	$1,616,487	$994,337	62%

Operating profit from Software Services decreased by $1.4 million, or 53% to $1.3 million for fiscal 2020, as compared to $2.7 million for fiscal 2019 primarily on account of decrease in revenue. Operating profit from Managed Services and Support increased by $2.1 million, or 155% to $3.5 million fiscal 2020, as compared to $1.3 million for fiscal 2019 mainly due to growth in Managed Services and Support revenue. Operating profit from Platform Services increased by $0.4 million, or 210% to $0.2 million for fiscal 2020 as compared to ($0.2) million for fiscal 2019 due to higher revenue from Platform Services.

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Liquidity and Capital Resources

	As of December 31, 2020	As of December 31, 2019	As of June 30, 2021	As of June 30, 2020
Cash and cash equivalents	$1,402,700	$974,830	$1,549,972	$818,984
Short-term investments	—	—	—	—
Total cash, cash equivalents and short-term investments	$1,402,700	$974,830	$1,549,972	$818,984

	As of December 31, 2020	As of December 31, 2019	As of June 30, 2021	As of June 30, 2020
Cash flows provided by operating activities	$(734,673)	$3,967,802	$(3,486,008)	$(1,351,579)
Cash flows used in investing activities	(477,457)	(3,648,941)	(40,190)	12,336
Cash flows provided by financing activities	1,640,000	—	3,673,470	1,183,395
Net increase in cash and cash equivalents	$427,870	$318,861	$147,272	$(155,848)

As of December 31, 2020, our principal sources of liquidity for working capital purposes were cash, cash equivalents and short-term investments totaling $1.4 million.

We have financed our operations primarily through financing activity and operating cash flows. We believe our existing cash, cash equivalents and short-term investments generated from operations will be sufficient to meet our working capital over at least the next 12 months. Our future capital requirements will depend on many factors including our growth rate, subscription renewal activity, the expansion of sales and marketing activities and the ongoing investments in platform development.

Sources of Liquidity

As of December 31, 2020, our principal sources of liquidity consisted of cash and cash equivalents of $1.4 million which was mainly on account of raising debt to the extent of $2.7 million during the period. We believe that our cash and cash equivalents of December 31, 2020, and the future operating cash flows of the entity will provide adequate resources to fund ongoing cash requirements for the next twelve months. If sources of liquidity are not available or if we cannot generate sufficient cash flow from operations during the next twelve months, we may be required to obtain additional sources of funds through additional operational improvements, capital market transactions, asset sales or financing from third parties, a combination thereof or otherwise. We cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

Operating Activities

Net cash used in operating activities was $0.7 million for the fiscal year ended December 31, 2020, and net cash generated from operations was $3.9 million for the fiscal year ended December 31, 2019.

Investing Activities

Net cash used in investing activities was $0.5 million for the fiscal year ended December 31, 2020, and $3.6 million for the fiscal year ended December 31, 2019.

Financing Activities

Cash flows from financing activities was $1.6 million for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. During the year 2020, we raised the aggregate amount of $1.6 million by issuing convertible promissory notes to various investors in a private exempted offering.

In addition, we raised approximately $1.7 million on January 13, 2021 and $0.9 million on February 10, 2021. Total principal amount of convertible promissory notes issued is $4.2 million. This note carries an interest rate of 10% per annum payable quarterly and discussed. For a more detailed description of the Convertible Notes see “Description of Securities—Convertible Notes.”

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Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined by Item 303(a)(4) of SEC Regulation S-K, as of December 31, 2020.

Contractual Obligations

As of December 31, 2020, our material obligations requiring payments in the future are set forth below to reflect (i) our real estate lease obligations, and (ii) the Company’s convertible note obligations, and related interest payments as follows:

	Payment Due by Period
(In thousands)	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
Operating lease obligations	$100	$199	—	—	$299
Interest on Convertible note obligations	$121	—	—	—	$121
Total Contractual obligations	$221	$199	—	—	$420

The Company has entered into a sublease agreement with SecureKloud Technologies, Inc.

The Company has raised a debt of $4.2 million in the form of a convertible note as on February 10, 2021 which is subject to an interest of 10% per annum. The maturity date for the convertible note is September 30, 2021 and the note is convertible to equity at the option of the note holder.

Critical Accounting Policies Fiscal 2020 and 2019

General

The Consolidated Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Securekloud Technologies Inc. (“Parent’) and the Subsidiary, Cornerstone Advisors Group LLC. The financial statements are prepared as if HCLS operated on a standalone basis during the periods presented. These financials are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and pursuant to the rules and regulations of the SEC. Historically, the Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in the Parent’s Consolidated Financial Statements.

The Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Parent based on historical cost method of accounting. The Consolidated Financial Statements include the cost basis of assets, liabilities, revenues, and expenses of the individual businesses of Parent’s historical HCLS.

The Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in its Financial Statements.

The healthcare Business was operated as a subsidiary and consolidated along with the Parent’s financial statements.

The Consolidated Financial Statements include certain assets and liabilities that are held by Parent that are specifically identifiable or otherwise attributable to the HCLS. All intercompany transactions and balances within the HCLS have been eliminated.

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Cash is managed centrally through bank accounts controlled and maintained by Parent.

Accordingly, cash and cash equivalents held at the Parent were not attributable to the Life Sciences Business for any of the periods presented. Only cash amounts specifically attributable to the Life Sciences Business are reflected in the Consolidated Balance Sheets. Transfers of cash, both to and from Parent’s centralized cash management system, are reflected as a component of Due to/from related party in the Consolidated Balance Sheets and as an operating activity on the accompanying Consolidated Statements of Cash Flows. Historically, the Life Sciences Business received or provided funding as part of Parent’s centralized treasury program.

Third-party debt obligations of Parent and the corresponding financing costs related to those debt obligations, specifically those that relate to revolving credit facilities, have not been attributed to the Life Sciences Business, as the Life Sciences Business was not the legal obligor on the debt.

During the periods presented, the Parent performed certain corporate functions for the Life Sciences and Healthcare Business. Therefore, certain corporate costs, including compensation costs for corporate employees, have been allocated from Parent. These allocated costs are for corporate functions including, but not limited to, senior management, legal, human resources, finance and accounting, treasury, information technology which are not provided at the HCLS Business. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of cost, headcount, or other measures we have determined as reasonable. The Consolidated Financial Statements do not necessarily include all the expenses that would have been incurred or held by the HCLS had it been a separate, standalone company. It is not practicable to estimate actual costs that would have been incurred had the HCLS been a separate standalone company during the periods presented. The Company expects to incur additional expenses as a separate, standalone publicly traded company, however, we do not expect the cost to be materially different had the company operated as a separate standalone company.

The management believes that the assumptions underlying the Consolidated Financial Statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the HCLS Business during the periods presented. Nevertheless, the Consolidated Financial Statements may not be indicative of the HCLS Businesses’ future performance.

Use of Estimates

The preparation of financial statements is in conformity with GAAP which requires us to make estimates, judgments and assumptions that affect the financial statements and the notes thereto. These estimates are based on information available as of the date of the financial statements. On a regular basis, management evaluates these estimates and assumptions. Items subject to such estimates and assumptions include, but are not limited to:

•	the standalone selling price for each distinct performance obligation

•	the determination of the period of benefit for amortization of deferred costs.

•	the fair value of assets acquired, and liabilities assumed for business combinations; and

Segment Information

The management has chosen to organize the company around differences in products and services and segregated the reporting segments as Software Services, Managed Services and Support, and Platform Services.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company define the term ‘‘chief operating decision maker’’ to be the Chief Executive Officer. The Chief Executive Officer along with the management team reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating our financial performance.

Accordingly, the Company has determined that it operates in three distinct reportable operating segments, and all required financial segments information can be found in the consolidated financial statements.

Expenses included in segment operating profit consist principally of direct selling, delivery costs and research and development expenses. Certain Sales and Marketing expenses, General and Administrative expenses, depreciation and amortization are not allocated to individual segments in internal management reports used by the chief operating decision maker. Accordingly, such expenses are excluded from segment operating profit and are included below as “unallocated costs” and adjusted against our total income from operations. Additionally, management has determined that it is not practical to allocate identifiable assets by segment, since such assets are used interchangeably among the segments.

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Revenue Recognition

We recognize revenues as we transfer control of deliverables (services, solutions, and platform) to our clients in an amount reflecting the consideration to which we expect to be entitled. To recognize revenues, we apply the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. We account for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. We apply judgment in determining the customer’s ability and intention to pay based on a variety of factors including the customer’s historical payment experience.

For performance obligations where control is transferred over time, revenues are recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the deliverables to be provided.

Software Services

The Company enters into contractual obligations with the customers to perform (i) Strategic advisory services which include assessment of the enterprise network, applications environment and advise on the design and tools; (ii) Implementation services which include deployment, upgrades, enhancements, migration, training, documentation and maintenance of various electronic health record systems and (iii) Development services which include customization of network and applications in the public cloud environment.

Revenue from Strategic advisory, Implementation and Development services are distinct performance obligation and is recognized on time-and-material or fixed-price project basis. Revenues related to time-and-material are recognized over the period the services are provided using labor hours. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

We may enter into contracts that consist of multiple performance obligations. Such contracts may include any combination of our deliverables. To the extent a contract includes multiple promised deliverables, we apply judgment to determine whether promised deliverables are capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a combined performance obligation. For contracts with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. Standalone selling price is the price at which we would sell a promised good or service separately to the customer. When not directly observable, we estimate standalone selling price by using the expected cost plus a margin approach. We establish a standalone selling price range for our deliverables, which is reassessed on a periodic basis or when facts and circumstances change.

Managed Services and Support

The Company has standard contracts for its Managed Services and Support, however the statement of work contained in such contracts is unique for each customer. A typical Managed Services and Support contract would provide for some or all of the following types of services being provided to the customer: Cloud hosting, Continuous monitoring of applications, security and compliance and support.

Revenue from Managed Services and Support is a distinct performance obligation and recognized based on SSP (standalone selling price), ratably on a straight-line basis over the period in which the services are rendered. Contract with customers includes subcontractor services or third-party cloud infrastructure services in certain integrated services arrangements. In these types of arrangements, revenue is recognized net of costs when the Company is acting as an agent between the customer and the vendor, and gross when the Company is the principal for the transaction. In doing so, the Company first evaluates whether it controls the platform or service before it is transferred to the customer. The Company considers whether it has the primary obligation to fulfil the contract, pricing discretion and other factors to determine whether it controls the platform or service and therefore is acting as a principal or an agent. Payment for Managed Services and Support is due monthly.

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Platform Services

The Company has standard contracts for its Platform Services, however the statement of work contained in such contracts is unique for each customer. A typical Platform Services contract would provide for some or all of the following types of services being provided to the customer: Data Analytics, Backup and Recovery, through our Platform.

The revenue from Platform Services is a distinct performance obligation and recognized based on SSP. During the periods presented the Company generated revenue from Platform Services on a fixed-price solutions delivery model. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

Our contractual terms and conditions for Software services, Managed Services and Support and Platform Services mandate that our services are documented and subject to inspection, testing at the time of delivery to customer. In addition, the Company needs to integrate seamlessly into the customers’ systems. Also, the customer has a right to cancel all, or part of the services rendered if it is not in accordance with statement of work and within the stipulated time.

Contract Balances

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled revenue (contract assets), and customer advances and deferred revenue (contract liabilities) on the Consolidated Balance Sheet. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally monthly upon achievement of contractual milestones. Generally, billing occurs after revenue recognition, resulting in contract assets. However, we sometimes receive advances or deposits from our customers, particularly on our international contracts, before revenue is recognized, resulting in contract liabilities. These deposits are liquidated when revenue is recognized.

The beginning and ending contract balances were as follows:

	December 31,
	2020	2019
Accounts Receivables	$6,396,150	$4,170,237
Unbilled Revenue	—	—
Deferred Revenue	$297,775	$749,029

Revenue recognized for the fiscal years ended December 31, 2020, and 2019 that was included in the contract liability balance at the beginning of each year was $749,029 and $0 respectively.

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Economic factors affecting performance.

•	The changing regulatory environment could impact the business environment of our Life Sciences customers.

•	Consolidation of companies within the Life Sciences industry may delay or reduce their IT spending.

•	Changes in global economic conditions and the global availability of healthcare treatments provided by the Life Sciences companies may increase the sales cycle and slow the adoption of new product offerings.

Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment pattern. Additionally, if it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material event impacting its business, a specific allowance for doubtful accounts may be recorded to reduce the related receivable to the amount expected to be recovered.

Although we believe that our approach to estimates and judgments regarding our allowance for doubtful accounts is reasonable, actual results could differ and we may be exposed to increases or decreases in required allowances that could be material.

Business Combination

Effective May 8, 2020, the Company acquired the entire equity of Cornerstone Advisory Services LLC in exchange for a promissory note. In accordance with the terms of the Equity Purchase Agreement dated May 8, 2020, the Company acquired 100% of the equity of Cornerstone Advisory Services LLC for a total consideration of $7,000,000. The total purchase price of $7.0 million was allocated to net working capital of $4.7 million and intangibles of $2.3 million, taking into consideration projected revenue from the acquired list of Subsidiary’s customers over a period of five years.

Reorganization; Asset Transfer

In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent and the Company entered into an Asset Transfer Agreement pursuant to which the Parent transferred to us its Life Sciences business in exchange for 25,500,000 shares of our common stock. The transaction has been accounted on historic cost accounting basis as per the GAAP and therefore the Intellectual Property has been valued at historic cost.

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Subsequent Events

For the year ended December 31, 2020, the Company has evaluated subsequent events through June 01, 2021 the date, which the financial statements were available to be issued. No reportable subsequent events have occurred through June 01, 2021, which would have a significant effect on the financial statements as of December 31, 2020 except as otherwise disclosed.

In January of 2021, the Company issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”). All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, the Company issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”). All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil were each granted 50,000 non-qualified stock options (“Director Stock Option”) that are exercisable for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

The Company amended the “2020 Stock Incentive Plan” on April 1, 2021 to increase the amount of common stock reserved under the Plan from 2,200,000 to 4,000,000 shares.

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Income Taxes

Income taxes have been provided for using an assets and liability approach in which deferred tax assets and liabilities are recognized for the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided for the portion of deferred tax assets when, based on available evidence, it is not “more-likely-than-not” that a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rate and laws.

Changes in Internal Controls over Financial Reporting

As a result of our consolidation of Life Sciences and healthcare business to HTI, the Company experienced significant changes in internal controls over financial reporting.

The Company has also made a significant investment in its finance function, adding a Director/Advisor of Financial Reporting with extensive backgrounds in audit and financial reporting for publicly traded companies, as well as expertise in US GAAP accounting.

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BUSINESS

Our Company

We are a healthcare information technology company focused on advancing innovative, industry-transforming solutions in the areas of cloud services, data science, professional and managed services for the Healthcare and Life Sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements. We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, IoT, security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by our intellectual property and delivered as a service, provide advanced analytics, data science applications, and data aggregation in these highly regulated environments in a more compliant, secure, and cost-effective manner to our customers.

Our deep expertise in healthcare allows us to reinforce our clients progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factor in our market is our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures through our technology platforms CloudEz and DataEz. There are several unique factors as mentioned below that make HTI an attractive service provider for healthcare and Life Sciences companies:

•	Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and Life Sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our SaaS offering, Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

•	Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

•	Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

•	Engagement and Flexibility: HTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

•	Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

•	Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

•	Partnership with Industry Leaders: our established relationships with healthcare and Life Sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and Epic Systems while engaging with our customers for overall success.

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Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our Life Sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

Background

The Company is a wholly owned subsidiary of the Parent. HTI that was originally formed as a Nevada corporation on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020 to provide IT and data services to the HCLS industry. In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent and the Company entered into an Asset Transfer Agreement pursuant to which the Parent transferred to us its Life Sciences business in exchange for 25,500,000 shares of our common stock. As a result, the of such businesses platforms are now directly owned by HTI.

We are led by a diverse, global, and talented team of thought leaders, data scientists, software developers, and subject matter experts. As of January 31, 2021, we had a total of 69 full time employees, 135 sub-contractors, including 67 certified cloud, 16 Epic Certified EHR experts and 14 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access. Our Parent is 65.2% owned by SecureKloud Technologies Ltd., an Indian company that is publicly traded in India. Mr. Suresh Venkatachari, our Chairman and Chief Executive Officer, is a 37% shareholder, a director, and the Chief Executive Officer of SecureKloud Technologies Ltd

We conduct our business directly with hospitals and other healthcare providers. Our healthcare IT services include systems selection, EHR implementation, post-implementation support to manage EHRs, legacy support, optimization, training, and creation of efficient EHR systems and improvement of clinical outcomes for hospitals.

HTI, along with the Parent, is a born-on-the-cloud Premier Partner of AWS and an audited next generation MSP. We are a leading partner of Google Cloud and a Gold Cloud Partner of Microsoft Azure Cloud. HTI, along with the Parent, is currently one of the top tier healthcare and Life Sciences competency partners of AWS among more than 70,000 partners in their overall ecosystem. The Company is also recognized as one of the top eight partners of Google Cloud Healthcare Interoperability Readiness Program. The Company has also established partnerships with Medical Information Technology, Inc. MEDITECH, Epic Systems, Splunk Inc., Snowflake Inc., Looker, Inc. (acquired by Google), and other technology companies. Our We were rated by Solutions Review, an independent magazine, as one of the elite 21 next-generation AWS-managed services providers (1). The Company has several Fortune 500 clients in both the Life Sciences industries and works with many hospitals. In fiscal years 2020 and 2019 $22,403,552 and $13,302,713 of our revenues, respectively, were from Fortune 500 clients. For fiscal year 2020, revenue from Fortune 500 clients represented 98% of our Life Sciences revenues, 0% of our healthcare revenues and 71% of our total revenues. For fiscal year 2019, revenue from Fortune 500 clients represented 89% of our Life Sciences revenues, 0% of our healthcare revenues and 46% of our total revenues.

Our Market

Our target markets are Healthcare delivery organizations (e.g., hospitals, clinics, physician practices, and other Healthcare providers) and Life Sciences organizations (e.g., pharmaceutical and biotech companies). These target markets are large and rapidly expanding, and the opportunity before us is substantial as data increasingly becomes more critical to successful clinical quality improvement and outcomes, financial performance, drug discoveries, and the ever important need to ensure a positive patient and consumer experience.

US Healthcare cloud transformation services market will grow to $30B by 2027 with 17.4% CAGR as per Absolution Market Insights (2). Bloomberg business report estimates that global market for healthcare data science and analytics to be $40B by 2025 with a CAGR of 23.5% (3). US Healthcare IT services market is estimated to be $149B by 2025 with a CAGR 11.7% as per Allied Market Research (4). The medical document management market is estimated to be $555M by 2025 and it was $292M in 2020 as per Market Data Forecast (5).

Based on the above market data on cloud transformation, Healthcare data science and analytics, Healthcare IT services and medical document management we believe CloudEz, DataEz and Readabl.AI platforms have significant market opportunity. As COVID-19 and technological advancements accelerate a rapid shift toward digital health, Healthcare technology companies like HTI will help to transform Healthcare, Life Sciences and pave the way for sizeable market opportunities.

We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

(1) See https://solutionsreview.com/cloud-platforms/best-aws-managed-service-providers/

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We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

Challenges enterprises face with their business transformation: We believe that many CIOs are being swept over by a stream of digital opportunities. They cannot respond in a timely manner, which threatens the success of the business and the credibility of their IT organization. There is a perception that IT is a bottleneck, and this perception has led to the proliferation of “Shadow IT” in organizations. In response to these challenges, we believe that many CIOs have a second mode of IT operations that is more agile. Driving this transformation results in the growing adoption of cloud technology to increase value across all lines of business.

We believe our CloudEz proprietary software platform addresses these business transformation challenges with a fully managed, secure, and compliant cloud platform that provides regulated organizations with a framework that guides them through the complex process of transitioning to the cloud irrespective of a public, private, or hybrid model. CloudEz considers all the resources, processes, and tools needed to effectively deploy, manage and optimize our customers’ choice of cloud infrastructure and helps them to move from a capex to an opex model, thereby saving costs.

Challenges associated with increasing complexity of healthcare data

Across the healthcare landscape, a significant amount of data is being created every day, driven by patient care, payment systems, regulatory compliance, and recordkeeping. This includes information within patient health records, clinical trials, pharmacy benefit programs, imaging systems, sensors, and monitoring platforms, laboratory results, patient-reported information, hospital, and physician performance programs, and billing and payment processing.

The U.S. Healthcare system has invested billions of dollars to collect vast amounts of detailed information in digital format. Examples of major areas of investment include electronic transactional systems that digitize clinical information (e.g., EHR systems, pharmacy, laboratory, imaging, patient satisfaction, and healthcare information exchanges), financial information (e.g., general ledger, costing, and billing), and operational information (e.g., supply chain, human resources, time and attendance, IT support, and patient engagement). Wearables and sensors drive personalized health data for continuous monitoring of patients through daily activity logs, biometric sensors, fall sensors, social activity sensors, etc. These result in a proliferation of healthcare data that also includes socioeconomic, genomic, and remote patient monitoring information. Collecting, storing, and using healthcare data is complicated by the breadth and depth of disparate sources, the multitude of formats, and increasing regulatory requirements.

The data is also fast becoming vital for Life Sciences and pharmaceutical industries; however, traditional and current data platforms are not equipped to meet this surge or the analytic demands. Today, the data platform is expected to stay relevant for at least 15 years, be able to democratize the data, and still be secure and compliant. Data and analytics in healthcare is transforming the way illnesses are identified and treated, improving quality of life and avoiding preventable deaths.

We believe our DataEz platform addresses these challenges. DataEz is a cloud-based data pipeline platform that helps to enable personal healthcare data management, analytics, and data science capabilities for large Life Sciences, pharmaceutical, and healthcare organizations. It integrates with a larger variety of data sources to ingest, process, store, analyze, and gain insights from the data. By leveraging the real-world evidence data and the ability to diagnose through advanced predictive modeling, AI/ML makes the process simpler and less expensive. Life Sciences industries will require a secure, privacy-compliant, and future-proof data platform as a foundation for large-scale genomics collaborations and for efforts to re-analyze archived data, including privacy-protected data. This means most organizations will turn into data organizations and will aggressively leverage data as a core asset to drive innovation in their businesses.

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Challenges due to lack of coordination and interoperability

The healthcare industry is fragmented and inefficient, with different legacy health insurers, hospital systems, provider groups, and pharmacy networks each possessing distinct incentive structures—some or all of which may diverge from consumers’ interests. Even as consumer demand for greater coordination grows, inflexible and disparate legacy technological systems present a significant barrier to meeting consumers’ wants and needs.

After decades of investing in EHR technology, the state of interoperability is insufficient and inhibits care coordination, health data exchange, clinical efficiency, and the quality of care provided to patients. Given that the EHR is the principal electronic interface used today at the point of care, the path to improved data-driven decision support will require integration between EHR systems and other data and analytics providers. Incidentally, the U.S. Healthcare system is in the midst of an “open data wave,” with an increasing focus on, and demand for, patient data interoperability. Additionally, recent laws and regulations, such as the 21st Century Cures Act, promote and prioritize interoperability and the free exchange of health information. The pandemic in 2020 has helped to pave the way for advancements in EHR interoperability and standardization. The federal government’s new regulations aim to help patients gain better control of their health data via smartphone apps, interoperability is expected to increase between providers, payers, and healthcare technology companies.

We believe our Healthcare Interoperability solutions and proprietary platforms drive resilient interoperable health infrastructure as a catalyst for delivering better care and reducing costs. We participate in Google Cloud’s Healthcare Interoperability Readiness Program, which aims to help free up patient data and make it more accessible across the continuum of care, as well as set up organizations for long-term success with more modern, interoperable API-first architectures. We help healthcare providers understand their current interoperability maturity levels and map out a stepwise journey to enable interoperability. For example, our Readabl.AI is a Google Cloud-based AI/ML platform to ingest documents, which provides OCR (optical character recognition) capabilities with Natural Language Processing where the patient information is extracted and matched/validated with healthcare providers’ EHR system via FHIR (Fast Healthcare Interoperability Resources) API.

Impact of, and response to, COVID-19 pandemic

Because of COVID-19, healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Our Technology and Services

We offer two proprietary software platforms, CloudEz and DataEz, for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. The platforms are composed of individual, proprietary technology toolsets and deep data assets that can be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. The platforms enable healthcare organizations to implement highly sophisticated value-based initiatives on a very large scale. At the core of value-based initiatives is the need to aggregate and analyze data, garner meaningful insight from the results, and use these insights to drive material change to outcomes and economics. The platforms address these needs through their major competencies: (i) large-scale data connectivity, integration, and validation capabilities, (ii) advanced predictive analytics and high-speed computing, (iii) toolsets to translate resulting insights into real-world impact, and (iv) purpose-built data visualization and reporting.

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CloudEz technology platform

CloudEz is an enterprise multi-cloud transformation and management platform that enables customers to manage their cloud infrastructure across private, hybrid, and public cloud infrastructures from providers such as AWS, Microsoft Azure, and Google Cloud. CloudEz offers cloud services to highly regulated industries, including healthcare, Life Sciences, and pharma and biotech organizations, in their cloud transformation journey. It leverages a library of infrastructure and application code developed ‘in-house’ to deliver infrastructure services that are secure and compliant. CloudEz also delivers an automated infrastructure compliance framework that facilitates our customers in being continuously compliant with regulatory requirements.

Implementing a secured cloud that requires continuous adherence of GxP / HIPAA compliance across a number of business units that individually span over a number of different vendors is the biggest challenge across all regulatory specific industries, such as pharma and Healthcare. An automation framework that offers secure, continuous GxP / HIPAA compliance for pharmaceutical and Healthcare businesses is required for faster deployment of business applications.

CloudEz platform has several security controls including identity & access management, cloud security & governance, data security, security information & event management, network and application security.

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DataEz technology platform

Managing a data and data analytics platform is cumbersome with numerous moving components and current best practices that are prone to over-complication. The implemented architecture of some competing solutions is typically not scalable or does not allow workload flexibility. Reengineering such massive ecosystems is neither cost-effective nor practical for enterprises that want to focus on maintaining their market position. Additionally, and more importantly, when enterprise IT teams want to build their Data Lakes, centralized repository that store data, on the cloud, they must deal with overwhelming complexities – from choosing the right cloud provider that addresses their needs and ensures necessary government regulatory security and compliances are met to continuously managing a cost-effective infrastructure.

HTI brings together large-scale datasets, expansive connectivity, robust technology infrastructure, and industry-leading subject matter expertise. The capabilities of the HTI platforms enable both the efficient determination of highly meaningful insights and the reliable achievement of meaningful impact in the quality and economics of healthcare.

DataEz is a cloud-based data analytics and data science platform purpose-built for the data analytics and data science requirements of large Life Sciences/pharmaceutical and healthcare provider organizations. This platform enables our healthcare customers to ingest, securely analyze, and transform data from disparate sources to gain operational, financial, and clinical insights. DataEz is a fully secured and compliant platform that meets the regulatory requirements and we offer this as a solution and Software as a service (SaaS) subscription model for Life Sciences and healthcare provider customers.

Combinations of all proprietary technology toolsets are configured to quickly empower highly differentiated solutions for customer needs in a highly scalable fashion. The flexibility of the platform’s modular design enables customers to integrate the capabilities of the platform with their own internal capabilities or other third-party solutions. The platforms bring to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale. This enables healthcare organizations to aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, drive meaningful impact, and intuitively visualize data and information to inform business strategy and execution.

DataEz platform includes the advanced analytics capability for data scientists and analysts to rapidly spin up secure analytics workbenches. Analytics workbench enables agile analytics, by providing capabilities of data discovery, model building, model management, model consumption, visualization, and workflow management in an integrated platform to accelerate the data science life cycle using AI/ML algorithms as well as data analytics at scale.

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DataEz Platform Architecture:

DataEz platform architecture is composed of various stages of data pipeline management including ingestion, quarantine, pre-curated, data curated, analytics/data warehouse, visualization/data warehouse and visualization/data science.

DataEz: Data Lake Management, Analytics & Data Science platform architecture diagram

Readabl.AI

Despite significant investments in electronic health records, paper-based unstructured data, such as faxes and clinical reports, remain the prevalent methods to share information about patients as they navigate the continuum of care. This reality has been particularly obvious during the COVID 19 pandemic. The NY Times recently highlighted that the fax machine continues to be a primary data communication tool in the fight against the virus.

healthcare organizations demand an advanced automation solution to easily convert paper-based unstructured data into meaningful information for patient care. Readabl.AI uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports. Including Readabl.AI in customer organization’s workflow improves patient care and clinical efficiencies while maintaining security & confidentiality. Readabl.AI ensures that the necessary health information is available for patient care with reduced labor requirements and faster processing.

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Readabl.AI is offered as a solution on public cloud marketplaces such as Google Cloud Marketplace and commercially available on a Software-as-a-Service subscription model in the near future.

Cloud IT Services

•	Multi-Cloud Advisory: Our certified public cloud architects and engineers are highly experienced and successful in providing end-to-end cloud advisory and deployment services. Our expert team of cloud certified professionals develops and deploys complex applications onto public, private, and hybrid clouds. In addition, we have a proven track record of migrating various IT infrastructures into cloud technologies, enabling healthcare organizations to attain their business goals. We help our customers analyze and identify suitable cloud options for their IT enterprise by clearly defining strategies of the cloud and the roadmap for its transformation. Our experts create secure, scalable, innovative, and robust cloud solutions that address the requirements of healthcare organizations by performing a detailed evaluation of technical compatibility and business objectives.

•	DevOps as a Service: Cloud DevOps, often also referred to as DevSecOps given the criticality of security of the cloud, is the IT methodology through which enterprises migrate and manage their platforms and solutions in a continuous fashion on the cloud. healthcare enterprise IT leadership can rely on HTI’s turnkey managed services, strategic advisory services, proven methodology, automation capabilities, and expertise to steadily migrate their IT assets to the cloud.

•	Cloud Security Operations Center (SOC): CloudEz comes with advanced AI/ML-enabled alerts and monitoring services over and across the enterprise cloud environment. By implementing automated BOTs, our operations center ensures our clients have a de-risked cloud environment by ensuring continuous security and regulatory compliance.

•	healthcare Cloud Backup and Disaster Recovery (BU/DR): Our cloud disaster recovery solution is a fully managed infrastructure solution that enables hospitals to host their DR instances on public cloud platforms such as AWS. Our solution specifically serves the MEDITECH market today. MEDITECH BU/DR solution will soon be available on AWS marketplace for healthcare customers.

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Healthcare IT Services

Our Healthcare IT services are utilized by 100+ hospitals across the US. These services include electronic health records (“EHR”) implementation and optimization, managed services, interoperability, data assessments and tools, and clinical and training consulting to improve clinical outcomes and the patient experience.

•	EHR Implementation and Optimization: HTI is a READY certified implementation partner for MEDITECH, a leading EHR system vendor. The company has worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HTI is one of the 15 partners (out of 200 total firms tracked by Epic - a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

•	EHR Managed Services: Our end-to-end EHR managed services cover hospital-wide IT support including Tier 2/Tier 3 support, technical support, report writing, on-demand application support, Community Connect, and acquisition services. HTI addresses healthcare organizations’ growing frustrations, inefficiencies, and high provider turnover in the healthcare communities through training and support to prevent loss of additional clinical resources, downturns in patient service volume, and loss of significant revenue. HTI’s Epic team offers a monthly support plan that provides comprehensive flexibility. It gives “flex support” for clients, allowing for the division of necessary work hours across different Epic resources and applications. Since the pandemic started, more hospitals and health systems are slowly making the transition to cloud platforms to host their EHRs and information systems to offer real-time data insights and more storage solutions. HTI sees this as an opportunity to provide EHR-as-a-service capabilities in real-time for hospitals on public cloud platforms.

•	Interoperability Assessments and Services: HTI is recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program (https://cloud.google.com/blog/topics/healthcare-life-sciences/google-cloud-healthcare-interoperability-readiness-program). Our services enable health systems to understand their readiness to meet CURES act requirements and develop and execute a roadmap across technology platforms utilizing HL7’s (Health Level Seven International provides standards and solutions to empower global health data interoperability) and FHIR (Fast Healthcare Interoperability Resources) standards.

•	Data Assessment and Toolsets: healthcare clients also approach us to build two-way data applications for quick and seamless communication with patients and to perform predictive analytics based on prior outcomes and readings from monitoring devices. We offer self-cataloging data lakes and automated data quality check solutions. These cutting-edge solutions consist of a public cloud-based data lake where the data from various devices and sensors are ingested and stored through automated provisioning, and a scalable dashboard that is capable of monitoring hundreds of thousands of patients at a time based on the cloud-stored data.

•	Clinical and Training Consulting: HTI also provides clinical and operational consultants to healthcare organizations to support the improvement of their business, clinical, and patient outcomes and experience.

Our Growth Strategy

Our growth strategies reflect our mission to be the pioneer for massive, measurable, data-informed healthcare improvement. We believe there is a large, addressable market opportunity remaining in our core business and significant market share to win from our competitors. We strive to become a top-10 health-IT company in North America by growing our business through recurring revenues using software as a service subscription model for CloudEz, DataEz and Readabl.AI platforms. In order to continue to grow and increase our both topline and bottom line, our sales teams will execute on SaaS land and expand business opportunities in the existing client base. In addition to the organic growth, we plan to acquire strategic healthcare IT solutions and services companies to increase up sell and cross sell HTI offerings.

We intend to pursue these strategies by:

•	scaling growth through AWS, Google Cloud, and Microsoft Azure Cloud and other channel partnerships;

•	driving additional recurring revenues through managed services offerings, and competitive differentiation;

•	expanding in the U.S. and globally;

•	increasing up sell and cross sell opportunities;

•	building innovative platforms and solutions;

•	improving operational efficiencies to increase profitability

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Intellectual Property

We regard some aspects of our internal operations, software, and documentation as proprietary, and rely primarily on a combination of contract and trade secret laws to protect our proprietary information. We believe, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protections are less significant than factors such as the knowledge, ability, and experience of our employees, frequent software product enhancements, and the timeliness and quality of our support services. The source code for our proprietary software is protected as a trade secret. We enter into confidentiality or license agreements with our employees, consultants, and clients, and control access to and distribution of our software, documentation, and other proprietary information. We cannot guarantee that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We do not believe our software products or other proprietary rights infringe on the property rights of third parties. However, we cannot guarantee that third parties will not assert infringement claims against us with respect to current or future software products or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation.

We have registered trademark and copyrights for the HTI logo and company name, Healthcare Triangle, Inc. We may file trademarks, copyrights, and patents for our proprietary technology platforms such as CloudEz, DataEz and Readabl.AI.

Strategic Partnerships

HTI is able to rapidly achieve the following through our strategic partnerships with major cloud providers and technology vendors:

•	be in a strong position to enable Life Sciences organizations to achieve digital transformation, move compliant workloads to cloud, deploy emerging new pharma use cases, build and manage personalized health platforms as well as manage customers’ security and Cloud infrastructure strategies;

•	become the trusted go-to vendor and advisor for public, hybrid, private cloud deployments and integrating multivendor cloud solutions for our customers; and

•	generate additional revenues through reselling cloud services and consumption.

We have the following additional partnership benefits available through major cloud providers:

•	Lead and opportunity referrals through the customer engagement and opportunity management platforms as well as access to sales and technical support resources to help drive successful customer engagements;

•	Access to cloud provider promotional cash credits and vouchers for cloud certification attainment;

•	Access to partner opportunity acceleration funding;

•	Discounted training;

•	Access to partner development and solutions resources;

•	Creation of co-branded campaigns and Market development funds;

•	Tools available to support lead management and customized campaign development with an approved digital agency;

•	Eligible to apply for solution provider and service delivery programs;

•	Access to vendor Marketplace for solutions selling; and

•	Added value through achieving several competencies and specializations including audited MSP, healthcare, Life Sciences, devops, big data, security and AI/ML.

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Amazon Web Services

HTI, along with the Parent, is a born-on-the-cloud Premier Partner of Amazon Web Services and an audited next generation MSP. HTI, along with the Parent, is currently one of the top tier healthcare and Life Sciences competency partners of AWS among more than 70,000 partners in their overall ecosystem. We were rated by Solutions Review, an independent magazine, as one of the elite 21 next-generation AWS-managed services providers. HTI has brokered the partnership with AWS to leverage their workload migration program (WMP) and accelerate more MEDITECH clients to use our BU/DR solution on the cloud.

Google Cloud

We are a leading partner of Google Cloud. HTI is also recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program. HTI also signed a partnership with Google’s company Looker, Inc. for leveraging their Data Analytics platform. HTI offers solution sets within the Google Market place.

Microsoft Azure Cloud

We are a leading Gold Cloud Partner of Microsoft Azure Cloud. Currently engaged with enterprise customers enabling their infrastructure and data initiatives on Microsoft Azure Cloud. Also, we are engaged in next generation initiatives like digital backbone, AI driven chatbots, intelligent dosing and AR (augmented reality), VR (virtual reality) and Mixed Reality.

MEDITECH:

The Company has an established partnership with Medical Information Technology, Inc. (“MEDITECH”). HTI is among one of the few MEDITECH READY -certified implementation partners for MEDITECH, a leading EHR system vendor. This READY certification from MEDITECH enables HTI to provide hospital clients with their EHR implementations. The company has worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HTI is one of the 15 partners (out of 200 total firms tracked by Epic Systems, Inc., a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

EPIC Systems:

The Company has an established partnership with Epic Systems and is one of approximately 15 tracked firms among hundreds of firms in the space. Under this partnership effort, HTI works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set, specifically addresses mergers and acquisitions as well as community technology extensions as HTI is involved in rolling out many Epic Community Connect programs.

Other Partners:

We partner with Splunk, Snowflake and Looker to enhance our platform and offerings in cloud security, compliance and data management.

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Clients, Sales, and Marketing

Life Sciences cloud and data analytics business target markets:

Our target customers for the CloudEz and DataEz platforms include large pharmaceuticals, Life Sciences and healthcare organizations covering business needs around drug discovery, drug efficacy, personalized healthcare, real world evidence, compliant collaborative research, medical device manufacturers, clinical research organizations, labs and research facilities, health systems and payer entities.

As of December 31, 2020, we served over 10 Life Sciences customers, including few of the top global pharmaceutical companies. We deliver solutions to companies throughout the Life Sciences industry, including pharmaceuticals, biotechnology. Our customers range from the largest global pharmaceutical companies to Lab device manufactures, digital health and clinical research organizations.

In the Life Sciences cloud and data management target market, we are now actively pursuing our CloudEz and DataEz platforms-based offerings to countries outside the U.S., including Canada, EU and Asia. We are establishing key business relationships Europe and Asia.

CloudEz platform accelerates these target customers launching new business initiatives around efficient ways of performing clinical research, clinical trials and collaboration using public cloud. This also enables client’s enterprise IT to offer public cloud infrastructure as a service model to its internal business globally and eliminate shadow IT at scale.

Our business strategy is to become a data-driven company. Our expertise is in designing, developing and delivering Next Generation Data Analytics & Data Science Platform for the Life Sciences & healthcare industry verticals. We specialize in delivering R&D Platforms for large enterprises, on the cloud, that require continuous security and continuous compliance capabilities built in. Our capabilities include all aspects of data analytics and data science, which includes data ingestion, data classification, data provenance, data lineage, data security, data quality, data cleansing, data transformations, AI & ML model development etc.

healthcare IT Services and Cloud Solutions business target markets:

The target market for our Readabl.AI platform consists of community hospitals with fewer than 200 acute care beds, with a primary focus on hospitals with fewer than 100 acute care beds. In the United States, there are approximately 3,900 community hospitals with fewer than 200 acute care beds, with approximately 2,900 of these having fewer than 100 acute care beds.

The expanded target market for our EHR implementation and cloud services consists of small to mid-size hospitals in the United States and globally. In the US, there are approximately 4,000 of these hospitals with fewer than 600 beds. As of the date of this filing, we maintain MSAs with over 80 health systems of which more than 20 use our various healthcare IT services, utilize our cloud disaster recovery solutions, and use our managed IT services.

In the healthcare provider market, we are now actively marketing our EHR implementation and cloud services to countries outside the U.S., including Canada, South Africa, Middle East and Australia. We have established business relationships with key Canadian technology providers that we believe will be a significant factor in penetrating the Canadian market. We have concluded our evaluation of the unique requirements of the Canadian healthcare system and are actively working on pursuing clients.

For our fiscal year ended December 31, 2020, 86% of the total revenues come from top 5 customers and 93% comes from the top 10 customers.

Sales Staff. We have dedicated sales teams for Life Sciences and healthcare delivery organization. Many of our sales personnel hired have previous experience in either healthcare or Life Sciences industry with EHR or cloud services selling experience. We believe this experience positions them to more effectively sell our products and services within our defined target markets. Our sales organizations are generally divided into four areas: sales management, new client sales, existing client sales, sales support staff including technical pre-sales. New client sales staff are typically organized based on geographic territories, though we also have sales personnel that focus on national accounts in our EHR business. Our sales representatives who sell to existing clients have assigned clients within their territory, which is also geographically based. A significant portion of the compensation for all sales personnel, except for administrative support staff, is commission based.

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Marketing Strategy. Our primary goal is to become one of the top 10 innovative healthcare information technology companies in the North American market focused on advancing digital transformation and industry-transforming solutions in the areas of cloud services, data science, and managed services for the Healthcare and Life Sciences industry. Our corporate marketing strategy positions HTI as a healthcare IT company serving healthcare delivery, healthcare payer, and Life Sciences organizations through our family of HCLS platforms, solutions and services. Our overall marketing plan is based on the market research on emerging healthcare trends and cloud technologies, existing players and new market entrants, identified key target markets, competitive analysis and go to market strategy, product/solution and managed services pricing and positioning.

Competition

We are experiencing and also expecting increased competition from a number of existing companies and new market entrants including Veeva Systems, Inovalon, Health Catalyst, ClearDATA, The HCI Group and CitiUSTech to name a few.

The overall market for Life Sciences software is global, rapidly evolving, highly competitive and subject to changing regulations, technology and shifting customer needs. The solutions and applications offered by our competitors vary in size, breadth and scope. HTI’s solutions compete with offerings from large global System Integrators (SIs) and also compete with Life Sciences-specific niche vendors in infrastructure and data management areas.

Our CloudEz platform competes with offerings from large regulated infrastructure vendors as well as the cloud native managed services offering from the public cloud providers. Our DataEz platform competes with healthcare and Life Sciences from specific cloud native data lake management vendors.

We also compete with global technology system integrators such as Accenture, Cognizant, HCL, and Wipro that provide solutions specific to Life Sciences domain and managed services on the public cloud platforms.

In the healthcare space, our primary competitors are EHR consulting and solution providers, healthcare providers who perform their own data analytics and other large health systems who seek to commercialize their offerings. healthcare IT professional services industry is very competitive and continuously changing. We compete with a large number of service and solution providers including companies with specialty healthcare consulting background and having a variety of healthcare IT skills, certifications and domain expertise. This also includes consulting firms offering strategy, advisory, EHR system selection and cloud provider selection.

We believe the principal competitive factors in our market include the following:

•	Our technology platforms CloudEz, DataEz and Readabl.AI;

•	Speed of innovation, early customer adoption of new technologies and faster adoption of cloud services;

•	Level of customer satisfaction;

•	Meet evolving HCLS compliance regulations and standards;

•	HCLS domain expertise and industry specific SOPs (standard operating procedures);

•	Strategic relationships with cloud providers, technology partners and EHR vendors;

•	Ability to integrate with legacy enterprise infrastructures, large cloud platforms and 3rd party applications;

•	Pricing and total cost of ownership;

•	Credibility and the ability to attract and retain top talents with broad capabilities;

•	Ability to manage customer engagements effectively to drive high value and sustainable results.

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Government Regulation

Privacy and Security Laws. The collection, processing, use, disclosure, disposal, and protection of information about individuals, in particular healthcare data, is highly regulated both in the United States and other jurisdictions, including, but not limited to, under HIPAA, as amended by HITECH; U.S. state privacy, security, and breach notification and healthcare information laws; the GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. Although most of the clinical data we receive from our customers is de-identified, in certain parts of our business, such as our real-world data and analytics program, we hold confidential personal health and other information relating to persons who have been, are and may in the future be involved in clinical trials. The possession, retention, use, and disclosure of such information is highly regulated, including under the laws and regulations described above. These data privacy and security regulations govern the use, handling, and disclosure of information about individuals and, in the case of HIPAA, require the use of standard contracts, privacy and security standards, and other administrative simplification provisions. In relation to HIPAA, we do not consider our service offerings to generally cause us to be subject as a covered entity; however, in certain circumstances we are subject to HIPAA as a business associate and may enter into business associate agreements with our customers who are covered entities under HIPAA. These business associate agreements define our obligations to safeguard the personal health information of patients provided by our customers. We have adopted identity protection practices and have implemented procedures to satisfy data protection requirements and safeguards regarding the creation, receipt, maintenance, and transmission of protected health information.

In addition, the FTC and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination, and security of information about individuals, including health-related information. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security, and access. Consumer protection laws require us to publish statements that describe how we handle information about individuals and choices individuals may have about the way we handle their information. Certain states have also adopted robust data privacy and security laws and regulations.

In response to the data privacy laws and regulations discussed above, we have implemented several technological safeguards, processes, contractual third-parties’ provisions, and employee trainings to help ensure that we handle information about our employees, customers, and in a compliant manner. We maintain a global privacy policy and related procedures, and train our workforce to understand and comply with applicable privacy laws.

Bribery, Anti-Corruption, and Other Laws. We are subject to compliance with the FCPA and similar anti-bribery laws, such as the Bribery Act, which generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. In addition, in the United States, we may also be subject to certain state and federal fraud and abuse laws, including the federal Anti-Kickback Statute and False Claims Act, that are intended to reduce waste, fraud and abuse in the health care industry. Our employees, distributors, and agents are required to comply with these laws, and we have implemented policies, procedures, and training, to minimize the risk of violating these laws.

Litigation

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We believe that we do not have any pending or threatened litigation which, individually or in the aggregate, would have a material adverse effect on our business, results of operations, financial condition, and/or cash flows.

Properties

We lease and maintain our primary offices and manufacturing facility at 4309 Hacienda Dr., Suite 150, Pleasanton, CA 94588. We do not currently own any real estate.

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MANAGEMENT

The following table sets forth certain information with respect to our executive officers and directors, including their ages as of July 23, 2021.

Name	Age	Position
Suresh Venkatachari	54	Chief Executive Officer, Chairman of the Board of Directors
Anand Kumar	47	Senior Vice President, Sales
Sudish Mogli	53	Chief Technology Officer
Thyagarajan Ramachandran	46	Chief Financial Officer
Ashleigh Rogers	35	Vice President, Sales & Product Development
Michael Gill	43	Vice President, Finance
Lakshmanan Kannappan	54	Head of Strategic Partnership and Director
Shibu Kizhakevilayil	49	Head of M&A and Director
Vivek Prakash	64	Director
Brendan Gallagher	52	Director
April Bjornstad	49	Director
John Leo	56	Director
Dave Rosa	57	Director

Suresh Venkatachari

Mr. Venkatachari has served as our Chairman & Chief Executive Officer since October 2019 and leads our global leadership team. Mr. Venkatachari is also serving as the CEO of the Parent, SecureKloud Technologies, Inc. since 2011. Mr. Venkatachari is also serving as the CEO and Board Member of SecureKloud Technologies Ltd. which is the parent of SecureKloud Technologies Inc. since 2010. He has more than 30 years of experience in the IT solutions & services industry. Mr. Venkatachari is a thoughtful leader and entrepreneur and has developed and executed demand-driven strategies to grow the businesses. He has founded multiple IT companies over the past 25 years, specialized in Banking, healthcare and in Cloud Technologies. Prior to this, he was the Head of Electronic Banking at Deutsche Bank, Singapore. Suresh holds a bachelor’s degree in electronics and instrumentation engineering from Annamalai University, India.

We believe Mr. Venkatachari is well qualified to lead as CEO due to his prior management experience in running both private and public limited companies and expertise in building and growing the business and creating wealth for our investors.

Anand Kumar

Mr. Kumar has served as our Senior Vice President for Life Sciences division of global business since January 2020. Prior to that, he served as a Vice President at SecureKloud Technologies, Inc. for Life Sciences business from 2013 to December 2019. He has deep domain expertise in successful multi and hybrid cloud strategy, enterprise cloud business transformation, and Data transformation combined with his background in IT security, compliance, and governance. Prior to HTI, he was the Managing Director at MyCroft, a security and IAM solutions provider. He also led sales and business development efforts for ILantus a global security solution provider where he was the Senior Vice President instrumental in growing the organization more than ten-fold during his tenure. Mr. Kumar holds a Bachelors’ & Master’s Degree in Computer Science and a Master’s in Business Administration from IIT, Chicago.

We believe that Mr. Kumar is qualified to serve as our Senior Vice President due to his extensive sales leadership experience, and his thorough Life Sciences domain, security, and compliance expertise.

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Sudish Mogli

Mr. Mogli has served as our Chief Technology Officer since January 2020. Mr. Mogli served as the Vice President, Technology and leading the product engineering team at SecureKloud Technologies, Inc. from 2012 until December 2019, and is credited with envisioning SecureKloud’s Cloud solutions for the Life Sciences and healthcare industry verticals. Mr. Mogli was a Senior Engineering leader at Cisco Systems from 1997 – 2012, building software products for the World’s leading Telecom providers and Fortune 500 Enterprises to secure, manage and optimize their Wired and Wireless Networks and IT infrastructure respectively. Mr. Mogli received an M.S degree in Computer Engineering from Louisiana State University and has completed the Product Management and Financial Analysis program for executives from the University of California at Berkeley.

We believe that Mr. Mogli is qualified to serve as the CTO of the Company based on his experience working with very large Enterprises and Telecom providers and his knowledge of the Life Sciences, pharmaceutical, and healthcare industry segments.

Thyagarajan Ramachandran

Mr. Ramachandran has served as our Chief Financial Officer since September 2021. In his current role as CFO at HTI, he is responsible for managing US GAAP accounting, Corporate Governance, Investor Relations, and communication of HTI’s strategy, financial and business performance. Mr Ramachandran is also serving as the CFO of the Parent, SecureKloud Technologies Ltd since July 2020. Prior to that he served as Executive Director Finance with Trimble from May 2019 to June 2020 and with Servion Global Solutions from Nov 2014 to Feb 2019. He is a senior industry leader with around 25 years of experience across Strategic Management, M&A, Fund Raising, Business Partnering, Corporate Governance and Financial Accounting. He has managed multiple cross-industry CFO positions dealing with PE and Institutional investors. Mr Ramachandran is a member of the Institute of Chartered Accountants of India (ACA), a member of the Institute of Cost and Management Accountants of India (CMA) and a bachelor’s in finance from Chennai University.

We believe Mr. Ramachandran is well qualified to lead as CFO due to his prior financial management experience in running both private and public limited companies and expertise in financial accounting, internal controls and corporate governance.

Ashleigh Rogers

Ms. Rogers has served as a Vice President for Healthcare Triangle since 2020. Ms. Rogers served as the Delivery Manager of Cornerstone Advisors from 2015 to 2019 which HTI acquired. She is a seasoned Healthcare executive leader who brings nearly 15 years of enterprise Healthcare technology delivery and sales experience to her role. After starting her career at Epic Systems, she went on to work for Healthcare start-ups, payors, and Fortune 1000 organizations driving major enterprise technology implementations and technology transformation initiatives. Throughout her career, she has worked with over 30 Healthcare provider organizations advising on Healthcare technology strategy by offering a deep background in EHR technologies, organizational transformation, and strategic solutions. Prior to joining Healthcare Triangle, Ms. Rogers drove technology delivery and go-to-market efforts for companies like Practice Fusion, Alameda Alliance for Health, Cornerstone Advisors, and Autodesk. Ashleigh received her BA degree in International Relations and German from Wheaton College and resides in the San Francisco, CA area.

We believe she is well qualified to serve as a Vice President due to her deep Healthcare technology expertise and experience advising Healthcare organizations.

Michael Gill

Mr. Gill has served as our Vice President of Finance since May 2020 and responsible for finance, accounting, and compliance. Prior to that, he was Vice President of Finance and Senior Controller at SecureKloud Technologies, Inc. from February 2017 to April 2020. His career includes accounting and financial services at one of the top public accounting firms in the world. Mr. Gill worked as an Independent Financial and Accounting Consultant from 2015 to 2017 and as a Controller at Swiftwick from 2013 to 2015. Mr. Gill graduated with a BS in Accounting from The University of Mississippi and is a member of the Tennessee Society of CPAs.

We believe Mr. Gill is strongly qualified to contribute his knowledge and expertise in the fields of accounting, finance, and leadership.

Lakshmanan Kannappan

Mr. Kannappan has served as a Head of Strategic Parternships and a member of our Board since October 2019. He has been the Chief Operating Officer and Head of Cloud, Identity, and Access Management business for SecureKloud Technologies, Inc. since 2013. Mr. Kannappan is a visionary leader who directs the business/ technology operations, product management, and strategic partnerships for SecureKloud. He founded FuGen Solutions acquired by SecureKloud in 2013, is a serial entrepreneur with 25+ years of software industry experience, and also supports investments and M&A activities for SecureKloud. He is also one of the original founders of SAML 2.0 protocol and Federated Identity Management model for the industry while at Orange-France Telecom, which changed the way Identity Information is shared between Service Providers and enabled the huge success of SaaS, Cloud and Social Networking. Mr. Kannappan has played senior technical, business, and managerial roles in various segments including B2B, healthcare, eCommerce, Telecom, Digital Identity Management systems, Cyber Security, and Cloud. He is a regular invited speaker in industry-related events. Mr. Kannappan holds Master’s in Electrical Engineering from Anna University, India and Bachelor’s in Electronics and Instrumentation from Annamalai University, India. He sits on the University of Chicago’s California Advisory Council since 2015.

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We believe that Mr. Kannappan is qualified to serve as a member of our Board based on his experience in technology, business, and managerial capabilities.

Shibu Kizhakevilayil

Mr. Kizhakevilayil has served as Head of M&A and a member of our Board since October 2019. In his role as Global healthcare President, he was leading the healthcare division of SecureKloud Technologies, Inc. from 2015 to 2020 and was also instrumental in identifying, acquiring, and integrating healthcare IT companies. Mr. Kizhakevilayil had successfully built and sold 3 IT consulting companies specializing in enterprise content management, data warehousing, and business intelligence solutions in his earlier career. He has over 20 years of experience in the IT industry with expertise in the healthcare domain. He serves as a member of the Board of several private companies. Shibu holds a Bachelor’s degree in Mechanical Engineering from College of Engineering Trivandrum, India.

We believe that Mr. Kizhakevilayil is qualified to serve as a member of our Board based on his outstanding skills and unique experience in IT industry in connection with healthcare domain.

Vivek Prakash.

Mr. Prakash has served as a member of our board of directors since October 2019. Mr. Prakash currently serves as a member of the Board and various committees of private companies. Mr. Prakash during the period 2014-2019 has served as a member of the Board and various committees of an International Oil and Gas Company. He is a multifaceted business leader with over 40 years of proven track record and accomplishments in large commercial enterprises with a global footprint. Mr. Prakash is a Chartered Accountant from the Institute of Chartered Accountants of India and also holds a BA (Honors) in Economics from the University of Delhi.

We believe Mr. Prakash is well qualified to serve as a member of our Board based on his experience as a seasoned investor, a current and former director of many companies, and of his leadership experience, his extensive knowledge, and experience of commercial, financial and strategic management matters.

Brendan Gallagher

Mr. Gallagher has served as a member of our board of directors since August 2021. Since May 2021 Mr. Gallagher has been and currently is a Managing Director with CFGI, a Carlyle Company.  Prior to joining CFGI, Mr. Gallagher was a Principal in Ernst & Young’s Transaction Advisory Practice for 6 years from 2014 - 2020 and was Manager 2002 – 2014.  Mr. Gallagher was appointed to serve a two-year term on Ernst & Young’s America’s People Advisory Forum, as well as other internal and external firm initiatives.  Mr. Gallagher has more than 22 years of experience advising both public and private companies across numerous industries for strategic transactions and other corporate development activities.  Mr. Gallagher holds a Master of Business Administration degree from Loyola Marymount University and a Bachelor of Business Administration degree from the University of San Diego.

We believe that Mr. Gallagher is well qualified to serve as a Director on our Board with his experience in Mergers & Acquisitions and Transaction Advisory.

April Bjornstad

Ms. Bjornstad has served as a member of our board of directors since August 2021. Ms. Bjornstad is Director, Investor Relations at Microsoft Corporation where she has worked since 2013. Prior to her current role, Ms. Bjornstad was Director Revenue Planning and Strategy for Business Applications from October 2018 to Nov 2020 and Director of Finance and Business Development - Intellectual Property Group from Jan 2013 to October 2018. Ms. Bjornstad is a senior finance leader with nearly three decades of experience across strategic management, M&A, and corporate finance. In her current role as Director, Investor Relations at Microsoft Corporation, she is responsible for formulating and managing external communication of Microsoft’s strategy, financial and business performance. Through her career, she has managed multiple M&A deals involving complex financial deal modelling and has worked closely with company executives, institutional investors and analysts. Prior to joining Microsoft, Ms. Bjornstad served in senior leadership roles at Applied Materials Inc., Sybase Inc., Broadcom Corporation and Ernst & Young LLP. Ms. Bjornstad holds an MBA from J.L. Kellogg Graduate School of Management in Chicago, IL and a BA in Finance and Marketing from Vanguard University in Costa Mesa, CA and was a Chartered Financial Analyst (CFA) charterholder, CFA Institute, from 1998 to 2000.

We believe that Ms. Bjornstad is well qualified to serve as a Director on our Board with her Global experience in managing International Finance, Mergers and Acquisitions and Investor relations.

John Leo

Mr. Leo has served as a member of our board of directors since August 2021. Since 2007 Mr. Leo has been and currently is the Chairman and Managing Member of Primary Capital, a full-service investment banking firm. Mr. Leo is an experienced business operator, investment banker and fund manager. His experience includes deal origination, execution and financing for a broad range of investment banking transactions on a global basis. In addition to his experience managing business and financial transactions, he has hands on operational experience with general compliance issues, drafting and negotiating term sheets, offering documents, fairness opinions, as well as negotiating and structuring mergers and acquisitions. Prior to acquiring  Primary Capital in 2007 Mr. Leo was the founder and CEO of American Union Securities, a full-service investment banking firm focused on international cross border transactions (China / US). Mr. Leo formed the firm in 2002 and sold the firm 2007, after completing approximately 30 cross border transactions over a five-year period. .Mr. Leo has the following FINRA registrations: Series 7, 24, 55, 63, 79 and 99. Mr. Leo is a graduate of Rollins College, with a degree in Psychology.

We believe that Mr. Leo is well qualified to serve as a Director on our Board with his strong investment banking and securities business experience.

Dave Rosa

Mr. Rosa has served as a member of our board of directors since August 2021. Since 2016, Mr. Rosa has been and currently is President and CEO of NeuroOne Medical Technologies(NMTC:Nasdaq), a publicly traded company on the Nasdaq. He also serves on the boards of Biotricity(BTCY:OTC), a publicly traded company on the Over the Counter(OTC) platform, where he currently serves as compensation committee chairman and Neuro Event Labs, a privately held company in Finland, where he currently serves as Chairman of the Board. Mr. Rosa has over 25 years of experience holding a variety of senior management roles representing several medical device markets. His recent experience includes developing early stage companies to commercialization and Nasdaq uplsting. Mr. Rosa holds a  Master of Business Administration degree from Duquesne University and bachelor of science degree in Commerce and Engineering from Drexel University.

We believe that Mr. Dave is well qualified to serve as a Director on our Board with his entrepreneurial, leadership, operational and capital markets experience.

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Board Composition

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of eight (8) members, five of (5) of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

Our board of directors is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Vivek Prakash, Brendan Gallagher, April Bjornstad, John Leo and Dave Rosa are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees has the composition and responsibilities described below. From time to time, our board of directors may establish other committees to facilitate the management of our business.

Audit Committee

We have established an audit committee consisting of at least three directors, all of which are be “independent” as defined by Nasdaq and include an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties are specified in a charter and include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

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The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The members of the audit committee are currently April Bjornstad, John Leo and Vivek Prakash, who serves as the chairman and audit committee financial expert.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of at least three directors, all of which are “independent” as defined by Nasdaq. The compensation committee’s duties are specified in a charter and include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;
•	administers our equity compensation plans;
•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and
•	establishes and reviews general policies relating to compensation and benefits of our employees.

The composition members of the compensation Committee are currently Dave Rosa, Brendan Gallagher and Vivek Prakash, who serves as the chairman.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee consisting of at least two directors, all of which are “independent” as defined by Nasdaq. The nominating and corporate governance committee’s duties are specified in a charter and include, but are not limited to:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate

•	evaluating nominations by stockholders of candidates for election to our board of directors; and

•	corporate governance matters

The members of the nominating and corporate governance committee is currently April Bjornstad, Brendan Gallagher and Vivek Prakash, who serves as the chairman.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

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Code of Ethics

Our Board has adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by the Company to its executive officers. The disclosure is provided for the fiscal years ended December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	(Salary $)		(Bonus $)	(Total $)
Suresh Venkatachari,	2020	$240,000	(1)	—	$240,000
Chief Executive Officer	2019	—		—	—
Sudish Mogli,	2020	$213,333	(2)	$30,000	$243,333
Chief Technology Officer	2019	—		—	—
Anand Kumar	2020	$203,333	(3)	$30,000	$233,333
Vice President, Sales	2019	—		—	—

(1) All of Mr. Venkatachari’s cash compensation was paid by the Parent. Mr. Venkatachari has been paid by us from January 2021 to July 11, 2021 pursuant to an “at will” employment offer letter from us which provides for an annual salary of $240,000. Since July 12, 2021, Mr. Venkatachari has been employed by us pursuant to the Employment Agreement, which has a four-year term and provides for an annual base salary of $300,000. See “Executive Compensation—Employment Agreement” below.

(2) Mr. Mogli executed an “at will” employment offer letter from us on January 1, 2020, which provides for an annual salary of $210,000 which was increased on December 1, 2020 to $250,000.

(3) Mr. Kumar executed an “at will” employment offer letter from us on January 1, 2020, which provides for an annual salary of $200,000 which was increased on December 1, 2020 to $240,000.

Employment Agreement

The Company and Mr. Venkatachari entered into a four year employment agreement dated July 12, 2021(the “Employment Agreement”) pursuant to which Mr. Venkatachari will perform the duties of the Company’s Chief Executive Officer and receive an annual base salary of $300,000, a signing bonus of vested options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.40 per share, 6,000 shares of our Series A Super Voting Preferred Stock (which entitle the holder to 1,000 votes per share), a cash bonus to be determined by the compensation committee of our board of directors and other usual and customary perquisites. The Employment Agreement renews automatically for additional one year terms until it is terminated or a new mutually acceptable agreement is executed. In the event the agreement is terminated without cause by the Company or for “good reason” by Mr. Venkatachari, the Company will pay Mr. Venkatachari severance equal to two years’ of then current base salary, vesting any unvested options held by him and the cash equivalent of all accrued and untaken vacation pay. Mr. Venkatachari is subject to certain post-employment restrictions on competition and solicitation of Company clients subject to applicable law.

Board Compensation Our board of directors did not receive any compensation in fiscal years ended December 31,2020 and 2019.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of August 27, 2021, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of September 10, 2021. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 29,738,750 shares of our common stock issued and outstanding on September 10, 2021, and 37,738,750 shares issued and outstanding after the offering (excludes (i) 1,414,980 shares which may be issued upon conversion of the Convertible Notes; (ii) 707,490 shares which may be issued upon exercise of the Warrants and (iii) 1,200,000 shares which may be sold upon exercise of the underwriters’ over-allotment option). As of September 10, 2021 there were 19 holders of our common stock.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner (1)	Title	Class Of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering	Percent of Total Voting Power After Offering
Officers and Directors

Suresh Venkatachari(2)	Chief Executive Officer and Chairman	Common Stock	750,000	3.3%(4)	2.60%	2.30%
		Super Voting Preferred Stock(3)	6,000	100%	100%	13.60%

Thyagarajan Ramachandran	Chief Financial Officer	--	--	--	--	--

Anand Kumar	Vice President, Sales	Common Stock	150,000	*	*	*

Sudish Mogli	Chief Technology Officer	Common Stock	200,000	*	*	*

Michael Gill	Vice President, Finance	--	—	--	--	--

Lakshmanan Kannappan	Director	Common Stock	200,000	*	*	*

Shibu Kizhakevilayil	Director	Common Stock	200,000	*	*	*

Vivek Prakash	Director	Common Stock	350,000	2.0%(5)	1.50%	1.30%

Brendan Gallgher	Director	--	—	—	--	--

April Bjornstad	Director	--	—	—	--	--

John Leo	Director	--	—	—	--	--

Dave Rosa	Director	--	—	—	--	--

Officers and Directors as a Group (total of 12 persons)		Common Stock	1,850,000	7.80%	6.10%	5.30%
		Super Voting Preferred Stock	6,000	100%	100%	13.70%

5% Stockholders

SecureKloud Technologies, Inc. (6)		Common Stock	25,500,000	85.7%	67.60%	58.3%

Suresh Venkatachari		Super Voting Preferred Stock	6,000	100%	100%	13.60%

than 1%.

(1) The principal address of the named officers, directors and 5% stockholders of the Company is c/o Healthcare Triangle, Inc., 4309 Hacienda Dr., Suite 150, Pleasanton, CA 94588.

(2) Suresh Venkatachari owns 37% shares in SecureKloud Technologies Ltd, which owns 65.2% of the Parent. Mr. Venkatachari is also a director and Chief Executive Officer of SecureKloud Technologies Ltd.

(3) Entitles the holder to 1,000 votes per share.

(4) Includes 250,000 of common stock shares underlying an option granted to Mr. Venkatachari pursuant to the terms of the Employment Agreement.

(5) Includes 250,000 shares underlying convertible notes and warrants owned by Mr. Prakash.

(6) Includes (i) 250,000 of common stock shares underlying an option granted to Mr. Venkatachari pursuant to the terms of the Employment Agreement and (ii) 250,000 shares underlying convertible notes and warrants owned by Mr. Prakash that are exercisable within 60 days of September 10, 2021

(7) SecureKloud Technologies, Inc. is 65.2% owned by SecureKloud Technologies Ltd., which is a publicly traded company in India.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have engaged in the following related party transactions with the Parent.

In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent and the Company entered into an Asset Transfer Agreement pursuant to which the Parent transferred to us its Life Sciences business in exchange for 25,500,000 shares of our common stock On January 1, 2020, the Company and the Parent entered into a Master Services Agreement, pursuant to which the Parent has agreed to develop software for the Company for fees negotiated in good faith that will be set forth in a separate statement of work for each software development project. The agreement has a two-year term, with automatic one-year renewals unless a party terminates at least 60 days prior to the end of the term.

On January 1, 2020, the Company and the Parent entered into a Shared Services Agreement, pursuant to which the Parent will provide ongoing services to the Company that include infrastructure development, sales support, recruitment and immigration support, project coordination, human resources and operation support and management/advisory services. Under the agreement, the Parent receives monthly compensation of $48,090. The term of the agreement is for two years and then continues on a month-to-month basis unless earlier terminated.

On January 4, 2020, the Company and the Parent entered into a Rental Sub-Lease Agreement, pursuant to which the Company subleases 3,500 square feet of office space from the Parent for $8,500 per month. The term of the sublease is three years and renewable for two-year terms until cancelled by either party with 30 days’ notice.

On May 8, 2020, the Company and the Parent entered into an Equity Purchase Agreement pursuant to which, the Company acquired all of the equity of Cornerstone Advisors Group, LLC (“Cornerstone”) from the Parent in return for a $7,000,000 Promissory Note, which has been repaid in full through the assumption of a $4,000,000 debt to Cornerstone owed by the Parent (the “Cornerstone Debt”) and cash payments to the Parent. The Company has repaid the Cornerstone Debt in full.

DESCRIPTION OF SECURITIES

The following discussion is a summary of the rights and preferences of our capital stock and certain provisions of our amended and restated certificate of incorporation, and amended and restated bylaws, as each will be in effect upon the completion of this offering, and certain provisions of Delaware law. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation and amended and restated bylaws that we intend to adopt in connection with this offering as our certificate of incorporation and bylaws, respectively.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value, of which 20,000 have been designated as Series A Super Voting Preferred Stock, $0.00001 par value (the “Super Voting Preferred Stock”). As of September 10, 2021, there were 29,738,750 shares of our common stock outstanding and 6,000 shares of our Super Voting Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

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Dividends. The holders of our common stock are entitled to receive dividends if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable. All of our outstanding shares of our common stock are, and the shares of our common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Super Voting Preferred Stock. We have designated 20,000 shares of preferred stock as Series A Super Voting Preferred Stock and have issued 6,000 shares of our Super Voting Preferred Stock to Suresh Venkatachari, our founder and Chief Executive Officer. The following is a summary of the material terms of our Super Voting Preferred Stock

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of our Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Super Voting Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Super Voting Preferred Stock are fully paid and non-assessable.

Our Board also has the authority to issue up to 9,980,000 additional shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without consent of the stockholders

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Convertible Notes

During the period commencing December 29, 2020, and ending on February 10, 2021, we entered into several Securities Purchase Agreements with certain investors pursuant to which we issued the Convertible Notes and the Warrants. The terms of the Warrants are further described below. Each Convertible Note accrues interest at a rate of 10% per annum, which is payable quarterly on the first day of January, April, July, and October, beginning on the first such date after the issuance of such Convertible Note and ends on the maturity date of such Convertible Note. The maturity date of the Convertible Notes is the earlier of 9 months from their issuance date or the closing of the offering, subject to a three-month extension at the option of the Company; provided, however, if we exercise this option with respect to any Convertible Note, the outstanding principal amount of such Convertible Note will increase by 30% and the interest rate thereon will increase to 15% per annum. The Convertible Notes are convertible in whole or in part, at the option of the holder during the seven-day period immediately prior to the closing of this offering. The total number of shares that any Convertible Note may be converted into is calculated by dividing (x) the outstanding principal amount of such Convertible Note plus any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon by (y) a conversion price equal to 60% of the offering price of the common stock in this offering. The aggregate number of shares of our common stock underlying the Convertible Notes is Warrants is 1,414,980. The number of shares of common stock that the Convertible Notes are convertible into is subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

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As long as any portion of the Convertible Notes remain outstanding, unless the holders of at least 67% in principal amount of the then outstanding Convertible Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly (i) other than certain permitted indebtedness (including any indebtedness up to $200,000) and , enter into, create, incur, assume, guarantee or suffer to exist any indebtedness; (ii) amend its charter documents, in any manner that materially and adversely affects any rights of Convertible Noteholders unless consented to by the Holder; (iii) repurchase common stock, with certain exceptions; (iv) repurchase or repay debt other than the Convertible Notes on a pro rata basis other than regularly scheduled principal payments unless an event of default exists under the Convertible Notes; (v) pay cash dividends or distributions on any equity securities; (vi) enter into any transactions with affiliates unless such transaction is on an arm’s length basis and approved by a majority of the disinterested members of our board or (vii) enter into an agreement to with respect to clauses (i) through (vi).

The occurrence of any of the following events with respect to the Company is an “Event of Default” under the Convertible Notes: (i) any default in the payment under the Convertible Note when due that is not cured within 5 trading days; provided, however, there is no cure period for a default on the payment of principal; (ii) breaches of covenants or agreements contained in the Convertible Notes or the related transaction documents that exist after the expiration of certain cure periods; (iii) a default or event of default under the transaction documents related to the Convertible Notes or any of the Company’s material agreements; (iv) material untrue statements contained in material representations or warranties made in the Convertible Notes or related transaction documents or materially untrue statements as of the date they were made contained in financial statements, reports or certificated delivered to Convertible Noteholders contained in any documents delivered to the Convertible Noteholders; (v) the bankruptcy or insolvency of the Company or any significant subsidiary; (vi) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $200,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (vii) the Company is subject to a change of control transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions; (viii) the Company shall fail for any reason to deliver the conversion shares pursuant to a conversion under the Convertible Note within the time frame set forth in the Convertible Note; and (ix) a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs, the outstanding principal amount of the Convertible Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Convertible Noteholder’s election, immediately due and payable in cash at 130% of the aggregate of such amounts and the interest rate on the Convertible Notes shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. If any amounts under any Convertible Note remain unpaid after the date that is 12 months after its issuance, the Company shall, in addition to any and all other remedies available, make monthly payments of 5% of its gross revenue for the previous month until such Convertible Note is paid in full.

Common Stock Warrants

We have issued Warrants as described above, each of which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to 120% of the conversion price of such Convertible Note (i.e., 72% of the offering price per share in this offering). Upon the occurrence of an Event of Default that is a payment default, the number of shares underlying each Warrant will increase to 75% of the number of shares that Convertible Note issued with such Warrant is convertible into. Each Warrant expires on the second anniversary of its issuance. The aggregate number of shares of our common stock underlying the Warrants is currently 707,490 and if an Event of Default that is a payment default occurs, the number of shares of our common stock underlying the Warrants would be increased to 1,061,235.

The warrants are subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

Warrant holders have “piggyback” registration rights as set forth therein and a breach of such rights with respect to any Warrant would result in an increase by 25% of the shares of our common stock underlying such Warrant.

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Options

In January of 2021, the Company issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”). All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In July of 2021, the Company issued 324,000 incentive stock options to 6 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) at an exercise price of $0.40. Out of these granted incentive stock options 262,500 have vested and 37,500 vest over a one-year period. All the other Employee Stock Options vest over a four-year period. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, the Company issued 452,000 non-qualified stock options to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $0.40 per option. The Non-Employee Stock Options vest over a four-year period. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

In January of 2021, the three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil l were each granted 50,000 non-qualified stock options (“Director Stock Option”) that are exercisable for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

On July 12, 2021, the Company granted Suresh Venkatachari, our founder and Chief Executive Officer an option to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share.

S-8 Registration Statement

Under the Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000,000 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant. Currently, 56 awards have been granted under the Plan as described above. We may file one or more registration statements on Form S-8 under the Securities Act to register the shares of common stock issued or issuable under our Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. The provision does not apply to any actions arising under the Securities Act and the Exchange Act, as is set forth in Article VII of our certificate of incorporation. See “Risk Factors.”

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of our common stock; or

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “HCTI.”

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of the sale of 8,000,000 shares of our common stock pursuant to this offering, we will have 37,654,750 shares of our common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 38,854,750 shares of our common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

All previously issued shares of our common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice, and other provisions of Rule 144, to the extent applicable.

95

UNDERWRITING

The representative is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares
EF Hutton, division of Benchmark Investments, LLC	[*]
Total	[*]

The underwriting agreement provides that the underwriters must buy all of the shares of our common stock if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares as described below. Our shares of common stock are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

We have been advised by EF Hutton that the underwriters intend to make a market in our shares of common stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to an aggregate of additional shares of our common stock. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares of our common stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $ per share from the public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, EF Hutton may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of our common stock to the underwriters at the offering price of $[●] per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less an 8.0% underwriting discount.

96

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares.

		No Exercise		Full Exercise
Per share	$		$
Total	$		$

We have agreed to pay EF Hutton’s out-of-pocket accountable expenses, including EF Hutton’s legal fees and disbursements, up to a maximum amount of $125,000, irrespective of whether the offering is consummated. We have paid $15,000 to EF Hutton as an advance to be applied towards reasonable out-of-pocket expenses (which we refer to as the Advance). Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximate $725,000. We have also agreed to reimburse the underwriters for certain expenses incurred by them.

Underwriter Warrants

In addition, as additional compensation for EF Hutton’s services, we agreed to incorporation. issue warrants to the EF Hutton or its designees to purchase a number of shares of our common stock equal to eight percent (8%) of the aggregate number of shares of our common stock sold in this offering at an exercise price equal to 110% of the public offering price of the shares of our common stock sold in this offering. The underwriter’s warrants will provide for one-time demand registration rights and unlimited “piggyback” registration rights for the shares of our common stock exercisable thereunder as well as customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the offering price as permitted under FINRA Rule 5110(f)(2)(G). The demand registration rights and piggyback registration rights will terminate on the fifth anniversary of the closing date of the offering. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Other than the underwriting agreement, the underwriters have had no material relationship with us or any of our affiliates and have not owned any of our securities prior to this offering.

Determination of Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospects for our Company and the industry in which we operate;

•	an assessment of our management;

•	our past and present financial and operating performance;

•	our prospects for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of United States securities markets at the time of this offering; and

•	other factors deemed relevant.

Neither we nor EF Hutton can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

97

Lock-Up Agreements

The Company, each of our directors and executive officers have agreed not to, subject to certain limited exceptions, offer, issue, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our common stock or any securities convertible into or exchangeable or exercisable for common stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our common stock for a period of 180 days after the date of this prospectus, without the prior written consent of EF Hutton.

Tail Period

In the event that this offering is not consummated as contemplated herein, until January 22, 2024, EF Hutton will be entitled to receive a cash fee equal to four percent (4.0%) of the gross proceeds received by the Company from the sale of the securities to any investor actually introduced by EF Hutton to the Company during the period beginning on October 22, 2020 and ending on January 22, 2023 (the “Engagement Period”) and such tail financing is consummated at any time during the Engagement Period or with twelve (12) month period following the expiration of the Engagement Period, provided that such financing is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until twelve (12) months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, for all future public and private equity and debt offerings, including all equity-linked financings. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares of our common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares our common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, our common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of our common stock in this offering because the underwriter repurchases the shares of our common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

98

In connection with this offering, the underwriter or its affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market-making bids must be identified as such.

Stabilization, Short Positions, and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing, or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market-making transactions in our common stock in accordance with Regulation M. In general, a passive market maker must display its bid at a price, not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale, and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of our common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

99

Nasdaq Listing

Our shares of our common stock have been approved for listing on the Nasdaq Capital Market under the symbol “HCTI.”

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities

EXPERTS

Ram Associates, CPAS, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2020, and 2019. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Ram Associates, CPAS, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Lucosky Brookman LLP, Woodbridge, New Jersey is acting as counsel for the representative of the underwriters with respect to the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

On the completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at www.sec.gov. We also maintain a website at www.healthcaretriangle.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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HEALTHCARE TRIANGLE, INC.

Consolidated Financial Statements

June 30, 2021 and 2020

F-1

F-2

HEALTHCARE TRIANGLE INC
Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$1,549,972	$1,402,700
Accounts receivable	6,827,694	6,396,150
Contract Asset/ Unbilled Revenue	1,318,306	—
Other current assets	527,986	228,848
Total current assets	10,223,958	8,027,698

Property and equipment, net	46,653	15,786
Intangible assets, net	2,206,435	2,619,076
Due from affiliates	826,303	445,003
Total Assets	$13,303,349	$11,107,563

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$2,440,307	$4,349,638
Other current liabilities	782,503	491,780
Convertible notes	1,952,672	754,400
Warrant Liability	2,347,616	885,600
Payroll protection program loan	1,068,530	—
Deferred revenue	266,975	297,775
Total current liabilities	8,858,603	6,779,193

Long-term liabilities
Due to affiliates	—	—
Convertible notes
Loans from shareholder
Total current and long-term liabilities	8,858,603	6,779,193

Stockholders' equity
Preferred stock, par value $0.00001; 10,000,000 authorized
Common stock, par value $0.00001; 100,000,000 authorized 29,398,750 and 27,900,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020 respectively	294	279
Additional paid-in capital	1,669,772	1,042,021
Retained earnings	2,774,680	3,286,070
Total stockholders' equity	4,444,746	4,328,370
Total liabilities and stockholders' equity	$13,303,349	$11,107,563

F-3

HEALTHCARE TRIANGLE INC

Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net revenue	$10,049,716	$7,556,838	$18,002,566	$14,983,533

Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,704,389	5,550,574	12,477,043	10,804,081

Operating expenses
Sales and Marketing	804,984	260,588	1,472,789	626,836
General and Administrative	1,048,068	911,149	2,308,447	1,743,466
Research and development expenses	813,402	492,406	1,570,682	919,249
Depreciation and amortization	211,311	201,770	421,962	402,703
Net income before other income/(expenses)	467,562	140,351	(248,357)	487,197

Other income/(expenses)
Interest expense	(164,122)	(5,650)	(259,215)	(23,759)
Total other income	(164,122)	(5,650)	(259,215)	(23,759)

Net income (loss) before income tax expenses	303,440	134,701	(507,572)	463,438
Federal income tax	—	(25,537)	—	(87,859)
State income tax	(734)	(11,122)	(3,817)	(37,406)
Total income tax (expense) / benefit	(734)	(36,659)	(3,817)	(125,265)
Net income (loss)	$302,706	$98,042	$(511,389)	$338,173

F-4

HEALTHCARE TRIANGLE INC
Unaudited Consolidated Statements of Changes in Stockholders' Equity

	Common stock
	Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
Three Months Ended June 30, 2021 and 2020:
Balance at March 31, 2021	29,318,750	$293	$1,042,021	$2,471,974	$4,095,907
Net profit	—	—	—	$302,706	302,706
Issue of Options (ISO/NSO)	—	—	14,133	—	14,133
Shares issued for services	80,000	1	31,999	—	32,000
Balance at June 30, 2021	29,398,750	$294	$1,088,153	$2,774,680	$4,444,746

Balance at March 31, 2020	27,900,000	$279	$1,042,021	$1,172,759	$2,215,059
Net profit	—	—	—	98,042	98,042
Balance at June 30, 2020	27,900,000	279	1,042,021	1,270,801	2,313,101

Six Months Ended June 30, 2021 and 2020
Balance at December 31, 2020	27,900,000	279	1,042,021	3,286,070	4,328,370
Net profit	—	—	—	(511,390)	(511,390)
Shares issued for services	1,498,750	15	599,485	—	599,500
Issue of Options (ISO/NSO)	—	—	28,266	—	28,266
Balance at June 30, 2021	29,398,750	294	1,669,772	2,774,680	4,444,746

Balance at December 31, 2019	27,900,000	279	1,042,021	932,627	1,974,927
Net profit	—	—	—	338,173	338,173
Balance at June 30, 2020	27,900,000	279	1,042,021	1,270,800	2,313,100

F-5

HEALTHCARE TRIANGLE INC

Unaudited Consolidated Statements of Cash Flows

	2021	2020
Cash flows from operating activities
Net income (loss)	(511,390)	$338,175
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	421,962	402,703
Common stock issued for services	599,500	—
Warrant Fair valuation expenses	55,349	—
Stock Compensation expenses	28,266	—
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	(431,544)	(396,434)
Other current assets	(299,138)	(58,291)
Contract Asset/ Unbilled Revenue	(1,318,306)	—
Due from related party	(381,301)	683,334
Increase/ (decrease) in:
Accounts payable and accrued expenses	(1,909,331)	(2,296,548)
Deferred revenue	(30,800)	(283,804)
Other current liabilities	290,725	259,286
Net cash provided by/(used in) operating activities	(3,486,008)	(1,351,579)

Cash flows from investing activities
(Purchase)/sale of property and equipment	(40,190)	12,336
Increase in intangible assets
Net cash provided by investing activities	(40,190)	12,336

Cash flows from financing activities
Increase in capital
Increase in convertible note	2,604,940	—
Increase in Additional paid-in capital
Increase in paycheck protection program loan	1,068,530	1,183,395
Net cash provided by financing activities	3,673,470	1,183,395
Net increase (decrease) in cash and cash equivalents	147,272	(155,848)

Cash and cash equivalents
Cash and cash equivalents at the beginning of the period	1,402,700	974,832
Cash and cash equivalents at the end of the period	$1,549,972	$818,984

F-6

1) Organization and Description of Business

Healthcare Triangle Inc. (“the Company”) was incorporated under the laws of the State of Nevada on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the Healthcare and Life Sciences (‘HCLS”) industry. On January 1, 2020, the Company acquired the Life Sciences Business of SecureKloud Technologies Inc. (Parent) and on May 8, 2020, the Company acquired Cornerstone Advisors Group LLC (Healthcare Business) from its Parent.

Healthcare Triangle, Inc. (HTI) reinforces healthcare progress through breakthrough technology and extensive industry know-how. HTI support healthcare providers and payors, hospitals and Pharma/Life Sciences organizations in their effort to improve health outcomes by enabling the adoption of new technologies, data enlightenment, business agility and accelerate responding to immediate business needs and competitive threats. The highly regulated HCLS industry turn to HTI for expertise in digital transformation on the cloud, security and compliance, develops, data lifecycle management, Healthcare Interoperability, clinical and business performance optimization.

HTI will concentrate on accelerating value to three healthcare sectors:

1.	Pharmaceutical companies, which require improved efficiencies in the clinical trial process. HTI modernizes their IT infrastructure to advance the clinical trial process to drug discovery and delivery.

2.	Hospitals and health systems, which face interoperability challenges as mergers, acquisitions and partnerships drive increasing need for integrated healthcare infrastructures. HTI's health IT expertise optimizes providers' enterprise digital structure needs connecting disparate systems and applying analytics capabilities.

3.	Life sciences, payers and all healthcare organizations must protect and secure personal health information (PHI), a regulatory compliance mandate that HTI addresses and manages for its customers.

As an organization with the deep-rooted cloud expertise, HTI’s technology significantly relies on Big Data, Analytics, DevOps, Security/Compliance, Identity Access Management (IAM), Machine Learning (ML), Artificial Intelligence (AI), Internet of Things (IoT) and Blockchain.

Cornerstone Advisors Group LLC.

Cornerstone Advisors Group LLC. (“Subsidiary”) which is a 100% subsidiary of SecureKloud Technologies Inc. (Parent) incorporated in the State of Connecticut, was acquired by the Company on May 8, 2020.  The Subsidiary provides executive level information technology advisory, consulting, and implementation services to the healthcare provider industry.

The Subsidiary partners with every client to drive meaningful change, add value, and maximize return on investment by delivering consulting and technology implementation services to providers. The Subsidiary’s vast areas of expertise include population health and ACO enablement, physician and post-acute care integration, EMR selection and implementation, strategy definition and total cost of ownership planning, compliance, change management, and value realization. The Subsidiary’s consulting and advisory services includes a broad range of assessment, planning, and management offerings to help IT, clinical, and executive leadership establish a shared agenda, align IT strategy with business and clinical objectives, and to fully capitalize on an organization’s investment in technology.

F-7

2) Summary of Significant Accounting Policies

Basis of consolidated financial statements

The Consolidated Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Securekloud Technologies Inc. (“Parent’) and the Subsidiary, Cornerstone Advisors Group LLC. The financial statements are prepared as if HCLS operated on a standalone basis during the periods presented. These financials are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and pursuant to the rules and regulations of the SEC. Historically, the Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in the Parent’s Consolidated Financial Statements.

The Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Securekloud Technologies Inc. (“Parent’) based on historical cost method of accounting. The Consolidated Financial Statements include the cost basis of assets, liabilities, revenues, and expenses of the individual businesses of Parent’s historical HCLS.

The Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in its Financial Statements.

The Healthcare Business was operated as a subsidiary and consolidated along with the Parent’s financial statements.

The Consolidated Financial Statements include certain assets and liabilities that are held by Parent that are specifically identifiable or otherwise attributable to the HCLS. All intercompany transactions and balances within the HCLS have been eliminated.

Cash is managed centrally through bank accounts controlled and maintained by Parent. Accordingly, cash and cash equivalents held at the Parent were not attributable to the Life Sciences Business for any of the periods presented. Only cash amounts specifically attributable to the Life Sciences Business are reflected in the Consolidated Balance Sheets. Transfers of cash, both to and from Parent’s centralized cash management system, are reflected as a component of Due to/from related party in the Consolidated Balance Sheets and as an operating activity on the accompanying Consolidated Statements of Cash Flows. Historically, the Life Sciences Business received or provided funding as part of Parent’s centralized treasury program.

Third-party debt obligations of Parent and the corresponding financing costs related to those debt obligations, specifically those that relate to revolving credit facilities, have not been attributed to the Life Sciences Business, as the Life Sciences Business was not the legal obligor on the debt.

F-8

During the periods presented, the Parent performed certain corporate functions for the Life Sciences and Healthcare Business. Therefore, certain corporate costs, including compensation costs for corporate employees, have been allocated from Parent. These allocated costs are for corporate functions including, but not limited to, senior management, legal, human resources, finance and accounting, treasury, information technology which are not provided at the HCLS Business. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of cost, headcount, or other measures we have determined as reasonable. The Consolidated Financial Statements do not necessarily include all the expenses that would have been incurred or held by the HCLS had it been a separate, standalone company. It is not practicable to estimate actual costs that would have been incurred had the HCLS been a separate standalone company during the periods presented. The Company expects to incur additional expenses as a separate, standalone company; however, we do not expect the cost to be materially different had the company operated as a separate standalone company.

The management believes that the assumptions underlying the Consolidated Financial Statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the HCLS Business during the periods presented. Nevertheless, the Consolidated Financial Statements may not be indicative of the HCLS Businesses’ future performance.

Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with GAAP which requires us to make estimates, judgments and assumptions that affect the financial statements and the notes thereto. These estimates are based on information available as of the date of the financial statements. On a regular basis, management evaluates these estimates and assumptions. Items subject to such estimates and assumptions include, but are not limited to:

•	the standalone selling price for each distinct performance obligation
•	the determination of the period of benefit for amortization of deferred costs.
•	the fair value of assets acquired, and liabilities assumed for business combinations.

Segment Information

The management has chosen to organize the Company around differences in products and services and segregated the reporting segments as Software Services, Managed Services and Support, and Platform Services.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company define the term ‘‘chief operating decision maker’’ to be the Chief Executive Officer. The Chief Executive Officer along with the management team reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating our financial performance.

F-9

Accordingly, the Company has determined that it operates in three distinct reportable operating segments, and all required financial segments information can be found in the consolidated financial statements.

Expenses included in segment operating profit consist principally of direct selling, delivery costs and research and development expenses. Certain Sales and Marketing expenses, General and Administrative expenses, depreciation and amortization are not allocated to individual segments in internal management reports used by the chief operating decision maker. Accordingly, such expenses are excluded from segment operating profit and are included below as “unallocated costs” and adjusted against our total income from operations. Additionally, management has determined that it is not practical to allocate identifiable assets by segment, since such assets are used interchangeably among the segments.

Revenue by Operating Segment

	Three Months Ended June 30,
	2021	Percent of Total	2020	Percent of Total
Software Services	$3,216,842	32%	$3,343,455	44%
Managed Services and Support	5,304,120	53%	3,626,045	48%
Platform Services	1,528,754	15%	587,338	8%
Total Revenue	$10,049,716	100%	$7,556,838	100%

	Six Months Ended June 30,
	2021	Percent of Total	2020	Percent of Total
Software Services	$5,941,423	33%	$7,154,749	48%
Managed Services and Support	9,530,409	53%	6,339,178	42%
Platform Services	2,530,734	14%	1,489,606	10%
Total Revenue	$18,002,566	100%	$14,983,533	100%

F-10

Operating profit by Operating Segment

	Three Months Ended June 30,
	2021	Percent of Total	2020	Percent of Total
Software Services	$521,275	172%	$628,565	467%
Managed Services and Support	1,439,339	474%	931,555	692%
Platform Services	174,137	57%	(436,050)	(324)%
Total segment operating profit	2,134,751	704%	1,124,070	834%
Less: unallocated costs	1,667,189	549%	983,719	730%
Income from operations	467,562	154%	140,352	104%
Interest expense	164,122	54%	5,650	4%
Net income (loss) before income tax expenses	$303,440	100%	$134,701	100%

	Six Months Ended June 30,
	2021	Percent of Total	2020	Percent of Total
Software Services	$988,927	(195)%	$1,210,552	261%
Managed Services and Support	2,328,333	(459)%	1,450,306	313%
Platform Services	(93,879)	18%	(323,712)	(70)%
Total segment operating profit	3,223,381	(635)%	2,337,148	504%
Less: unallocated costs	3,471,738	(684)%	1,849,950	399%
Income from operations	(248,357)	49%	487,198	105%
Interest expense	259,215	(51)%	23,759	5%
Net income (loss) before income tax expenses	$(507,572)	100%	$463,438	100%

F-11

Revenue from top 5 customers

Three Months Ended June 30, 2021 and 2020

2021

Customer	Amount	% of Revenue
Customer 1	$5,038,198	50%
Customer 2	1,450,000	14%
Customer 3	959,788	10%
Customer 4	651,345	6%
Customer 5	$471,208	5%

2020

Customer	Amount	% of Revenue
Customer 1	$4,895,761	65%
Customer 2	629,003	8%
Customer 3	492,648	7%
Customer 4	403,770	5%
Customer 5	$230,047	3%

Six Months Ended June 30, 2021 and 2020

2021

Customer	Amount	% of Revenue
Customer 1	$9,290,614	52%
Customer 2	1,850,735	10%
Customer 3	1,799,010	10%
Customer 4	1,507,695	8%
Customer 5	$754,262	4%

2020

Customer	Amount	% of Revenue
Customer 1	$8,464,113	56%
Customer 2	1,159,845	8%
Customer 3	1,001,928	7%
Customer 4	535,915	4%
Customer 5	$470,018	3%

F-12

Revenue Recognition

We recognize revenues as we transfer control of deliverables (services, solutions, and platform) to our clients in an amount reflecting the consideration to which we expect to be entitled. To recognize revenues, we apply the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. We account for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. We apply judgment in determining the customer’s ability and intention to pay based on a variety of factors including the customer’s historical payment experience.

For performance obligations where control is transferred over time, revenues are recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the deliverables to be provided.

Software Services

The Company enters into contractual obligations with the customers to perform (i) Strategic advisory services which include assessment of the enterprise network, applications environment and advise on the design and tools; (ii) Implementation services which include deployment, upgrades, enhancements, migration, training, documentation and maintenance of various electronic health record systems and (iii) Development services which include customization of network and applications in the public cloud environment.

Revenue from Strategic advisory, Implementation and Development services are distinct performance obligation and is recognized on time-and-material or fixed-price project basis. Revenues related to time-and-material are recognized over the period the services are provided using labor hours. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

We may enter into contracts that consist of multiple performance obligations. Such contracts may include any combination of our deliverables. To the extent a contract includes multiple promised deliverables, we apply judgment to determine whether promised deliverables are capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a combined performance obligation. For contracts with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. Standalone selling price is the price at which we would sell a promised good or service separately to the customer. When not directly observable, we estimate standalone selling price by using the expected cost plus a margin approach. We establish a standalone selling price range for our deliverables, which is reassessed on a periodic basis or when facts and circumstances change.

F-13

Managed Services and Support

The Company has standard contracts for its Managed Services and Support, however the statement of work contained in such contracts is unique for each customer. A typical Managed Services and Support contract would provide for some or all of the following types of services being provided to the customer: Cloud hosting, Continuous monitoring of applications, security and compliance and support.

Revenue from Managed services and support is a distinct performance obligation and recognized based on SSP (standalone selling price), ratably on a straight-line basis over the period in which the services are rendered. Contract with customers includes subcontractor services or third-party cloud infrastructure services in certain integrated services arrangements. In these types of arrangements, revenue is recognized net of costs when the Company is acting as an agent between the customer and the vendor, and gross when the Company is the principal for the transaction. In doing so, the Company first evaluates whether it controls the platform or service before it is transferred to the customer. The Company considers whether it has the primary obligation to fulfil the contract, pricing discretion and other factors to determine whether it controls the platform or service and therefore is acting as a principal or an agent. Payment for managed services and support is due monthly.

Platform Services

The Company has standard contracts for its Platform Services, however the statement of work contained in such contracts is unique for each customer. A typical Platform Services contract would provide for some or all of the following types of services being provided to the customer: Data Analytics, Backup and Recovery, through our Platform.

The revenue from Platform services is a distinct performance obligation and recognized based on SSP. During the periods presented the Company generated revenue from Platform services on a fixed-price solutions delivery model. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

Our contractual terms and conditions for Software services, Managed Services and Support and Platform services mandate that our services are documented and subject to inspection, testing at the time of delivery to customer. In addition, the Company needs to integrate seamlessly into the customers’ systems. Also, the customer has a right to cancel all, or part of the services rendered if it is not in accordance with statement of work and within the stipulated time.

F-14

Source and Timing of revenue

	Three Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$3,216,842	$3,343,455	($126,613)	(4%)
Managed Services and Support	5,304,120	3,626,045	1,678,075	46%
Platform Services	1,528,754	587,338	941,416	160%
Total Revenue	$10,049,716	$7,556,838	$2,492,878	33%

Managed Services and support include Cloud hosting revenue of $3,896,049 and $2,573,292 for the three months ended June 30, 2021 and 2020.

	Six Months Ended June 30,		Changes
	2021	2020	Amount	%
Software Services	$5,941,423	$7,154,749	($1,213,326)	(17%)
Managed Services and Support	9,530,409	6,339,178	3,191,231	50%
Platform Services	2,530,734	1,489,606	1,041,128	70%
Total Revenue	$18,002,566	$14,983,533	$3,019,033	20%

Managed Services and support include Cloud hosting revenue of $6,952,271 and $4,634,238 for the half yearly ended June 30, 2021 and 2020.

F-15

Timing of Revenue Recognition quarter ended June 30,2021 and 2020.

Timing of Revenue Recognition	Software Services		Managed Services		Platform Services		Total Revenue
	2021	2020	2021	2020	2021	2020	2021	2020
Transferred to a point of time	$3,216,842	$3,106,176			$1,528,754	$924,617	$4,745,596	$4,030,793
Transferred over time			5,304,120	3,526,045			5,304,120	3,526,045
Total Revenue	$3,216,842	$3,106,176	$5,304,120	$3,526,045	$1,528,754	$924,617	$10,049,716	$7,556,838

Timing of Revenue Recognition six months ended June 30,2021 and 2020.

Timing of Revenue Recognition	Software Services		Managed Services		Platform Services		Total Revenue
	2021	2020	2021	2020	2021	2020	2021	2020
Transferred to a point of time	$5,941,423	$6,917,471			$2,530,734	$1,826,884	$8,472,157	$8,744,354
Transferred over time			9,530,409	6,239,178			9,530,409	6,239,178
Total Revenue	$5,941,423	$6,917,471	$9,530,409	$6,239,178	$2,530,734	$1,826,884	$18,002,566	$14,983,533

Various economic factors affect revenues and cash flows. Software services are provided on time-and-material and fixed-price project basis and generally sales are collected within two months. Managed services are provided ratably over the term of the contract and cash flows generally are collected monthly. Platform services are delivered over several months; revenues and cash flows occur based on stages of completion.

Contract Balances

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deferred revenue (contract liabilities) on the Consolidated Balance Sheet. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally monthly upon achievement of contractual milestones. Generally, billing occurs after revenue recognition, resulting in contract assets. However, we sometimes receive advances or deposits from our customers, particularly on our international contracts, before revenue is recognized, resulting in contract liabilities. These deposits are liquidated when revenue is recognized.

F-16

The beginning and ending contract balances were as follows:

	June 30, 2021	December 31, 2020
Accounts Receivables	$6,827,694	$6,396,150
Unbilled Revenue	1,318,306	—
Deferred Revenue	$266,975	$297,775

Revenue recognized for the quarter ended June 30, 2021, and December 31, 2020, that was included in the contract liability balance at the beginning of each period was $319,237 and $749,029, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts Receivable

The Company extends credit to clients based upon management’s assessment of their creditworthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. For the quarter ended June 30, 2021 and year ended December 31, 2020 the Company did not provide allowances for uncollectible accounts. Based on the information available, management believes the Company’s accounts receivable are collectible.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Intangible Assets

We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. Costs related to preliminary project activities, post-implementation activities, training, and maintenance are expensed as incurred. Customer relationship and platform development are amortized based on finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

F-17

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred and classified under research and development expenses until technological feasibility has been established, at which time any additional costs would be capitalized. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility. Software development costs charged to expense for the quarters ended June 30, 2021, and 2021 was $813,402 and $492,406 respectively.

Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment pattern. Additionally, if it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material event impacting its business, a specific allowance for doubtful accounts may be recorded to reduce the related receivable to the amount expected to be recovered.

Although we believe that our approach to estimates and judgments regarding our allowance for doubtful accounts is reasonable, actual results could differ and we may be exposed to increases or decreases in required allowances that could be material.

Business Combinations

As per ASC 805-50 a common-control transaction does not meet the definition of a business combination because there is no change in control over the net assets. The accounting for these transactions are addressed in the “Transactions Between Entities Under Common Control”. The net assets are derecognized by the transferring entity and recognized by the receiving entity at the historical cost of the parent of the entities under common control. Any difference between the proceeds transferred or received and the carrying amounts of the net assets is recognized in equity in the transferring and receiving entities’ separate financial statements and eliminated in consolidation. The change in accounting principle is applied retroactively for all periods presented.

Stock-Based Compensation

The Company accounts for stock-based awards to employees and consultants in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options over the instruments vesting period. Options awarded to purchase shares of common stock issued to non-employees do not need to be remeasured as per ASU 2018-07 principles.

The Company adopted the “2020 Stock Incentive Plan” (Plan). The Company has reserved 2,200,000 shares of the Company’s Common stock.

F-18

Income taxes

Income taxes have been provided for using an assets and liability approach in which deferred tax assets and liabilities are recognized for the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided for the portion of deferred tax assets when, based on available evidence, it is not “more-likely-than-not” that a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rate and laws.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. FASB ASC 820 defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. That framework provides a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses and other liabilities.

Warrant Liability: The Company accounts for the warrants issued in connection with the Securities Purchase Agreement in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company has been estimated using the Black-Scholes model.

Advertising Costs

The Company expenses advertising cost as incurred. Advertising expense for the quarters ended June 30, 2021 and 2021 were $ Nil.

F-19

3) Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. Credit risks associated with trade receivables is minimal due to the Company’s customer base which consist of large customer base and ongoing procedures, which monitor the credit worthiness of its customers. For the quarters ended June 31,2021 and 2020 sales to five major customers accounted for approximately 84% and 77% of total revenue respectively. For the quarter ended June 30, 2021 and year ended December 31, 2020 accounts receivable from five major customers accounted for approximately 82% and 87% of the total accounts receivables.

The Company maintains cash balances in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 (valid through June 30, 2021) per institution. The Company had a cash balance for the quarter ended June 30,2021 of $ 1,549,972 and $ 1,402,700 on December 31, 2020.

4) Property and Equipment

Property and equipment consisted of the following at,

	June 30, 2021	December 30, 2020
Furniture and Equipment	$117,876	$87,790
Less: Accumulated depreciation	(71,223)	(72,004)
Net Fixed Assets	$46,653	$15,786

Depreciation expenses for the quarters ended June 30, 2021, and June 30, 2020 were $ 4,990 and $ 1,837, respectively.

5) Intangible Assets

The Company’s intangible assets consist primarily of intellectual property and customer relationship it acquired through various acquisitions. We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized.

Intangible assets consist of the following on

	June 30, 2021	December 31, 2020
Customer relationships Intellectual property	$ 2,648,941 1,000,000	$ 2,648,941 1,000,000
Product development	477,457	477,457
	4,126,398	4,126,398
Accumulated amortization	(1,919,963)	(1,507,322)
Net Intangible Assets	$2,206,435	$2,619,076

F-20

Amortization expense for the quarters ended June 30, 2021 and 2020 were $ 206,320 and $ 206,320 respectively. This amortization expense relates to capitalized software expenses, intellectual property, and customer lists.

Nature of Intangibles	Useful Life
Customer relationships	5 years
Intellectual property	5 years
Product development	5 years

Estimated annual amortization expense (including amortization expense associated with capitalized software costs) for each of the next three years are as follows:

June 30,
2022	$825,280
2023	825,280
2024	555,875
Total	$2,206,435

6) Due from Related Party

The Company entered into a Master Service Agreement, Shared Services Agreement and Rental Sublease Agreement with its parent.

As per the Master Services Agreement, parent provides technical resources according to the statement of work from the Company. The initial term of the agreement is twenty-four months which is extendable based on mutual consent. The parent charges for the services at cost plus margin. The invoices are settled within sixty days as per the agreement.

As per the terms of the Shared Services and Rental Sublease Agreement, the cost incurred by the parent on behalf of the Company are settled at cost. The Shared Services Agreement includes Development infrastructure, Sales support, Recruitment and Immigration support, Project coordination, HR and Operation support, Management /Advisory services. The Company paid $144,000 and $144,000 for the quarters ended June 30, 2021, and 2020 respectively.

The Company do not have any signed lease agreement on its name and currently operates from three office locations leased by the Parent. The Company paid rent of $54,177 and $53,703 for the quarters ended June 30, 2021, and 2020 respectively.

The balance receivable from related parties as of June 30, 2021, was $826,303 and for the year ended December 31, 2020 was $ 445,003.

F-21

The Company acquired Cornerstone Advisors Group LLC on May 8, 2020 from SecureKloud Technologies Inc f/k/a 8K Miles Software Services Inc. (a Nevada corporation) (“SecureKloud”) for a principal sum of $7,000,000, payable with a simple interest rate of 2% p.a. Pursuant to the acquisition agreement, the Company has assumed certain liabilities of the SecureKloud in the amount of $5,150,000 due to the Subsidiary as on December 31, 2020. During the year, the Company paid $1,850,000 towards principal amount. As of December 31, 2020, the Company owes $5,150,000 to the SecureKloud. The amount due from the SecureKloud to the Subsidiary is offset against the outstanding principal balance of $5,150,000.

7) Business Combination

Effective May 8, 2020, the Company acquired the entire equity of Cornerstone Advisory Services LLC in exchange for a promissory note. In accordance with the terms of the Equity Purchase Agreement dated May 8, 2020, the Company acquired 100% of the equity of Cornerstone Advisory Services LLC for a total consideration of $7,000,000. The total purchase price of $7,000,000 was allocated to net working capital of $4,700,000 and intangibles of $2,300,000, taking into consideration projected revenue from the acquired list of Subsidiary’s customers over a period of five years.

8) Equity Transactions

The Company issued 2,300,000 common stocks at $0.001 per share to founders, management and consultants during the year ended December 31, 2019. The Company issued 25,500,000 common stocks as part of the reorganization plan towards the “Life Sciences” division from SecureKloud and 100,000 common stocks as consideration for services rendered during the year ended December 31, 2020. The Company issued 80,000 shares towards services rendered and recognized expenses of $ 32,000 during the quarter ended June 30, 2021.

9) Debt Securities

• Convertible Note

The Company during the period commencing December 29, 2020, and ending on February 10, 2021, entered into several Securities Purchase Agreements with certain investors pursuant to which we issued the Convertible Notes and the Warrants. Each Convertible Note accrues interest at a rate of 10% per annum, which is payable quarterly on the first day of January, April, July, and October, beginning on the first such date after the issuance of such Convertible Note and ends on the maturity date of such Convertible Note. The maturity date of the Convertible Notes is the earlier of 9 months from their issuance date or the closing of the Company’s Initial Public offering, subject to a three-month extension at the option of the Company; provided, however, if we exercise this option with respect to any Convertible Note, the outstanding principal amount of such Convertible Note will increase by 30% and the interest rate thereon will increase to 15% per annum. The Convertible Notes are convertible in whole or in part, at the option of the holder during the seven-day period immediately prior to the closing of the Company’s Initial Public Offering. The total number of shares that any Convertible Note may be converted into is calculated by dividing (x) the outstanding principal amount of such Convertible Note plus any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon by (y) a conversion price equal to 60% of the offering price of the common stock in the Company’s Initial Public Offering. The number of shares of common stock that the Convertible Notes are convertible into is subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

F-22

If any Event of Default occurs, the outstanding principal amount of the Convertible Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Convertible Noteholder’s election, immediately due and payable in cash at 130% of the aggregate of such amounts and the interest rate on the Convertible Notes shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. If any amounts under any Convertible Note remain unpaid after the date that is 12 months after its issuance, the Company shall, in addition to any and all other remedies available, make monthly payments of 5% of its gross revenue for the previous month until such Convertible Note is paid in full.

The Company completed a private placement of Convertible notes raising an aggregate of $4,244,940 as of June 30, 2021, and nil as of June 30, 2020. The proceeds from Convertible note have been utilized for working capital purposes. The Company has allocated the proceeds from Convertible note between promissory notes and warrants; as of June 30, 2021, the Company has reported a Convertible note liability of $ 1,952,672 at fair value.

Interest expenses on convertible note for the quarter ended June 30, 2021 is $105,832 and for June 30, 2020, is nil.

• Common Stock Warrants

In connection with the issue of Convertible note, the Company also issued Warrants to each investor which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to 120% of the conversion price of such Convertible Note (i.e., 72% of the offering price per share of the common stock in the Company’s Initial Public Offering). Upon the occurrence of a clause (i) Event of Default, the number of shares underlying each Warrant will increase to 75% of the number of shares that Convertible Note issued with such Warrant is convertible into. Each Warrant expires on the second anniversary of its issuance. The warrant is exercisable for cash.

The warrants are subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

Warrant holders have “piggyback” registration rights as set forth therein and a breach of such rights with respect to any Warrant would result in an increase by 25% of the shares of our common stock underlying such Warrant.

As of June 30, 2021, none of the warrants have been exercised by the note holders and hence no proceeds have been received towards any of the warrants

The Warrants have been valued using the Black-Scholes-Merton Option (“BSM”) pricing model that is based on the individual characteristics of the warrants on the valuation date, which include the Company’s stock fair value and assumptions for expected volatility, expected life and risk-free interest rate, as well as the present value of the minimum cash payment component of the instrument for the warrants, when applicable. Changes in the assumptions used could have a material impact on the resulting fair value of each warrant. The primary inputs affecting the value of the warrant liability are the Company’s stock price and volatility in the Company’s stock price, as well as assumptions about the probability and timing of certain events, such as a change in control or future equity offerings. Increases in the fair value of the underlying stock or increases in the volatility of the stock price generally result in a corresponding increase in the fair value of the warrant liability; conversely, decreases in the fair value of the underlying stock or decreases in the volatility of the stock price generally result in a corresponding decrease in the fair value of the warrant liability.

F-23

The Company has recognized cost of $55,348 for the quarter ended June 30, 2021, and nil for the quarter ended June 30, 2020.

The Company has allocated the proceeds from Convertible note between promissory notes and warrants; as of June 30, 2021, the Company has reported a Warrant liability of $2,347,616 at fair value, with subsequent changes in their respective fair values recognized in the consolidated statement of operations at each reporting date.

10) Provision for Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management evaluates all available evidence about future taxable income and other possible sources of realization of deferred tax assets. A valuation allowance is established to reduce deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. To the extent the Company establishes a valuation allowance or increased the allowance in any given period, an expense is recognized within the provision for income taxes in the statement of income.

The Company recognizes the tax benefit from uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as other expense in the statement of income. Based on management’s evaluations, there are no uncertain tax positions requiring recognition as of the date of these financial statements.

Income tax expense (benefit) was computed as follows:

	June 30, 2021	June 30, 2020
Federal income tax	—	$(25,537)
State income tax	734	(11,122)
Total income taxes, current provision	734	(36,659)
Deferred income taxes (benefit)
Total income tax expense /(benefit)	$734	($36,659)

F-24

The Company’s effective tax rate is 1% for the quarter ended June 30, 2021 and 27% and for the quarter ended June 30, 2020 The future effective income tax rate depends on various factors, such as the Company’s income (loss) before taxes, tax legislation and the geographic composition of pre-tax income.

The Company files income tax returns in the U.S. federal jurisdiction, and various State jurisdictions. The Company’s federal and state income tax returns are generally subject to possible examination by the taxing authorities until the expiration of the related statute of limitations on those tax returns which is generally three years from the original filing deadline.

11) New Accounting Pronouncements

i) In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The standard largely aligns the accounting for share-based payment awards issued to employees and non-employees by expanding the scope of ASC 718 to apply to non-employee share-based transactions, as long as the transaction is not effectively a form of financing. For public entities, ASU 2018-07 was required to be adopted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. For nonpublic entities, ASU 2018-07 is effective for annual periods beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption is permitted for all entities but no earlier than the Company’s adoption of ASU 2018-07. The Company adopted ASU 2018-07 as of the required effective date of January 1, 2020. The adoption of ASU 2018-07 adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

ii) In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the existing disclosure requirements for fair value measurements in ASC 820. The new disclosure requirements include disclosure related to changes in unrealized gains or losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of each reporting period and the explicit requirement to disclose the range and weighted-average of significant unobservable inputs used for Level 3 fair value measurements. The other provisions of ASU 2018-13 include eliminated and modified disclosure requirements. For all entities, this guidance is required to be adopted for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2018-13 as of the required effective date of January 1, 2020. The adoption of ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

F-25

iii) In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. In addition, a lessee is required to record (i) a right-of-use asset and a lease liability on its balance sheet for all leases with accounting lease terms of more than 12 months regardless of whether it is an operating or financing lease and (ii) lease expense in its consolidated statement of operations for operating leases and amortization and interest expense in its consolidated statement of operations for financing leases. Leases with a term of 12 months or less may be accounted for similar to prior guidance for operating leases today. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), which added an optional transition method that allows companies to adopt the standard as of the beginning of the year of adoption as opposed to the earliest comparative period presented. In November 2019, the FASB issued guidance delaying the effective date for all entities, except for public business entities. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2020. In June 2020, the FASB issued additional guidance delaying the effective date for all entities, except for public business entities. For public entities, ASU 2016-02 was effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

iv) In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. For public entities, ASU 2019-12 is effective for annual periods beginning after December 15, 2020, and interim periods within those reporting periods. For nonpublic companies, ASU 2019-12 is effective for annual periods beginning after December 15, 2021, and interim periods within those reporting periods. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2019-12 will have on its consolidated financial statements.

v) In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by the discontinuation of the London Interbank Offered Rate (“LIBOR”) or by another reference rate expected to be discontinued. This guidance is effective for all entities upon issuance on March 12, 2020 and may be applied through December 31, 2022. The expedients and exceptions in this guidance are optional, and the Company is evaluating the potential future financial statement impact of any such expedient or exception that it may elect to apply as the Company evaluates the effects of adopting this guidance on its consolidated financial statements.

vi) The Company qualifies as “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to “opt in” to the extended transition related to complying with new or revised accounting standards, which means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company will adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and will do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

12) Legal Matters

The Company is not involved in any action, arbitration and / or other legal proceedings that it expects to have a material adverse effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

F-26

13) Share Based Compensation

The Company issued 807,500 Incentive Stock Options (ISO) on January 01, 2021 to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”). All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

The Company issued 452,000 Non-Qualified Stock Options (NSO) on January 01, 2021 to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $0.40 per option. The Non-Employee Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

The Company issued non-qualified stock options (“Director Stock Option”) on January 01, 2021 to three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil 50,000 each that are exercisable for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

	Options		Shares of Stock
	No. of Options	Weighted Average Price	No. of Shares	Weighted Average Price	Total
Equity compensation plan total shares	2,200,000	$0.40	—	—	2,200,000
Granted
Incentive Stock Options (ISO)	807,500	$0.40	—	—	807,500
Non-Qualified Stock Options (NSO)	452,000	$0.40	—	—	452,000
Non-Qualified Stock Options (NSO) - Directors Stock Options	150,000	$0.40	—	—	150,000
Cancelled/expired	—	—	—	—	—
Balance outstanding as at June 30, 2021	1,409,500	—	—	—	1,409,500
Balance available under the plan as at June 30, 2021	790,500	—	—	—	790,500

The company issued and valued options using the Black-Scholes model for all 2020 issuances with the following significant assumptions.

F-27

2021
Estimated fair value of common stock	$0.40
Exercise price	$0.40
Expected volatility	46% - 52%
Expected term (in years)	4
Risk-free interest rate	1.48% - 2.18%
Dividend yield	0%

The Company recognized compensation expenses related to ISO/NSO stock options of $14,133 during the quarter ended June 30, 2021 and nil for the quarter ended June 30, 2020.

14) Impact of the COVID-19 Pandemic

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world and on our business. Measures to prevent its spread, including government-imposed restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions have had a significant effect on certain of our business operations. In response to these business disruptions, which include a transition to remote working, reducing certain of our discretionary expenditures and eliminating non-essential travel particularly with respect to COVID-19 impacted operation and complying with health and safety guidelines to protect employees, contractors, and customers.

The Company reported sequential growth in revenue in 2020; the Healthcare revenue was lower in the second and third quarters of 2020 due to COVID-19 as many hospitals delayed investments in new projects or upgrade; however, the Company witnessed strong growth in Life Sciences revenue due to investments in research and development for drug discovery to address COVID-19 challenges and Healthcare revenues have returned to pre-COVID-19 levels in the fourth quarter 2020. There has been no major impact on account of COVID-19 during the quarter ended June 30, 2021.

The Company has obtained necessary funding to manage our short-term working capital requirements. The Company has not altered any credit terms with its customers and the realisation from the customers have generally been on time. The Company has been able to service its debt and other obligations on time. There has been no material impact on the operational liquidity and capital resources on account of COVID-19.

Because of COVID-19, Healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

F-28

15) Commitments

Operating Lease

The Company is currently operating from three office locations leased by its Parent. The Company do not have any signed lease agreement on its name. The Company pays rent to its Parent on monthly basis. For the quarter ended June 30, 2021 and 2020, rent expense were $ 54,177 and $ 53,703, respectively.

16) Subsequent Events

For the quarter ended June 30, 2020, the Company has evaluated subsequent events through August 17, 2021 the date, which the financial statements were available to be issued. No reportable subsequent events have occurred through August 17, 2021, which would have a significant effect on the financial statements as of June 30, 2021 except as otherwise disclosed.

The Company and Mr. Venkatachari entered into a four year employment agreement dated July 12, 2021 pursuant to which Mr. Venkatachari will perform the duties of the Company’s Chief Executive Officer and receive an annual base salary of $300,000, a signing bonus of vested options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.40 per share, 6,000 shares of our Series A Super Voting Preferred Stock (which provide him with 1,000 votes per share), an annual cash bonus to be determined by the Compensation Committee of the board and other usual and customary perquisites. The employment agreement renews automatically for additional one-year terms until it is terminated, or a new mutually acceptable agreement is executed. In the event the agreement is terminated without cause by the Company or for “good reason” by Mr. Venkatachari, the Company will pay him severance equal to two years’ base salary, the vesting of any unvested options and the cash equivalent to all accrued and untaken vacation pay. Mr. Venkatachari is subject to certain post-employment restrictions on competition and solicitation of Company clients subject to applicable law.

F-29

HEALTHCARE TRIANGLE, INC.

Consolidated Financial Statements

December 31, 2020 and 2019

F-30

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Healthcare Triangle, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of healthcare Triangle Inc (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Ram Associates

We have served as the Company’s auditor since 2020.

Hamilton, NJ

June 22, 2021

F-32

HEALTHCARE TRIANGLE, INC.
Consolidated Balance Sheets
December 31,

	2020	2019
Assets
Current assets
Cash and cash equivalents	$1,402,700	$974,830
Accounts receivable	6,396,150	4,170,237
Other current assets	228,848	146,300
Total current assets	8,027,698	5,291,367

Property and equipment, net	15,786	41,646
Intangible assets, net	2,619,076	2,919,153
Due from affiliates	445,003	—
TOTAL ASSETS	$11,107,563	$8,252,166

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$4,349,638	$5,100,023
Other current liabilities	491,780	349,145
Convertible notes	754,400	—
Warrant Liability	885,600	—
Deferred revenue	297,775	749,029
Total current liabilities	6,779,193	6,198,197

Long-term liabilities
Due to affiliates	—	79,042
Total current and long-term liabilities	6,779,193	6,277,239

Stockholders' equity
Preferred stock, par value $0.00001; 10,000,000 authorized
Common stock, par value $0.00001; 100,000,000 authorized 27,900,000 shares issued and outstanding as of December 31, 2020 and 2019 respectively	279	279
Additional paid-in capital	1,042,021	1,042,021
Retained earnings	3,286,070	932,627
Total stockholders' equity	4,328,370	1,974,927
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,107,563	$8,252,166

F-33

HEALTHCARE TRIANGLE, INC.
Consolidated Statements of Income
For The Years Ended December 31,

	2020	2019
Net revenue	$31,338,936	$28,736,614

Cost of revenue (exclusive of depreciation and amortization shown separately below)	22,753,067	22,888,057

Operating expenses
Sales and Marketing	2,424,842	687,600
General and Administrative	2,438,042	1,702,292
Research and development expenses	1,743,079	1,013,469
Depreciation and amortization	803,194	776,132
Net income before other income/(expenses)	1,176,712	1,669,063

Other income/(expenses)
Other income (PPP loan forgiveness)	1,512,758	—
Interest expense	(78,646)	(52,576)
Total other income	1,434,112	(52,576)
Net income before income tax expenses	2,610,824	1,616,487

Federal income tax	(181,314)	(315,052)
State income tax	(76,067)	(129,319)
Total income tax (expense) / benefit	(257,381)	(444,371)
Net income	$2,353,443	$1,172,116

F-34

HEALTHCARE TRIANGLE, INC.
Consolidated Statements of Changes in Stockholders' Equity
For The Years Ended December 31, 2020 and 2019

	Common stock
	Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
Balance at December 31, 2018	—	$—	$—	$(239,489)	$(239,489)
Issued to promoters and investors	2,300,000	23	2,277		2,300
Shares issued towards reorganization	25,500,000	255	999,745		1,000,000
Shares issued for services	100,000	1	39,999		40,000
Net income				1,172,116	1,172,116
Balance at December 31, 2019	27,900,000	$279	$1,042,021	$932,627	$1,974,927
Net income				2,353,443	2,353,443
Balance at December 31, 2020	27,900,000	$279	$1,042,021	$3,286,070	$4,328,370

F-35

HEALTHCARE TRIANGLE, INC.
Consolidated Statements of Cash Flows
For The Years Ended December 31,

	2020	2019
Cash flows from operating activities
Net income	$2,353,443	$1,172,116
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	803,194	776,132
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	(2,225,913)	212,993
Other current assets	(82,347)	(67,103)
Due from related party	(524,046)	(1,145,061)
Increase/ (decrease) in:
Accounts payable and accrued expenses	(750,385)	3,423,508
Deferred revenue	(451,254)	(137,883)
Other current liabilities	142,635	(266,900)
Net cash provided by/(used in) operating activities	(734,673)	3,967,802

Cash flows from investing activities
Purchase/sale of property and equipment	—
Increase in intangible assets	(477,457)	(3,648,941)
Net cash used in investing activities	(477,457)	(3,648,941)

Cash flows from financing activities
Increase in convertible note	1,640,000	—
Net cash provided by financing activities	1,640,000	—

Net increase in cash and cash equivalents	427,870	318,861

Cash and cash equivalents
Cash and cash equivalents at the beginning of the year	974,830	655,969
Cash and cash equivalents at the end of the year	$1,402,700	$974,830

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$—	$—
Income taxes	—	—

F-36

HEALTHCARE TRIANGLE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

1) Organization and Description of Business

Healthcare Triangle, Inc. (“the Company”) was incorporated under the laws of the State of Nevada on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the healthcare and Life Sciences (‘HCLS”) industry. On January 1, 2020, the Company acquired the Life Sciences Business of SecureKloud Technologies Inc. (Parent) and on May 8, 2020, the Company acquired Cornerstone Advisors Group LLC (healthcare Business) from its Parent.

The Company reinforces healthcare progress through breakthrough technology and extensive industry know-how. HTI support healthcare providers and payors, hospitals and Pharma/Life Sciences organizations in their effort to improve health outcomes by enabling the adoption of new technologies, data enlightenment, business agility and accelerate responding to immediate business needs and competitive threats. The highly regulated HCLS industry turn to HTI for expertise in digital transformation on the cloud, security and compliance, develops, data lifecycle management, Healthcare Interoperability, clinical and business performance optimization.

HTI will concentrate on accelerating value to three healthcare sectors:

1.	Pharmaceutical companies, which require improved efficiencies in the clinical trial process. HTI modernizes their IT infrastructure to advance the clinical trial process to drug discovery and delivery.

2.	Hospitals and health systems, which face interoperability challenges as mergers, acquisitions and partnerships drive increasing need for integrated healthcare infrastructures. HTI's health IT expertise optimizes providers' enterprise digital structure needs connecting disparate systems and applying analytics capabilities.

3.	Life sciences, payers and all healthcare organizations must protect and secure personal health information (PHI), a regulatory compliance mandate that HTI addresses and manages for its customers.

As an organization with the deep-rooted cloud expertise, HTI’s technology significantly relies on Big Data, Analytics, DevOps, Security/Compliance, Identity Access Management (IAM), Machine Learning (ML), Artificial Intelligence (AI), Internet of Things (IoT) and Blockchain.

Cornerstone Advisors Group LLC.

Cornerstone Advisors Group LLC. (“Subsidiary”) which is a 100% subsidiary of SecureKloud Technologies Inc. (Parent) incorporated in the State of Connecticut, was acquired by the Company on May 8, 2020.  The Subsidiary provides executive level information technology advisory, consulting, and implementation services to the healthcare provider industry.

The Subsidiary partners with every client to drive meaningful change, add value, and maximize return on investment by delivering consulting and technology implementation services to providers. The Subsidiary’s vast areas of expertise include population health and ACO enablement, physician and post-acute care integration, EMR selection and implementation, strategy definition and total cost of ownership planning, compliance, change management, and value realization. The Subsidiary’s consulting and advisory services includes a broad range of assessment, planning, and management offerings to help IT, clinical, and executive leadership establish a shared agenda, align IT strategy with business and clinical objectives, and to fully capitalize on an organization’s investment in technology.

F-37

2) Summary of Significant Accounting Policies

Basis of consolidated financial statements

The Consolidated Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Securekloud Technologies Inc. (“Parent’) and the Subsidiary, Cornerstone Advisors Group LLC. The financial statements are prepared as if HCLS operated on a standalone basis during the periods presented. These financials are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and pursuant to the rules and regulations of the SEC. Historically, the Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in the Parent’s Consolidated Financial Statements.

The Financial Statements of the Company have been derived from the Consolidated Financial Statements and accounting records of Securekloud Technologies Inc. (“Parent’) based on historical cost method of accounting. The Consolidated Financial Statements include the cost basis of assets, liabilities, revenues, and expenses of the individual businesses of Parent’s historical HCLS.

The Life Sciences Business was reported under the Parent’s reportable Services segment and did not operate as a separate, standalone company. Accordingly, Parent has reported the financial position and the related results of operations, cash flows and changes in equity of the Life Sciences Business in its Financial Statements.

The Healthcare Business was operated as a subsidiary and consolidated along with the Parent’s financial statements.

The Consolidated Financial Statements include certain assets and liabilities that are held by Parent that are specifically identifiable or otherwise attributable to the HCLS. All intercompany transactions and balances within the HCLS have been eliminated.

Cash is managed centrally through bank accounts controlled and maintained by Parent. Accordingly, cash and cash equivalents held at the Parent were not attributable to the Life.

Sciences Business for any of the periods presented. Only cash amounts specifically attributable to the Life Sciences Business are reflected in the Consolidated Balance Sheets. Transfers of cash, both to and from Parent’s centralized cash management system, are reflected as a component of Due to/from related party in the Consolidated Balance Sheets and as an operating activity on the accompanying Consolidated Statements of Cash Flows. Historically, the Life Sciences Business received or provided funding as part of Parent’s centralized treasury program.

Third-party debt obligations of Parent and the corresponding financing costs related to those debt obligations, specifically those that relate to revolving credit facilities, have not been attributed to the Life Sciences Business, as the Life Sciences Business was not the legal obligor on the debt.

F-38

During the periods presented, the Parent performed certain corporate functions for the Life Sciences and Healthcare Business. Therefore, certain corporate costs, including compensation costs for corporate employees, have been allocated from Parent. These allocated costs are for corporate functions including, but not limited to, senior management, legal, human resources, finance and accounting, treasury, information technology which are not provided at the HCLS Business. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of cost, headcount, or other measures we have determined as reasonable. The Consolidated Financial Statements do not necessarily include all the expenses that would have been incurred or held by the HCLS had it been a separate, standalone company. It is not practicable to estimate actual costs that would have been incurred had the HCLS been a separate standalone company during the periods presented. The Company expects to incur additional expenses as a separate, standalone company however, we do not expect the cost to be materially different had the company operated as a separate standalone company.

The management believes that the assumptions underlying the Consolidated Financial Statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the HCLS Business during the periods presented. Nevertheless, the Consolidated Financial Statements may not be indicative of the HCLS Businesses’ future performance.

Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with GAAP which requires us to make estimates, judgments and assumptions that affect the financial statements and the notes thereto. These estimates are based on information available as of the date of the financial statements. On a regular basis, management evaluates these estimates and assumptions. Items subject to such estimates and assumptions include, but are not limited to:

•	the standalone selling price for each distinct performance obligation

•	the determination of the period of benefit for amortization of deferred costs.

•	the fair value of assets acquired, and liabilities assumed for business combinations.

Segment  Information

The management has chosen to organize the Company around differences in products and services and segregated the reporting segments as Software Services, Managed Services and Support, and Platform Services.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company define the term ‘‘chief operating decision maker’’ to be the Chief Executive Officer. The Chief Executive Officer along with the management team reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating our financial performance.

Accordingly, the Company has determined that it operates in three distinct reportable operating segments, and all required financial segments information can be found in the consolidated financial statements.

Expenses included in segment operating profit consist principally of direct selling, delivery costs and research and development expenses. Certain Sales and Marketing expenses, General and Administrative expenses, depreciation and amortization are not allocated to individual segments in internal management reports used by the chief operating decision maker. Accordingly, such expenses are excluded from segment operating profit and are included below as “unallocated costs” and adjusted against our total income from operations. Additionally, management has determined that it is not practical to allocate identifiable assets by segment, since such assets are used interchangeably among the segments.

F-39

Revenue by Operating Segment

	Fiscal Year Ended December 31,
	2020	Percent of Total	2019	Percent of Total
Revenue
Software Services	$12,892,078	41%	$20,067,650	70%
Managed Services and Support	15,199,744	49%	6,528,752	23%
Platform Services	3,247,114	10%	2,140,212	7%
Total	$31,338,936	100%	$28,736,614	100%

Operating profit by Operating Segment

	Fiscal Year Ended December 31,
	2020	Percent of Total	2019	Percent of Total
Software Services	$1,277,775	49%	$2,721,374	168%
Managed Services and Support	3,475,122	133%	1,364,297	84%
Platform Services	199,594	8%	(181,424)	(11)%
Total segment operating profit	4,952,491	190%	3,904,247	242%
Less: unallocated costs	2,263,021	87%	2,235,184	138%
Income from operations	2,689,470	103%	1,669,063	103%
Interest expense	78,646	3%	52,576	3%
Net income (loss) before income tax expenses	$2,610,824	100%	$1,616,487	62%

Revenue from top 5 customers

2020

Customer	Amount	% of Revenue
Customer 1	$17,958,974	57%
Customer 2	2,383,250	8%
Customer 3	1,827,752	6%
Customer 4	1,520,067	5%
Customer 5	$1,033,142	3%

2019

Customer	Amount	% of Revenue
Customer 1	$10,144,431	35%
Customer 2	3,294,041	11%
Customer 3	1,871,200	7%
Customer 4	1,381,744	5%
Customer 5	$1,237,090	4%

Revenue Recognition

We recognize revenues as we transfer control of deliverables (services, solutions, and platform) to our clients in an amount reflecting the consideration to which we expect to be entitled. To recognize revenues, we apply the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. We account for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. We apply judgment in determining the customer’s ability and intention to pay based on a variety of factors including the customer’s historical payment experience.

For performance obligations where control is transferred over time, revenues are recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the deliverables to be provided.

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Software Services

The Company enters into contractual obligations with the customers to perform (i) Strategic advisory services which include assessment of the enterprise network, applications environment and advise on the design and tools; (ii) Implementation services which include deployment, upgrades, enhancements, migration, training, documentation and maintenance of various electronic health record systems and (iii) Development services which include customization of network and applications in the public cloud environment.

Revenue from Strategic advisory, Implementation and Development services are distinct performance obligation and is recognized on time-and-material or fixed-price project basis. Revenues related to time-and-material are recognized over the period the services are provided using labor hours. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

We may enter into contracts that consist of multiple performance obligations. Such contracts may include any combination of our deliverables. To the extent a contract includes multiple promised deliverables, we apply judgment to determine whether promised deliverables are capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a combined performance obligation. For contracts with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. Standalone selling price is the price at which we would sell a promised good or service separately to the customer. When not directly observable, we typically estimate standalone selling price by using the expected cost plus a margin approach. We typically establish a standalone selling price range for our deliverables, which is reassessed on a periodic basis or when facts and circumstances change

Managed Services and Support

The Company has standard contracts for its Managed Services and Support, however the statement of work contained in such contracts is unique for each customer. A typical Managed Services and Support contract would provide for some or all of the following types of services being provided to the customer: Cloud hosting, Continuous monitoring of applications, security and compliance and support.

Revenue from Managed Services and Support is a distinct performance obligation and recognized based on SSP (standalone selling price), ratably on a straight-line basis over the period in which the services are rendered. Contract with customers includes subcontractor services or third-party cloud infrastructure services in certain integrated services arrangements. In these types of arrangements, revenue is recognized net of costs when the Company is acting as an agent between the customer and the vendor, and gross when the Company is the principal for the transaction. In doing so, the Company first evaluates whether it controls the platform or service before it is transferred to the customer. The Company considers whether it has the primary obligation to fulfil the contract, pricing discretion and other factors to determine whether it controls the platform or service and therefore is acting as a principal or an agent. Payment for Managed Services and Support is due monthly.

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Platform Services

The Company has standard contracts for its Platform Services, however the statement of work contained in such contracts is unique for each customer. A typical Platform Services contract would provide for some or all of the following types of services being provided to the customer: Data Analytics, Backup and Recovery, through our Platform.

The revenue from Platform Services is a distinct performance obligation and recognized based on SSP. During the periods presented the Company generated revenue from Platform Services on a fixed-price solutions delivery model. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

Our contractual terms and conditions for Software services, Managed Services and Support and Platform Services mandate that our services are documented and subject to inspection, testing at the time of delivery to customer. In addition, the Company needs to integrate seamlessly into the customers’ systems. Also, the customer has a right to cancel all, or part of the services rendered if it is not in accordance with statement of work and within the stipulated time.

Source and Timing of revenue

	Year Ended December 31,
	2020	2019
Software Services	$12,892,078	$20,067,650
Managed Services and Support	15,199,744	6,528,752
Platform Services	3,247,114	2,140,212
Total Revenue	$31,338,936	$28,736,614

 Managed Services and Support include Cloud hosting revenue of $ 11,072,255 in 2020 and $ 3,711,668 in 2019.

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Timing of Revenue Recognition	Software Services		Managed Services		Platform Services		Total Revenue
	2020	2019	2020	2019	2020	2019	2020	2019
Transferred to a point of time	12,892,078	20,067,650	—	—	3,247,114	2,140,211	16,139,192	22,207,862
Transferred over time	—	—	15,199,744	6,528,752	—	—	15,199,744	6,528,752
Total Revenue	12,892,078	20,067,650	15,199,744	6,528,752	3,247,114	2,140,211	31,338,936	28,736,614

Various economic factors affect revenues and cash flows. Software services are provided on time-and-material and fixed-price project basis and generally sales are collected within two months. Managed services are provided ratably over the term of the contract and cash flows generally are collected monthly. Platform Services are delivered over several months; revenues and cash flows occur based on stages of completion.

Contract Balances

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deferred revenue (contract liabilities) on the Consolidated Balance Sheet. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally monthly upon achievement of contractual milestones. Generally, billing occurs after revenue recognition, resulting in contract assets. However, we sometimes receive advances or deposits from our customers, particularly on our international contracts, before revenue is recognized, resulting in contract liabilities. These deposits are liquidated when revenue is recognized.

The beginning and ending contract balances were as follows:

	December 31,
	2020	2019
Accounts Receivables	$6,396,150	$4,170,237
Unbilled Revenue	—	—
Deferred Revenue	$297,775	$749,029

Revenue recognized for the years ended December 31, 2020, and 2019 that was included in the contract liability balance at the beginning of each year was $749,029 and nil respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts Receivable

The Company extends credit to clients based upon management’s assessment of their creditworthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. For the years ended December 31, 2020, and 2019, the Company did not provide allowances for uncollectible accounts. Based on the information available, management believes the Company’s accounts receivable are collectible.

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Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Intangible Assets

We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. Costs related to preliminary project activities, post-implementation activities, training, and maintenance are expensed as incurred. Customer relationship and platform development are amortized based on finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred and classified under research and development expenses until technological feasibility has been established, at which time any additional costs would be capitalized. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility. Software development costs charged to expense for the years ended December 31, 2020, and 2019 was $ 1,743,079 and $1,013,469 respectively.

Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment pattern. Additionally, if it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material event impacting its business, a specific allowance for doubtful accounts may be recorded to reduce the related receivable to the amount expected to be recovered.

Although we believe that our approach to estimates and judgments regarding our allowance for doubtful accounts is reasonable, actual results could differ and we may be exposed to increases or decreases in required allowances that could be material.

F-44

Business Combinations

As per ASC 805-50 a common-control transaction does not meet the definition of a business combination because there is no change in control over the net assets. The accounting for these transactions is addressed in the “Transactions Between Entities Under Common Control”. The net assets are derecognized by the transferring entity and recognized by the receiving entity at the historical cost of the parent of the entities under common control. Any difference between the proceeds transferred or received and the carrying amounts of the net assets is recognized in equity in the transferring and receiving entities’ separate financial statements and eliminated in consolidation. The change in accounting principle is applied retroactively for all periods presented.

Stock-Based Compensation

The Company accounts for stock-based awards to employees and consultants in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options over the instruments vesting period. Options awarded to purchase shares of common stock issued to non-employees do not need to be remeasured as per ASU 2018-07 principles.

The Company adopted the “2020 Stock Incentive Plan” (Plan). The Company has reserved 2,200,000 shares of the Company’s Common stock.

Income taxes

Income taxes have been provided for using an assets and liability approach in which deferred tax assets and liabilities are recognized for the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided for the portion of deferred tax assets when, based on available evidence, it is not “more-likely-than-not” that a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rate and laws.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. FASB ASC 820 defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. That framework provides a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses and other liabilities.

Warrant Liability: The Company accounts for the warrants issued in connection with the Securities Purchase Agreement in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company has been estimated using the Black-Scholes model.

F-45

Advertising Costs

The Company expenses advertising cost as incurred. Advertising expense for the years ended December 31, 2020 and 2019 were $ Nil.

3) Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. Credit risks associated with trade receivables is minimal due to the Company’s customer base which consist of large customer base and ongoing procedures, which monitor the credit worthiness of its customers. For the years ended December 31, 2020 and 2019, sales to five major customers accounted for approximately 79% and 62% of total revenue respectively. These same customers accounted for 87% and 80% of the accounts receivable balance on December 31, 2020 and 2019 respectively.

The Company maintains cash balances in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 (valid through December 31, 2020) per institution. The Company had a cash balance of $1,402,700 and $974,830 on December 31, 2020 and 2019, respectively.

4) Property and Equipment

Property and equipment consisted of the following on December 31,

	2020	2019
Furniture and Equipment	$87,790	$87,990
Less: Accumulated depreciation	(72,004)	(46,344)
Net Fixed Assets	$15,786	$41,646

Depreciation expenses for the years ended December 31, 2020 and 2019 were $25,660 and $46,344 respectively.

5) Intangible Assets

The Company’s intangible assets consist primarily of intellectual property and customer relationship it acquired through various acquisitions. We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized.

F-46

Intangible assets consist of the following on December 31,

	2020	2019
Customer relationships	$2,648,941	$2,648,941
Intellectual property	1,000,000	1,000,000
Product development	477,457	—
	4,126,398	3,648,941
Accumulated amortization	(1,507,322)	(729,788)
Net Intangible Assets	$2,619,076	$2,919,153

Amortization expense for the years ended December 31, 2020 and 2019 were $ 777,534 and $729,788, respectively. This amortization expense relates to capitalized software expenses, intellectual property, and customer lists.

Nature of Intangibles	Useful Life
Customer relationships	5 years
Intellectual property	5 years
Product development	5 years

Estimated annual amortization expense (including amortization expense associated with capitalized software costs) for each of the next five years are as follows:

December 31,
2021	$825,280
2022	825,280
2023	825,280
2024	143,236
Total	$2,619,076

6) Due to Related Party

The Company entered into a Master Service Agreement, Shared Services Agreement and Rental Sublease Agreement with its parent.

F-47

As per the Master Services Agreement, parent provides technical resources according to the statement of work from the Company. The initial term of the agreement is twenty-four months which is extendable based on mutual consent. The parent charges for the services at cost plus margin. The invoices are settled within sixty days as per the agreement.

As per the terms of the Shared Services and Rental Sublease Agreement, the cost incurred by the parent on behalf of the Company are settled at cost.

The Shared Services Agreement includes Development infrastructure, Sales support, Recruitment and Immigration support, Project coordination, HR and Operation support, Management /Advisory services. The Company paid $ 576,000 and $ 576,000 for the years ended December 31, 2020, and 2019 respectively.

The Company do not have any signed lease agreement on its name and currently operates from three office locations leased by the Parent. The Company paid an annual rent of $ 166,812 and $ 215,532 for the years ended December 31, 2020, and 2019 respectively.

The balance receivable from related parties as of December 31, 2020, was $445,003 and the balance payable to related parties as of December 31, 2019, was $79,042.

The Company acquired Cornerstone Advisors Group LLC on May 8, 2020 from SecureKloud Technologies Inc f/k/a 8K Miles Software Services Inc. (a Nevada corporation) (“SecureKloud”) for a principal sum of $7,000,000, payable with a simple interest rate of 2% p.a. Pursuant to the acquisition agreement, the Company has assumed certain liabilities of the SecureKloud in the amount of $5,150,000 due to the Subsidiary as on December 31, 2020. During the year, the Company paid $1,850,000 towards principal amount. As of December 31, 2020, the Company owes $5,150,000 to the SecureKloud. The amount due from the SecureKloud to the Subsidiary is offset against the outstanding principal balance of $5,150,000.

7) Business Combination

Effective May 8, 2020, the Company acquired the entire equity of Cornerstone Advisory Services LLC in exchange for a promissory note. In accordance with the terms of the Equity Purchase Agreement dated May 8, 2020, the Company acquired 100% of the equity of Cornerstone Advisory Services LLC for a total consideration of $7,000,000. The total purchase price of $7.0 million was allocated to net working capital of $4.7 million and intangibles of $2.3 million, taking into consideration projected revenue from the acquired list of Subsidiary’s customers over a period of five years.

8) Reorganization; Asset Transfer

In connection with a corporate reorganization conducted by the Parent, on January 1, 2020, the Parent and the Company entered into an Asset Transfer Agreement pursuant to which the Parent transferred its Life Sciences business in exchange for 25,500,000 shares of common stock of the Company. The transaction has been accounted on historic cost basis of accounting as per the US GAAP including the Intellectual Property which is classified under intangible assets..

9) Equity Transactions

The Company issued 2,300,000 common stocks at $0.00001 per share to founders, management and consultants during the year ended December 31, 2019. The Company issued 25,500,000 common stocks as part of the reorganization plan towards the “Life Sciences” division from SecureKloud and 100,000 common stocks as consideration for services rendered during the year ended December 31, 2020.

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10) Debt Securities

• Convertible Note

The Company during the period commencing December 29, 2020, and ending on February 10, 2021, entered into several Securities Purchase Agreements with certain investors pursuant to which we issued the Convertible Notes and the Warrants. The terms of the Warrants are further described below. Each Convertible Note accrues interest at a rate of 10% per annum, which is payable quarterly on the first day of January, April, July, and October, beginning on the first such date after the issuance of such Convertible Note and ends on the maturity date of such Convertible Note. The maturity date of the Convertible Notes is the earlier of 9 months from their issuance date or the closing of the Company’s Initial Public offering, subject to a three-month extension at the option of the Company; provided, however, if we exercise this option with respect to any Convertible Note, the outstanding principal amount of such Convertible Note will increase by 30% and the interest rate thereon will increase to 15% per annum. The Convertible Notes are convertible in whole or in part, at the option of the holder during the seven-day period immediately prior to the closing of the Company’s Initial Public Offering The total number of shares that any Convertible Note may be converted into is calculated by dividing (x) the outstanding principal amount of such Convertible Note plus any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon by (y) a conversion price equal to 60% of the offering price of the common stock in the Company’s Initial Public Offering. The number of shares of common stock that the Convertible Notes are convertible into is subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

As long as any portion of the Convertible Notes remain outstanding, unless the holders of at least 67% in principal amount of the then outstanding Convertible Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly (i) other than certain permitted indebtedness (including any indebtedness up to $200,000) and , enter into, create, incur, assume, guarantee or suffer to exist any indebtedness; (ii) amend its charter documents, in any manner that materially and adversely affects any rights of Convertible Noteholders unless consented to by the Holder; (iii) repurchase common stock, with certain exceptions; (iv) repurchase or repay debt other than the Convertible Notes on a pro rata basis other than regularly scheduled principal payments unless an event of default exists under the Convertible Notes; (v) pay cash dividends or distributions on any equity securities; (vi) enter into any transactions with affiliates unless such transaction is on an arm’s length basis and approved by a majority of the disinterested members of our board or (vii) enter into an agreement to with respect to clauses (i) through (vi).

The occurrence of any of the following events with respect to the Company is an “Event of Default” under the Convertible Notes: (i) any default in the payment under the Convertible Note when due that is not cured within 5 trading days; provided, however, there is no cure period for a default on the payment of principal; (ii) breaches of covenants or agreements contained in the Convertible Notes or the related transaction documents that exist after the expiration of certain cure periods; (iii) a default or event of default under the transaction documents related to the Convertible Notes or any of the Company’s material agreements; (iv) material untrue statements contained in material representations or warranties made in the Convertible Notes or related transaction documents or materially untrue statements as of the date they were made contained in financial statements, reports or certificated delivered to Convertible Noteholders contained in any documents delivered to the Convertible Noteholders; (v) the bankruptcy or insolvency of the Company or any significant subsidiary; (vi) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $200,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (vii) the Company is subject to a change of control transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions; (viii) the Company shall fail for any reason to deliver the conversion shares pursuant to a conversion under the Convertible Note within the time frame set forth in the Convertible Note; and (ix) a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs, the outstanding principal amount of the Convertible Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Convertible Noteholder’s election, immediately due and payable in cash at 130% of the aggregate of such amounts and the interest rate on the Convertible Notes shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. If any amounts under any Convertible Note remain unpaid after the date that is 12 months after its issuance, the Company shall, in addition to any and all other remedies available, make monthly payments of 5% of its gross revenue for the previous month until such Convertible Note is paid in full.

The Company has received a total amount of $1,640,000 as of December 31, 2020. The proceeds from Convertible note have been utilized for working capital purposes. The Company has allocated the proceeds from Convertible note between promissory notes and warrants; as of December 31, 2020, the Company has reported a Convertible note liability of $754,400 at fair value.

F-49

 • Common Stock Warrants

The Company has issued Warrants as described above, each of which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to 120% of the conversion price of such Convertible Note (i.e., 72% of the offering price per share of the common stock in the Company’s Initial Public Offering). Upon the occurrence of a clause (i) Event of Default, the number of shares underlying each Warrant will increase to 75% of the number of shares that Convertible Note issued with such Warrant is convertible into. Each Warrant expires on the second anniversary of its issuance. The warrant is exercisable for cash.

The warrants are subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

Warrant holders have “piggyback” registration rights as set forth therein and a breach of such rights with respect to any Warrant would result in an increase by 25% of the shares of our common stock underlying such Warrant.

The Warrants were valued using the Black-Scholes-Merton Option (“BSM”) pricing model that is based on the individual characteristics of the warrants on the valuation date, which include the Company’s stock fair value and assumptions for expected volatility, expected life and risk-free interest rate, as well as the present value of the minimum cash payment component of the instrument for the warrants, when applicable. Changes in the assumptions used could have a material impact on the resulting fair value of each warrant. The primary inputs affecting the value of the warrant liability are the Company’s stock price and volatility in the Company’s stock price, as well as assumptions about the probability and timing of certain events, such as a change in control or future equity offerings. Increases in the fair value of the underlying stock or increases in the volatility of the stock price generally result in a corresponding increase in the fair value of the warrant liability; conversely, decreases in the fair value of the underlying stock or decreases in the volatility of the stock price generally result in a corresponding decrease in the fair value of the warrant liability.

The Company has allocated the proceeds from Convertible note between promissory notes and warrants; as of December 31, 2020, the Company has reported a Warrant liability of $885,600 at fair value, with subsequent changes in their respective fair values recognized in the consolidated statement of operations at each reporting date.

As of December 31, 2020, none of the warrants have been exercised by the note holders and hence no proceeds have been received towards the warrants.

11) Provision for Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management evaluates all available evidence about future taxable income and other possible sources of realization of deferred tax assets. A valuation allowance is established to reduce deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. To the extent the Company establishes a valuation allowance or increased the allowance in any given period, an expense is recognized within the provision for income taxes in the statement of income.

The Company recognizes the tax benefit from uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as other expense in the statement of income. Based on management’s evaluations, there are no uncertain tax positions requiring recognition as of the date of these financial statements.

Income tax expense (benefit) was computed as follows:

	2020	2019
Federal income tax	$181,314	$315,052
State income tax	76,067	129,319
Total income taxes, current provision	257,381	444,371
Deferred income taxes (benefit)	—	—
Total income tax expense /(benefit)	$257,381	$444,371

F-50

The Company’s effective tax rate is 23% and 27% for the years ended December 31, 2020 and 2019 respectively. The future effective income tax rate depends on various factors, such as the Company’s income (loss) before taxes, tax legislation and the geographic composition of pre-tax income.

During the year ended December 31, 2020, the Company has recognized as other income the paycheck protection program loan amount of $1,512,758. Section 1106(i) of the CARES Act addresses certain Federal income tax consequences resulting from covered loan forgiveness. Specifically, that subsection provides that, for purposes of the Code, any amount that (but for that subsection) would be includible in gross income of the recipient by reason of forgiveness described in section 1106(b) “shall be excluded from gross income.” This has resulted in a significant difference in the taxable income (Ref. Note 15).

The Company files income tax returns in the U.S. federal jurisdiction, and various State jurisdictions. The Company’s federal and state income tax returns are generally subject to possible examination by the taxing authorities until the expiration of the related statute of limitations on those tax returns which is generally three years from the original filing deadline.

12) New Accounting Pronouncements

i) In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The standard largely aligns the accounting for share-based payment awards issued to employees and non-employees by expanding the scope of ASC 718 to apply to non-employee share-based transactions, as long as the transaction is not effectively a form of financing. For public entities, ASU 2018-07 was required to be adopted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. For nonpublic entities, ASU 2018-07 is effective for annual periods beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption is permitted for all entities but no earlier than the Company’s adoption of ASU 2018-07. The Company adopted ASU 2018-07 as of the required effective date of January 1, 2020. The adoption of ASU 2018-07 adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

ii) In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the existing disclosure requirements for fair value measurements in ASC 820. The new disclosure requirements include disclosure related to changes in unrealized gains or losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of each reporting period and the explicit requirement to disclose the range and weighted-average of significant unobservable inputs used for Level 3 fair value measurements. The other provisions of ASU 2018-13 include eliminated and modified disclosure requirements. For all entities, this guidance is required to be adopted for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2018-13 as of the required effective date of January 1, 2020. The adoption of ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

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iii) In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. In addition, a lessee is required to record (i) a right-of-use asset and a lease liability on its balance sheet for all leases with accounting lease terms of more than 12 months regardless of whether it is an operating or financing lease and (ii) lease expense in its consolidated statement of operations for operating leases and amortization and interest expense in its consolidated statement of operations for financing leases. Leases with a term of 12 months or less may be accounted for similar to prior guidance for operating leases today. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), which added an optional transition method that allows companies to adopt the standard as of the beginning of the year of adoption as opposed to the earliest comparative period presented. In November 2019, the FASB issued guidance delaying the effective date for all entities, except for public business entities. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2020. In June 2020, the FASB issued additional guidance delaying the effective date for all entities, except for public business entities. For public entities, ASU 2016-02 was effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

iv) In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. For public entities, ASU 2019-12 is effective for annual periods beginning after December 15, 2020, and interim periods within those reporting periods. For nonpublic companies, ASU 2019-12 is effective for annual periods beginning after December 15, 2021, and interim periods within those reporting periods. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2019-12 will have on its consolidated financial statements.

v) In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by the discontinuation of the London Interbank Offered Rate (“LIBOR”) or by another reference rate expected to be discontinued. This guidance is effective for all entities upon issuance on March 12, 2020 and may be applied through December 31, 2022. The expedients and exceptions in this guidance are optional, and the Company is evaluating the potential future financial statement impact of any such expedient or exception that it may elect to apply as the Company evaluates the effects of adopting this guidance on its consolidated financial statements.

vi) The Company qualifies as “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to “opt in” to the extended transition related to complying with new or revised accounting standards, which means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company will adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and will do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

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13) Legal Matters

The Company is not involved in any action, arbitration and / or other legal proceedings that it expects to have a material adverse effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

14) Impact of the COVID-19 Pandemic

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world and on our business. Measures to prevent its spread, including government-imposed restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions have had a significant effect on certain of our business operations. In response to these business disruptions, which include a transition to remote working, reducing certain of our discretionary expenditures and eliminating non-essential travel particularly with respect to COVID-19 impacted operation and complying with health and safety guidelines to protect employees, contractors, and customers.

The Company reported sequential growth in revenue in 2020; the Healthcare revenue was lower in the second and third quarters of 2020 due to COVID-19 as many hospitals delayed investments in new projects or upgrade; however, the Company witnessed strong growth in Life Sciences revenue due to investments in research and development for drug discovery to address COVID-19 challenges and Healthcare revenues have returned to pre-COVID-19 levels in the fourth quarter 2020.

The Company has obtained necessary funding to manage our short-term working capital requirements. The Company has not altered any credit terms with its customers and the realization from the customers have generally been on time. The Company has been able to service its debt and other obligations on time. There has been no material impact on the operational liquidity and capital resources on account of COVID-19.

Because of COVID-19, Healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

15) Other Income

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

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The Company was advanced a loan by Small Business Administration (‘SBA’) in the amount of $ 1,512,758 in April 2020, under the Payroll Protection Program (‘PPP’) of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act or the Act). The Paycheck Protection Program is a loan designed to provide a direct incentive for small businesses to keep their workers on the payroll under the COVID-19 pandemic. Section 1106 of the Act provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the Paycheck Protection Program. SBA will forgive the loan if all employee retention criteria are met, and the funds are used for eligible expenses.

The amount of PPP loan of $1,512,758 is classified under other income as the Company has utilized the loan for eligible expenses which qualifies for full forgiveness.

16) Commitments

Operating Lease

The Company is currently operating from three office locations leased by SecureKloud. The Company do not have any signed lease agreement on its name. The Company pays rent to SecureKloud on monthly basis. For the years ended December 31, 2020 and 2019, rent expense were $ 166,812 and $ 215,532, respectively.

17) Subsequent Events

For the year ended December 31, 2020, the Company has evaluated subsequent events through June 01, 2021 the date, which the financial statements were available to be issued. No reportable subsequent events have occurred through June 01, 2021, which would have a significant effect on the financial statements as of December 31, 2020 except as otherwise disclosed.

In January of 2021, the Company issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”). All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, the Company issued 452,000 non-qualified stock options to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $0.40 per option. The Non-Employee Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

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In January of 2021, three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil were each granted 50,000 non-qualified stock options (“Director Stock Option”) that are exercisable for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

In January and February of 2021, the Company issued 1,418,750 shares at $0.40 per share as stock-based compensation towards services availed.

The Company amended the “2020 Stock Incentive Plan” on April 1, 2021 to increase the amount of common stock reserved under the Plan from 2,200,000 to 4,000,000 shares.

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HEALTHCARE TRIANGLE, INC.

8,000,000 shares of Common Stock

PROSPECTUS

, 2021

EF Hutton

division of Benchmark Investments, LLC

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$5,465
FINRA filing fee	10,000
NASDAQ listing fee	75,000
Accountants’ fees and expenses	120,000
Legal fees and expenses	250,000
Printing and engraving expenses	2,000
Miscellaneous	137,535
Total expenses	$600,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

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If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding sales of securities issued by us since the Company’s inception on October 29, 2019.

(a) Issuance of common stock.

On November 10, 2019, the Company issued 2,300,000 shares of common stock to its founders.

On  January 1, 2020, the Company issued 25,500 ,000 shares of common stock to SecureKloud Technologies, Inc. in exchange for certain assets of SecureKloud Technologies, Inc.

From December 1, 2020 to February 1, 2021, the Company issued 1,518,750 shares of common stock to various consultants and vendors for services rendered at an agreed upon price of $0.40 per share.

The issuance of the common stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities was made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants

From December 29, 2020, to February 10, 2021, the Company issued warrants to purchase 707,490 shares of the Company’s common stock at a per share exercise price equal to $3.60.

The issuance of the warrants listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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(d) Option Grants.

On January 1, 2021, the Company issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan. All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In July of 2021, the Company issued 324,000 incentive stock options to 6 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) at an exercise price of $0.40. Out of these granted incentive stock options, 262,500 have vested and 37,500 vest over a one-year period . All the other Employee Stock Options vest over a four-year period. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, the Company issued 452,000 non-qualified stock options to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $0.40 per option. The Non-Employee Stock Options vest over a four-year period. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

In January of 2021, the three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil were each granted 50,000 non-qualified stock options (“Director Stock Option”) that are exercisable for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

The issuance of the options listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

On May 8, 2020, the Company issued a $7,000,000 promissory note to SecureKloud, Inc. in connection with its acquisition of the equity of Cornerstone Advisors Group, LLC. The promissory note has been repaid and is no longer outstanding.

During the period commencing December 29, 2020, and ending on February 10, 2021, we entered into several securities purchase agreements with certain accredited investors pursuant to which we issued 10% Convertible Promissory Notes in the aggregate principal amount of $4,244,940.

The issuance of the Notes listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(e) Issuance of Series A Super Voting Preferred Stock.

On July 12, 2021, the Company issued 6,000 shares of its Series A Super Voting Preferred Stock to Mr. Suresh Venkatachari pursuant to the terms of his employment agreement. Each share of Series A Super Voting Preferred Stock is entitled to 1,000 votes per share.

The issuance of the Series A Super Voting Preferred Stock was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to the Company’s Chief Executive Officer who is an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Pleasanton, California on September 10, 2021.

HEALTHCARE TRIANGLE, INC.

By:	/s/ Suresh Venkatachari
Suresh Venkatachari
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/Suresh Venkatachari	Chief Executive Officer and Chairman	September 10, 2021
Suresh Venkatachari	(Principal Executive Officer)

/s/Thyagarajan Ramachandran	Vice President, Finance	September 10, 2021
Thyagarajan Ramachandran	(Principal Accounting Officer)

/s/Lakshmanan Kannappan	Director	September 10, 2021
Lakshmanan Kannappan

/s/Shibu Kizhakevilayil	Director	September 10, 2021
Shibu Kizhakevilayil

/s/Vivek Prakash	Director	September 10, 2021
Vivek Prakash

/Brendan Gallagher	Director	September 10, 2021
Brendan Gallagher

/s/April Bjornstad	Director	September 10, 2021
April Bjornstad

/s/John Leo	Director	September 10, 2021
John Leo

/s/Dave Rosa	Director	September 10, 2021
Dave Rosa

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of the Registrant
3.2**	Bylaws of The Registrant
3.3**	Amendment to Certificate of Incorporation of the Registrant
3.4**	Series A Preferred Stock Certificate of Designation
3.5	Series A Preferred Stock Amended and Restated Certificate of Designations
4.1*	Form of Underwriter Warrant (included in Exhibit 1.1)
5.1*	Opinion of Counsel to Registrant
10.1**	Asset Transfer Agreement, dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.2**	Equity Purchase Agreement, dated May 8, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.3**	Form of Common Stock Securities Purchase Agreement
10.4**	Form of 10% Convertible Promissory Note issued pursuant to the Securities Purchase Agreement
10.5**	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement
10.6**	The Registrant’s 2020 Stock Incentive Plan
10.7**	Form of Grant
10.8**	Master Services Agreement dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.9**	Shared Services Agreement dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.10**	Rental Sublease Agreement dated January 4, 2020 between SecureKloud Technologies, Inc. and the Registrant
10.11**	Offer letter dated January 1, 2020 between the Registrant and Sudish Mogli
10.12**	Offer letter dated January 1, 2020 between the Registrant and Anand Kumar
10.13**	Employment Agreement dated July 12, 2021 between the Registrant and Suresh Venkatachari
10.14**	IT Master Services Agreement effective as of May 1, 2017 between F. Hoffmann-La Roche Ltd and the Registrant
10.15***	Form of Statement of Work under Master Services Agreement between F. Hoffmann-La Roche Ltd and the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1	Consent of Ram Associates, CPAS
23.2*	Consent of Counsel to Registrant (included in Exhibit 5.1)

* To be filed by Amendment.

** Previously Filed

*** Portions have been redacted.

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